                                                                   Exhibit 10.01

                      Sublease Commencement Date Agreement
                      ------------------------------------

     This Sublease Commencement Date Agreement ("Agreement"), dated August 6, 2001, is entered into by and between Ariba, Inc., a Delaware corporation ("Sublandlord"), and Interwoven, Inc., a Delaware corporation ("Subtenant"), based on the following facts and circumstances:

     A. Sublandlord and Subtenant are parties to (i) an Amended and Restated Sublease Agreement dated as of June 28, 2001 (the "Sublease"); and (ii) an Amended and Restated Furniture Agreement dated as of June 28, 2001 (the "Furniture Agreement"). Capitalized terms not defined herein shall have the meanings given in the Sublease.

     B    Concurrently with the execution of this Agreement and effective as of
August 6, 2001, Sublandlord is delivering possession of the Premises to Subtenant, subject to all of applicable terms and conditions of the Sublease.

     NOW, THEREFORE, for valuable consideration, the parties hereby agree as follows:

     1.   The Sublease Commencement Date under the Sublease shall be August 6,
2001.

     2. Pursuant to Section 2.2(a) of the Sublease, Subtenant's obligation to pay Rent and perform its other obligations under the Sublease shall commence on August 6, 2001. Subtenant's prepayment of the first month's Base Rent, in the amount of $158,130.39, shall be applied through September 5, 2001, so that on September 1, 2001, Subtenant shall pay the balance of Base Rent due for September in the amount of $131,775.25. (Thereafter, Base Rent shall be payable at the regularly scheduled rate.)

     3. Pursuant to Sections 2 and 3 of the Furniture Agreement, Subtenant's obligation to pay Furniture Rent shall commence on August 6, 2001. Subtenant's prepayment of the first month's Furniture Rent, in the amount of $44,145.75, shall be applied through September 5, 2001, so that on September 1, 2001, Subtenant shall pay the balance of Furniture Rent due for September in the amount of 36,788.25. (Thereafter, Furniture Rent shall be payable at the regularly scheduled rate.)

     4. All other provisions of the Sublease and Furniture Agreement shall remain unchanged by this Agreement.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written.

                                          SUBLANDLORD:

                                          Ariba, Inc.,

                                          a Delaware corporation

                                          By:   /s/ Gabriel Sandoval
                                                --------------------
                                                Gabriel Sandoval

                                          Its:  VP, General Counsel
                                                -------------------

                                                  SUBTENANT:

                                                  Interwoven , Inc.,

                                                  a Delaware corporation

                                                  By:    /s/ David M. Allen
                                                         ------------------
                                                         David M. Allen

                                                  Its:   Chief Financial Officer
                                                         -----------------------

     Portions of this Exhibit include information that is incorporated by reference from Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, file with the Securities and Exchange Commission on August 14, 2001. Such affected portions include Exhibits A through O of this Exhibit. Please refer to the Exhibits below for each particular reference.

                                   ARIBA PLAZA
                                   -----------


                              AMENDED AND RESTATED
                                    SUBLEASE



                                     Between

                                   ARIBA, INC.
                             a Delaware corporation
                                       as
                                   SUBLANDLORD



                                       and



                                INTERWOVEN, INC.
                             a Delaware corporation
                                       as
                                    SUBTENANT


                                       for


                                    PREMISES
                                       at
                           803 and 809 Eleventh Avenue
                           Sunnyvale, California 94089

                           BASIC SUBLEASE INFORMATION
                           --------------------------

1.   Sublease Date: June 28, 2001.

2.   Sublandlord: Ariba, Inc., a Delaware corporation.

3.   Subtenant: Interwoven Inc., a Delaware corporation.

4. Master Landlord: Moffett Park Drive LLC, a California limited liability company.

5.   Project: Ariba Plaza, 1111 Lockheed Martin Way, Sunnyvale, California.

6.   Rentable Area of Project: Approximately 715,988 square feet.

7. Premises: All four floors of Building One and the 3rd and 4th floors of Building Four.

8. Rentable Area of the Premises (in square feet): 263,823 square feet (total), comprised of:

             43,020.50 square feet (1st floor of Building One; B1F1) 43,320.50 square feet (2nd floor of Building One; B1F2) 45,020.50 square feet (3rd floor of Building One; B1F3) 43,720.50 square feet (4th floor of Building One; B1F4) 45,020.50 square feet (3rd floor of Building Four; B4F3) 43,720.50 square feet (4th floor of Building Four; B4F4)

9.   Commencement Dates:  2nd and 3rd floors of Building One:  August 1, 2001
                          1st floor of Building One: October 1, 2001
                          4th floor of Building One:  October 1, 2001
                          3rd and 4th floors of Building Four:  August 1, 2003

10.  Term: 2nd and 3rd floors of Building One: 72 months
           1st floor of Building One: 70 months
           4th floor of Building One: 70 months
           3rd and 4th floors of Building Four: 48 months

11.  Base Rent:

--------------------------------- --------------- ----------- -------------- ---------------
Period                             Bldg/Floors    Square      Monthly Base    Monthly Base
                                                  Feet (SF)   Rent (Per SF)       Rent
                                                  (Total)                       (Total)
--------------------------------- --------------- ----------- -------------- ---------------
August 1, 2001-September 30, 2001  B1: F2,3         88,341          $1.79       $158,130.39
--------------------------------- --------------- ----------- -------------- ---------------
October 1, 2001 - July 31, 2002    B1: F1,2,3,4    175,082          $1.67       $292,386.94
--------------------------------- --------------- ----------- -------------- ---------------
August 1, 2002-July 31, 2003       B1: F1,2,3,4    175,082          $3.91       $684,570.62
--------------------------------- --------------- ----------- -------------- ---------------

------------------------------- -------------- ---------- ---------- ---------------
August 1, 2003-July 31, 2004    B1: F1,2,3,4   263,823      $4.06     $1,071,121.38
                                B4: F3,4
------------------------------- -------------- ---------- ---------- ---------------
August 1, 2004-July 31, 2005    B1: F1,2,3,4   263,823      $4.22     $1,113,333.06
                                B4: F3,4
------------------------------- -------------- ---------- ---------- ---------------
August 1, 2005-July 31, 2006    B1: F1,2,3,4   263,823      $4.38     $1,155,544.74
                                B4: F3,4
------------------------------- -------------- ---------- ---------- ---------------
August 1, 2006-July 31, 2007    B1: F1,2,3,4   263,823      $4.56     $1,203,032.88
                                B4: F3,4
------------------------------- -------------- ---------- ---------- ---------------

12.  Subtenant's Share: 36.85% (total), comprised of: 6.00% (1st floor of Building One)
                                                      6.05% (2nd floor of Building One)
                                                      6.29% (3rd floor of Building One)
                                                      6.11% (4th floor of Building One)
                                                      6.29% (3rd floor of Building Four)
                                                      6.11% (4th floor of Building Four)

         ----------------------------------- ------------- ---------------------------
         Period                              Bldg/Floors    Subtenant's Share (Total)
         ----------------------------------- ------------- ---------------------------
         August 1, 2001-September 30, 2001   B1: F2,3                 12.34%
         ----------------------------------- ------------- ---------------------------
         October 1, 2001- July 31, 2003      B1: F1,2,3,4             24.46%
         ----------------------------------- ------------- ---------------------------
         August 1, 2003-July 31, 2007        B1: F1,2,3,4             36.85%
                                             B4: F3,4
         ----------------------------------- ------------- ---------------------------

13. Security Deposit: $12,100,000 (letter of credit or cash), in accordance with the provisions of Paragraph 4.

14. Lobby Hours: Mondays through Fridays from 8 a.m. through 5 p.m., excluding Holidays, with 24 hours/day, 7 days/week access to the Premises, in accordance with Paragraph 7.

15. HVAC Hours: Mondays through Fridays from 7 a.m. through 6 p.m., excluding Holidays, in accordance with Paragraph 7.

16.  Address for Notices:

        Master Landlord: c/o Jay Paul Company
                         350 California Street, Suite 1905
                         San Francisco, CA 94111

        Sublandlord: For Payment of Rent:
                         807 Eleventh Avenue
                         Sunnyvale, California 94089
                         Attn: Real Estate Manager

                         For Notices:
                         807 Eleventh Avenue

                     Sunnyvale, California 94089
                     Attn: General Counsel
                     (650) 390-1377 Facsimile

                     807 Eleventh Avenue
                     Sunnyvale, California 94089
                     Attn: Real Estate Manager
                     (650) 390-1315 Facsimile

         Subtenant:  1195 West Fremont Avenue
                     Sunnyvale, California 94087
                     Attn: Tom Smith
                     (408) 220-7558 Facsimile

                     Silicon Valley Law Group
                     Attn:  Lucy Lofrumento, Esq.
                     152 North Third Street, Ste. 900
                     San Jose, CA  95112

17. Brokers: Cushman & Wakefield (Sublandlord's Broker) and CB Richard Ellis (Subtenant's Broker).

18.  Exhibits:

         Exhibit A: Master Lease (exclusive of Exhibit I which shall be provided separately to the parties as described below in the note to Exhibit M) Exhibit B: Premises
         Exhibit C: Sublandlord's Rules and Regulations
         Exhibit D: Commencement Date Memorandum
         Exhibit E: Ravendale Lease
         Exhibit F: Letter of Credit
         Exhibit G: Consent to Sublease
         Exhibit H: Estoppel Certificate
         Exhibit I: Work Letter Agreement (including Attachment 1 (Conceptual
         Plan) and Attachment 2 (B1F1 Shell Work: Bldg 1 1st Floor Only Addendum 5 Revised April 13, 2001 and Supplemental Instruction N) thereto) Exhibit J: Cafeteria Access Agreement
         Exhibit K: Fitness Center Access Agreement
         Exhibit L: Janitorial Services Description
         Exhibit M: Additional Environmental Report and Materials (For convenience, Exhibit M shall be provided along with Exhibit I of the Master Lease in a separate "environmental" binder)
         Exhibit N: Brokers' Letter
         Exhibit O: Site Signage Plan
         Exhibit P: Furniture
         Exhibit Q: Furniture UCC-1

The Basic Sublease Information set forth above is made a part of the Sublease. In the event of conflict between the Basic Sublease Information and any of the provisions contained in the remainder of the Sublease, the provisions contained in the remainder of the Sublease shall control.

                                TABLE OF CONTENTS
                                -----------------

Paragraph                                                                  Page
---------                                                                  ----

1.   Sublease of Premises ..............................................    59

   1.1.   Sublease .....................................................    60

   1.2.   Common Areas - Definition ....................................    60

   1.3.   Amenity  Areas ...............................................    60

   1.4.   Common Areas - Subtenant's Rights ............................    60

   1.5.   Rules and Regulations ........................................    60

   1.6.   Common Areas - Changes .......................................    61

   1.7.   Parking ......................................................    61

2.   Term ..............................................................    63

   2.1.   Term .........................................................    64

   2.2.   Delay In Possession; Fixturing Period ........................    64

   2.3.   Subtenant Compliance .........................................    65

3.   Rent. .............................................................    65

   3.1.   Base Rent ....................................................    65

   3.2.   Shared Expenses ..............................................    66

   3.3.   Abatement Reimbursement Rent .................................    70

   3.4.   Generally ....................................................    70

   3.5.   Late Payment .................................................    71

4.   Security Deposit ..................................................    71

5.   Use ...............................................................    73

   5.1.   Use ..........................................................    73

   5.2.   Hazardous Materials ..........................................    73

   5.3.   Subtenant's Compliance with Applicable Requirements ..........    75

   5.4.   Inspection; Compliance .......................................    75

6.   Delivery of Possession ............................................    75

   6.1.   Condition ....................................................    75

   6.2.   Compliance ...................................................    76

   6.3.   Acknowledgements .............................................    77

7.   Utilities and Services ...............................................   77

  7.1.   Standard Subtenant Utilities and Services ........................   77

  7.2.   Heating and Air-Conditioning; Lobby Access; Subtenant Access .....   77

  7.3.   Electricity and Gas ..............................................   77

  7.4.   Water; Trash Disposal ............................................   78

  7.5.   Janitorial Services ..............................................   78

  7.6.   Elevator .........................................................   78

  7.7.   Overstandard Subtenant Use .......................................   79

  7.8.   Interruption of Utilities ........................................   79

  7.9.   Utility Providers ................................................   80

  7.10.  Telecommunications ...............................................   80

  7.11.  Utility Additions ................................................   81

  7.12.  Security .........................................................   81

8.  Maintenance and Repairs; Utility Installations, Trade Fixtures and
    Alterations ...........................................................   82

  8.1.   Sublandlord's Obligations ........................................   82

  8.2.   Subtenant's Obligations ..........................................   83

  8.3.   Utility Installations; Trade Fixtures; Alterations ...............   83

  8.4.   Ownership; Removal; Surrender; and Restoration ...................   84

9.  Insurance; Waiver; Subrogation ........................................   85

  9.1.   Cost of Sublandlord's Insurance ..................................   85

  9.2.   Subtenant's Insurance ............................................   85

  9.3.   Insurance Policies ...............................................   85

  9.4.   Failure of Subtenant to Purchase and Maintain Insurance ..........   86

  9.5.   Additional Insureds and Coverage .................................   86

  9.6.   Waiver of Subrogation ............................................   86

  9.7.   No Representation of Adequate Coverage ...........................   86

10. Limitation of Liability and Indemnity .................................   87

11. Property Taxes ........................................................   88

  11.1.  Payment of Taxes .................................................   88

  11.2.  Additional Improvements ..........................................   88

  11.3.  Personal Property Taxes ..........................................   88

12. Assignment and Subletting .............................................   88

  12.1.  Generally ........................................................   88

  12.2.  Notice ...........................................................   89

  12.3.  Sublandlord's Election; Recapture ................................   89

  12.4.  Sublandlord's Discretion; Factors ................................   89

   12.5.  Bonus Rent......................................................    91

   12.6.  Options Personal................................................    91

   12.7.  Encumbrances....................................................    91

   12.8.  Merger; Attornment..............................................    91

   12.9.  Sublandlord's Costs.............................................    92

   12.10. Affiliates......................................................    92

13.    Default; Breach; Remedies..........................................    92

   13.1.  Default; Breach.................................................    92

   13.2.  Remedies........................................................    94

   13.3.  Inducement Recapture............................................    95

   13.4.  Breach by Sublandlord...........................................    95

14.    Damage or Destruction; Condemnation................................    95

15.    Brokerage Fees.....................................................    96

16.    Estoppel Certificates..............................................    96

17.    Definition of Sublandlord..........................................    97

18.    Severability.......................................................    97

19.    Days...............................................................    97

20.    Limitation on Liability............................................    97

21.    Time of Essence....................................................    97

22.    No Prior or Other Agreements.......................................    97

23.    Notices............................................................    97

   23.1.  Notice Requirements.............................................    97

   23.2.  Date of Notice..................................................    98

   23.3.  Notices from Master Landlord....................................    98

24.    Waivers............................................................    98

25.    No Right To Holdover...............................................    98

26.    Cumulative Remedies................................................    98

27.    Covenants and Conditions; Construction of Agreement................    98

28.    Binding Effect; Choice of Law......................................    98

29.    Subordination; Attornment; Non-Disturbance.........................    98

   29.1.  Subordination...................................................    99

   29.2.  Attornment......................................................    99

   29.3.  Self-Executing..................................................    99

   29.4.  Nondisturbance Agreement........................................    99

30.    Master Lease Provisions............................................   100

   30.1.  Sublease Subordinate............................................   100

   30.2.  Cooperation With Subtenant.....................................    101

   30.3.  Sublandlord Representations....................................    101

   30.4.  Modification...................................................    102

   30.5.  Consent To This Sublease.......................................    102

   30.6.  Defined Terms..................................................    103

   30.7.  Multiple New Master Leases.....................................    103

   30.8.  Conflict.......................................................    103

31.    Attorneys' Fees...................................................    103

32.    Sublandlord's Access to Premises..................................    103

   32.1.  Generally......................................................    103

   32.2.  Subtenant's Waiver.............................................    103

   32.3.  Method of Entry................................................    104

33.    Auctions..........................................................    104

34.    Signs.............................................................    104

35.    Termination; Merger...............................................    104

36.    Consents..........................................................    104

37.    Quiet Possession..................................................    105

38.    Options...........................................................    105

   38.1.  Definition.....................................................    105

   38.2.  Options Personal To Original Subtenant.........................    105

   38.3.  Multiple Options...............................................    105

   38.4.  Master Lease Options...........................................    105

   38.5.  Effect of Default on Options...................................    105

39.    Option to Extend Term.............................................    105

40.    Substitution of Other Premises....................................    106

41.    Reservations......................................................    107

42.    Performance Under Protest.........................................    107

43.    Authority.........................................................    107

44.    Amendments........................................................    107

45.    Exhibits..........................................................    107

                              AMENDED AND RESTATED
                              --------------------

                                    SUBLEASE
                                    --------

     This Amended and Restated Sublease("Sublease") is made and entered into as of the 28th day of June, 2001 ("Effective Date"), by and between Ariba, Inc., a Delaware corporation ("Ariba" or "Sublandlord"), and Interwoven, Inc., a Delaware corporation ("Subtenant").



                                 R E C I T A L S

     A. Ariba, as tenant, and Moffett Park Drive LLC, a California limited liability company ("Master Landlord"), as landlord, previously entered into the Technology Corners Triple Net Multiple Building Lease dated March 15, 2000. This initial lease has been amended by a letter agreement dated September 11, 2000, and a First Amendment to Lease dated January 12, 2001, which, together with the initial lease, are collectively referred to herein as the "Master Lease", a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. Under the Master Lease, Master Landlord leases to Sublandlord certain premises located at 1111 Lockheed Martin Way in Sunnyvale, California, including four (4) free standing, four-story office and research and development buildings and one (1) Amenity Building (collectively, the "Buildings") and appurtenances described in the Master Lease, the Property and all other improvements built on the Property, including a parking structure (the "Project"). The four office and research development buildings are commonly known as: 803 11th Avenue ("Building One"), 807 11th Avenue ("Building Two"), 805 11th Avenue ("Building Three"), and 809 11th Avenue ("Building Four").

     B. Subtenant and Sublandlord previously entered into a Sublease dated June 28, 2001 (the "Original Sublease"), under which Sublandlord sublet to Subtenant the building described in the Master Lease as Building One and the third and fourth floors of the building described in the Master Lease as Building Four. Sublandlord and Subtenant now desire to amend and restate the Original Sublease.

     C. Sublandlord wishes to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the building described in the Master Lease as Building One and the third and fourth floors of the building described in the Master Lease as Building Four together with the tenant improvements and "Furniture" (defined below) located therein (the "Premises"), on the terms and conditions set forth herein. Capitalized terms used herein without definition shall have the same meaning as in the Master Lease.

     D. As of the Effective Date, Sublandlord is one of the tenants of the Project.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

                                A G R E E M E N T

1.       Sublease of Premises

     1.1. Sublease. Sublandlord hereby subleases and demises to Subtenant, and Subtenant hereby accepts from Sublandlord, on the terms and conditions hereinafter set forth, the Premises. The Premises are depicted on Exhibit B, which is attached hereto and incorporated herein by this reference. Sublandlord and Subtenant conclusively agree, for purposes of this Sublease, that the six floors comprising the Premises and the Premises as a whole each contain the number of square feet in the Rentable Area of the Premises shown in the Basic Sublease Information above. "Rentable Area of the Premises" as defined herein, shall be the square foot measurement of the Premises (on a per floor basis) as set forth in the Basic Sublease Information above.

     1.2. Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Buildings and within the exterior boundary line of the Project, including parking areas, passenger and other loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas that are provided and designated by the Sublandlord from time to time for the general non-exclusive use of Sublandlord, Subtenant and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees. For Buildings occupied by multiple tenants, the Common Areas also include the stairways, elevators, lobbies and other areas which may be so provided and designated by Sublandlord.

     1.3. Amenity Areas. The term "Amenity Areas" is defined as those portions of the Project consisting of the Amenity Building and the space to be occupied by a cafeteria. The Amenity Areas may be improved with services and amenities available for use by Sublandlord, Subtenant, other occupants of the Project, and/or the public, at additional cost, including a fitness center and cafeteria, if and as provided in a Cafeteria Access Agreement and Fitness Center Access Agreement to be negotiated by the parties in good faith as soon as reasonably practicable after the Effective Date and for a period of up to six (6) months. Such negotiations will be based on the basic business terms set forth in Exhibits J and K respectively, attached to this Sublease. The execution of such Cafeteria Access Agreement and Fitness Center Access Agreement shall be conditions precedent for improving such Amenity Areas and making them available for use by Subtenant. Subtenant acknowledges and agrees that (i) the Cafeteria Access Agreement and the Fitness Center Access Agreement are subject to Master Landlord's approval (which approval shall not be unreasonably withheld or delayed) and (ii) Subtenant shall have no right to use the Amenity Areas unless and until they have been improved and are agreed to be made available for use by Sublandlord. For the benefit of the Project and its tenants, Sublandlord reserves the right in its reasonable discretion to convert portions of the Common Areas or other portions of the Project to Amenity Areas and to relocate the Amenity Areas within the Project as well as to convert portions of the Amenity Areas into Common Areas or rentable areas of the Project. Any changes made pursuant to the preceding sentence to increase the Amenity Areas or to relocate them shall be at Sublandlord's sole cost, unless otherwise mutually agreed by the parties, while any change in the size of the Common Areas shall be reflected equitably in the calculation of Operating Expenses herein.

     1.4. Common Areas - Subtenant's Rights. Sublandlord grants to Subtenant, for the benefit of Subtenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease and all extensions thereto, the right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by (i) Master Landlord under the Master Lease and (ii) Sublandlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project.

     1.5. Rules and Regulations. Sublandlord shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Sublandlord's Rules and Regulations") for the management, safety, care, and cleanliness of the Buildings and the remainder of the Project, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Buildings and the Project and their invitees. A copy of the current Sublandlord's Rules and Regulations are attached to this Sublease as Exhibit C and incorporated herein by this reference. Subtenant (and Sublandlord while Sublandlord is a tenant of the Project) agree to abide by and conform to all such Sublandlord's Rules and Regulations, and the Rules and Regulations adopted from time to time by Master Landlord under the Master Lease ("Master Landlord's Rules and

Regulations"), and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublandlord shall not be responsible to Subtenant for the non-compliance with said rules and regulations by tenants (other than Sublandlord while Sublandlord is a tenant of the Project) of the Project. In the event of conflict between the provisions of this Sublease and Sublandlord's Rules and Regulations, the provisions of this Sublease shall prevail. In the event of conflict between Master Landlord's Rules and Regulations and Sublandlord's Rules and Regulations, Master Landlord's Rules and Regulations shall prevail.

     1.6. Common Areas - Changes. Sublandlord shall have the right, in Sublandlord's sole and reasonable discretion, from time to time:

          (a) To make changes to the Common Areas and Amenity Areas (subject to Paragraph 1.3 above), including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, passenger and other loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

          (b) To close temporarily any of the Common Areas and/or Amenity Areas for maintenance purposes so long as reasonable access to the Premises and parking remains available;

          (c) Pursuant to rights granted under Section 17.25 of the Master Lease and for the general benefit of the Project and its tenants, to designate other land outside the boundaries of the Project to be a part of the Common Areas so long as any changes made to the Project pursuant to this Subparagraph 1.6(c) shall be at Sublandlord's sole cost, unless otherwise mutually agreed by the parties, and any change in the size of the Common Areas shall be reflected equitably in the calculation of Operating Expenses herein;

          (d) Pursuant to rights granted under Section 17.26 of the Master Lease and for the general benefit of the Project and its tenants, to add additional buildings and improvements to the Common Areas or Amenity Areas so long as any changes made to the Project pursuant to this Subparagraph 1.6(d) shall be at Sublandlord's sole cost, unless otherwise mutually agreed by the parties, and any change in the size of the Common Areas shall be reflected equitably in the calculation of Operating Expenses herein;

          (e) To use the Common Areas and Amenity Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

          (f) To do and perform such other acts or work and make such other changes in, to or with respect to the Common Areas, Amenity Areas and Project as Sublandlord may, in the exercise of reasonable business judgment, deem to be appropriate so long as Subtenant's use and enjoyment of the Premises is not materially adversely affected.

     1.7. Parking. Subtenant shall have the right, free of charge for the Sublease Term, including any extensions thereto, to the non-exclusive use of a pro-rata portion of the Project's parking based upon the square feet of the Rentable Area of the Premises occupied by Subtenant hereunder, as compared to the total Rentable Area of the Project less the Rentable Area of the Amenity Areas to the extent that the Amenity Areas are used for common purposes and not available for lease, on those portions of the Common Areas designated from time to time by Sublandlord for tenant parking; provided, however, that subject to mutual agreement between Subtenant and Sublandlord of those spaces allocated to Subtenant and to the extent allowed by applicable governmental regulations or agreements: (i) Sublandlord shall designate eight (8) spaces per floor for a total of twenty-four (24) spaces in the parking structure for Subtenant's reserved use, and (ii) Sublandlord shall designate a reasonable number of "visitor" parking spaces in close proximity to the entrance to Building One. The remaining spaces in the parking structure, other than twenty-four (24) spaces designated ( to the extent allowed by applicable governmental regulations or agreements) for Sublandlord's (or Sublandlord's designee's) reserved use (eight
(8) spaces per floor for a total of twenty-four (24) spaces), shall be made available to Sublandlord (or Sublandlord's designees) and Subtenant on a first-come, first-served basis. All costs associated exclusively with the parking structure shall be paid fifty percent (50%) by Subtenant. Sublandlord reserves the right to equitably modify rights granted under this Paragraph 1.7 if obligated to do so by the Master Lease or applicable governmental regulations, or in the event of construction, natural disaster, or other similar reasonable circumstances; provided, however, that in no event shall the total number of parking spaces within the Project be less than the number of spaces required under any applicable permit, law, or governmental regulation and the total number of parking spaces available to Subtenant be less than its pro rata portion thereof. Subtenant shall not use more parking spaces than permitted herein. Subtenant shall not park any vehicles larger than full-size passenger automobiles, sport utility vehicles or pick-up trucks, herein called "Permitted Size Vehicles." Sublandlord may regulate the loading and unloading of vehicles by adopting and amending Rules and Regulations for the Project. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublandlord. Notwithstanding, Subtenant may park Subtenant's company truck (marked with Subtenant's logo) in a parking area on the Project.

        (a) Subtenant shall not permit or allow any vehicles that belong to or are controlled by Subtenant or Subtenant's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublandlord for such activities.

        (b)    Subtenant shall not service or store any vehicles in the Common
Areas.

        (c) If Subtenant permits or allows any of the prohibited activities described in this Paragraph 1.7, then Sublandlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Subtenant, which cost shall be immediately payable upon demand by Sublandlord.

    1.8.    Furniture.

        (a) Lease of Furniture. With the exception of the first floor, Building One shall be delivered to Subtenant with the Furniture included for Subtenant's use during the Sublease term, in accordance with and subject to the terms and conditions of this Paragraph 1.8 and all other applicable provisions of this Sublease. The "Furniture" is defined as the furniture, fixtures, equipment and other personal property described on Exhibit P attached hereto and incorporated herein by this reference. Sublandlord shall deliver the Furniture to Subtenant AS IS and Subtenant agrees that it takes possession of the Furniture without relying on any representation or warranty by Sublandlord as to the condition of the Furniture. Subtenant conclusively agrees that for purposes of this Sublease, the total number of cubicle systems provided to Subtenant is as described in Exhibit P hereto. Within thirty (30) days of the Sublease Commencement Date, Subtenant shall be given an opportunity to verify inventory as compared to Exhibit P. In the event that a discrepancy is identified in the Furniture inventory, Subtenant shall notify Sublandlord, and the parties shall cooperate reasonably with each other to make any appropriate corrections. Subtenant acknowledges that neither Sublandlord nor its agents have made any representations or warranties, express or implied, as to the suitability or fitness of the Furniture for the conduct of Subtenant's business or for any other purpose. In no event shall Sublandlord have any liability, nor shall Subtenant have any remedy against Sublandlord, for any liability, claim, loss, damage or expense caused directly or indirectly by the Furniture or any deficiency or defect thereof or the maintenance or repair thereof.

        (b) Ownership; Encumbrances. Sublandlord represents and warrants that it owns all right, title and interest in and to the Furniture, free and clear of any and all liens, pledges, hypothecation, equitable interests, rights of possession, claims, charges, lease obligations, security interests, encumbrances, or other rights (collectively, "Adverse Rights"), and that it has the full and unrestricted right and power to allow Subtenant to have possession and use of the Furniture during the term of this Sublease and all extensions thereto. If at any time during the term of the Sublease (or any extension thereto) it is discovered that any Adverse Rights exist, Sublandlord shall remove the same promptly upon notice by Subtenant, at Sublandlord's sole cost and expense. Except as otherwise expressly provided herein, Subtenant shall not have, or at any time acquire, any right, title or interest in the Furniture except the right to possession and use as provided for in this Sublease. Sublandlord shall have the right to place and maintain on the exterior or interior of each item of Furniture an inscription identifying Sublandlord's ownership of the Furniture. Subtenant shall not remove, obscure, deface or obliterate the inscription or permit any other person to do so. Neither Sublandlord nor Subtenant shall pledge, encumber, create a security interest in, or permit any lien to become effective on any Furniture throughout the term of this Sublease. Subtenant shall promptly notify Sublandlord of any liens, charges, or other encumbrances with respect to the Furniture of which Subtenant has knowledge. Subtenant shall promptly pay or satisfy any obligation from which any lien or encumbrance arises caused by Subtenant, and shall otherwise keep the Furniture and all right, title, and interest free and clear of all liens, charges, and encumbrances caused by Subtenant.

     (c) Subtenant's Rights. Subtenant shall be entitled to the absolute right to the use, possession and control of the Furniture during the term of this Sublease, provided Subtenant is not in Breach of this Sublease. Subject to the terms of this Sublease, Subtenant shall employ and have absolute control, supervision and responsibility over all users of the Furniture.

         (i) Sublandlord acknowledges that should Subtenant's rights to use, possess and/or control the Furniture pursuant to this Sublease be wrongfully impaired or interfered with in any way (not resulting from a Default by Subtenant), due to (i) any breach or default by Sublandlord under this Sublease or the Master Lease, any loan agreement, or other agreements to which Sublandlord is a party, (ii) rights or claims asserted by creditors of Sublandlord (including, but not limited to, a seizure or attachment of, or levy on, the Furniture), or (iii) rights or claims asserted by any party claiming by, through or under Sublandlord, then Subtenant may incur substantial damages, which could include, without limitation, costs of replacing the Furniture (including installation costs), consultants' and attorneys' fees, and so forth. Therefore, in order to protect Subtenant's rights to use, possess and control the Furniture under this Sublease, Sublandlord hereby grants to Subtenant a security interest in the Furniture (1) to secure the performance of Sublandlord's obligations regarding the Furniture under this Sublease, including without limitation the covenant of quiet possession and quiet enjoyment pursuant to Paragraph 37 below; and (2) to provide sufficient collateral to Subtenant to protect it against any damages it may incur in the event that its rights in and to the Furniture pursuant to this Sublease are impaired or interfered with during the term of this Sublease or any extension thereof as a result of any of the circumstances described in the first sentence of this subparagraph 1.8(c)(i).

         (ii) Sublandlord shall execute and acknowledge, and deliver to Subtenant in recordable form, for filing with the California Secretary of State and the Santa Clara County Recorder, a UCC financing statements (as attached hereto as Exhibit Q) or similar documents Subtenant may reasonably request in order to perfect its security interest in the Furniture. In the event that Subtenant's rights in and to the Furniture pursuant to this Sublease are wrongfully impaired or interfered with during the term of this Sublease or any extension thereof as a result of any of the circumstances described in the first sentence of subparagraph 1.8(c)(i), Subtenant and any of its successors or assigns shall have, and be entitled to exercise, all of the rights, remedies, powers and privileges of a secured party under the Commercial Code of the State of California in addition to any other rights or remedies available at law or in equity.

     (d) Subtenant's Obligations. Subtenant shall use the Furniture in a reasonably careful and proper manner and shall not permit any Furniture to be used in violation of any applicable federal, state, or local statute, law, ordinance, rule, or regulation relating to the possession, use or maintenance of the Furniture. Subtenant shall use only authorized Herman Miller (furniture manufacturer) service providers to reconfigure, reassemble, disassemble, repair and maintain the Furniture. Subtenant agrees to reimburse Sublandlord for all damage to the Furniture arising from misuse or negligent acts by Subtenant, its employees and its agents. If any Furniture covered by this Sublease is damaged, lost, stolen or destroyed, or if any Furniture is damaged as a result of its use, maintenance or possession, Subtenant shall promptly notify Sublandlord of the occurrence and shall file all necessary reports, including those required by law and those required by insurers of the Furniture. Subtenant represents and warrants that the Furniture will be used for business purposes consistent with all use requirements and restrictions under the Sublease.

2.       Term.

     2.1.   Term.

     The original term of this Sublease ("Original Term") shall commence on August 1, 2001 (the "Sublease Commencement Date"), and shall end on July 31, 2007 (the "Expiration Date"), unless sooner terminated as provided in this Sublease; provided, however, that with respect to the 1st and 4th floors of Building One and the 3rd and 4th floors of Building Four, the term of this Sublease shall commence in accordance with the commencement date schedule shown in the Basic Sublease Information above. (The date of commencement of the term with respect to any portion of the Premises shall be deemed the "Commencement Date" for that portion.) Notwithstanding the foregoing, if Sublandlord notifies Subtenant that any portion of the Premises will be ready for occupancy prior to the scheduled commencement date for that portion of the Premises (or such larger portion of the Premises as contains said portion), the parties may mutually agree to commence the Sublease term and all obligations hereunder including the payment of Rent for that portion of the Premises prior to such scheduled commencement date ("Early Commencement"). In the event of Early Commencement, the term shall commence on such agreed-upon date with respect to that portion of the Premises, which date shall become the "Commencement Date" (or "Sublease Commencement Date," with respect to the 2nd and 3rd floors of Building One) for said portion. Any agreement to commence the term prior to any scheduled commencement date shall not affect the Expiration Date stated above. Subtenant shall be obligated to occupy each portion of the Premises no later than thirty
(30) days from the date possession of such portion is tendered. Promptly upon the occurrence of the Commencement Date for each portion of the Premises, respectively, Subtenant shall execute and deliver to Sublandlord a written Commencement Date Memorandum in the form attached to this Sublease as Exhibit D and incorporated herein by this reference. Subtenant shall have no rights in any portion of the Premises prior to the Commencement Date for such portion, unless expressly provided otherwise in this Sublease.

     2.2.   Delay In Possession; Fixturing Period.

          (a) Generally. Sublandlord agrees to use all commercially reasonable efforts to deliver possession of the Premises to Subtenant in accordance with the Commencement Date schedule contained in the Basic Sublease Information above. If, despite said efforts, Sublandlord is unable to deliver possession as agreed, Sublandlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease. Subtenant shall not, however, be obligated to pay Rent or perform its other obligations with respect to the pertinent portion of the Premises until it receives possession of such portion. If possession is not delivered within ninety (90) days after the applicable Commencement Date, Subtenant may, at its option, by notice in writing within ten
(10) days after the end of such 90-day period, cancel this Sublease with respect to that portion of the Premises. If such written notice is not received by Sublandlord within said 10-day period, Subtenant's right to cancel shall terminate. Nothing herein shall be construed as waiving Subtenant's right to seek specific performance with respect to any portion of the Premises not tendered by a Commencement Date. In the event of any delay in the commencement of the term with respect to any portion of the Premises pursuant to this subparagraph (a) of Paragraph 2.2, (i) the date possession of such portion of the Premises is tendered to Subtenant shall become the "Commencement Date" (or "Sublease Commencement Date," with respect to the 2nd and 3rd floors of Building
One) for said portion, provided that the Commencement Date shall be deemed to have occurred one day earlier for each day for which Subtenant has caused the delay, and (ii) Subtenant shall be entitled to one (1) day of free Base Rent for that portion of the Premises that is subject to delay for each such day of delay beyond the ninetieth (90th) day. Any delay in commencement as described in this subparagraph (a) of Paragraph 2.2 shall not affect the Expiration Date stated above or the expiration date of any extension of the term hereto.

          (b)   Fixturing Period.

          In addition to Sublandlord's agreement with respect to access set forth in the Work Letter Agreement (Exhibit I) , Sublandlord shall permit Subtenant to access the Premises up to thirty (30) days prior to the Sublease Commencement Date (or Commencement Date, as the case may be) for any portion of the Premises in order to install

Subtenant's furniture (in Building One, Floor One), communications systems, equipment and trade fixtures ("Fixturing Period"), provided that such access shall be subject to all of the provisions of this Sublease, excluding the payment of Rent and Sublease Expenses, but including without limitation each of Subtenant's indemnity obligations hereunder. Early entry into the Premises shall not advance the Expiration Date, or the expiration date of any extension of the term hereof.

     2.3. Subtenant Compliance. Sublandlord shall not be required to tender possession of the Premises to Subtenant until Subtenant complies with its obligation to provide evidence of insurance hereunder. Pending delivery of such evidence, Subtenant shall be required to perform all of its obligations under this Sublease from and after the applicable Commencement Date, including the payment of Rent, notwithstanding Sublandlord's election to withhold possession pending receipt of such evidence of insurance. Further, if Subtenant is required to perform any other conditions prior to or concurrent with a Commencement Date, the applicable Commencement Date shall occur but Sublandlord may elect to withhold possession until such conditions are satisfied.

3.       Rent.

     3.1. Base Rent. Subject to the terms of Paragraph 2.2, Subtenant shall pay to Sublandlord base rent based on the number of square feet in the Rentable Area of the Premises for which the term has already commenced, in accordance with the following schedule ("Base Rent"):

     ---------------------------------------------------------------------------------------------------------------------
     Period                                          Bldg/Floors      Square Feet     Monthly Base     Monthly Base Rent
                                                                      (SF) (Total)    Rent (Per SF)         (Total)
     ---------------------------------------------------------------------------------------------------------------------
     August 1, 2001-September 30, 2001               B1: F2,3           88,341                 $1.79          $158,130.39
     ---------------------------------------------------------------------------------------------------------------------
     October 1, 2001 - July 31, 2002                 B1: F1,2,3,4      175,082                 $1.67          $292,386.94
     ---------------------------------------------------------------------------------------------------------------------
     August 1, 2002-July 31, 2003                    B1: F1,2,3,4      175,082                 $3.91          $684,570.62
     ---------------------------------------------------------------------------------------------------------------------
     August 1, 2003-July 31, 2004                    B1: F1,2,3,4      263,823                 $4.06        $1,071,121.38
                                                     B4: F3,4
     ---------------------------------------------------------------------------------------------------------------------
     August 1, 2004-July 31, 2005                    B1: F1,2,3,4      263,823                 $4.22        $1,113,333.06
                                                     B4: F3,4
     ---------------------------------------------------------------------------------------------------------------------
     August 1, 2005-July 31, 2006                    B1: F1,2,3,4      263,823                 $4.38        $1,155,544.74
                                                     B4: F3,4
     ---------------------------------------------------------------------------------------------------------------------
     August 1, 2006-July 31, 2007                    B1: F1,2,3,4      263,823                 $4.56        $1,203,032.88
                                                     B4: F3,4
     ---------------------------------------------------------------------------------------------------------------------

Base Rent for any calendar month during which there is a change in the Rentable Area of the Premises shall be prorated based on the actual number of square feet of the Rentable Area of the Premises during each day of the month and the Base Rent in effect on each day of the month. Base Rent is due and payable in advance on the first day of each calendar month; provided, however, that Base Rent for the first full calendar month of the Original Term for each of the two (2) floors of the Building One portion of the Premises tendered as of the Sublease Commencement Date (equal to $158,130.39), and One Million One Hundred Twenty-three Thousand Eight Hundred Eighty-five Dollars and 98/100 ($1,123,885.98) to be applied as partial payment of Base Rent toward the last full calendar month of the Original Term for the entire Premises shall be due and payable at the time of Subtenant's execution and delivery of this Sublease as "Prepaid Rent" which total amount shall be applied to amounts as due under this Sublease. Base Rent is payable without notice or demand. Base Rent for any period during the Term which is less than one full calendar month shall be prorated based on the actual number of days in the calendar month involved.

     3.2. Shared Expenses. In addition to Base Rent, Subtenant shall pay to Sublandlord during the term hereof, Subtenant's Share (defined below) of all Operating Expenses (defined below) and all Master Lease Expenses (defined below), in accordance with the following provisions:

          (a) "Subtenant's Share" is defined, for purposes of this Sublease, as the percentage determined by dividing the total square feet of Rentable Area of the Premises or the portion of the Premises with respect to which the Commencement Date has occurred by the total square footage of the Rentable Area of Project. The definition in the preceding sentence shall prevail over the Subtenant's Share figures in the Basic Sublease Information in the event of any conflict (e.g., since the figure for the entire Premises does not equal the total of the floor-by-floor figures, due to rounding, the former shall prevail as the figure for the entire Premises). Sublandlord and Subtenant conclusively agree, for purposes of this Sublease, that the Project currently contains the number of square feet in the Rentable Area of Project as shown as an approximation in the Basic Sublease Information above. Sublandlord shall change this figure in the event of a change in use or configuration of the Project, and shall provide Subtenant with notice of such change (including the date of effectiveness).

          (b) "Operating Expenses" is defined, for purposes of this Sublease, to include all costs incurred by Sublandlord in the exercise of its reasonable discretion, to the extent not included in Master Lease Expenses below, for:

                        (i) The operation, repair, replacement and maintenance in neat, clean, safe, good order and condition, of the Project (except to the extent Master Landlord is responsible for the Outside Areas under the Master Lease, the costs for which are passed through to Subtenant as Master Lease Expenses), including but not limited to, the following:

                              (aa)  The Common Areas including their surfaces,
     coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roof, fences and gates;

                              (bb)  All heating, air conditioning, plumbing,
     electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler systems including sprinkler system maintenance and repair.

                        (ii) Trash disposal, reception (if provided by Sublandlord) in multi-tenant buildings, janitorial (per Sublandlord's written specifications for such services in Exhibit I) and general Project security services,;

                        (iii) Any other service or utilities to be provided by Sublandlord that is elsewhere in this Sublease stated to be an "Operating Expense";

                        (iv) The cost of the premiums for liability and property insurance policies (in excess of those required by Ariba as Lessee under the Master Lease) to be maintained by Sublandlord under this Sublease and the Master Lease;

                        (v) The amount of the real property taxes to be paid by Sublandlord under the Master Lease;

                        (vi) The cost of water, sewer, gas, electricity, and other services to the Project;

                        (vii) Costs in connection with the Moffett Park Transportation Demand Management Plan (see Master Lease Section 5.07);

                        (viii) Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project;

                        (ix) All costs associated with general tenant services made available to all subtenants of the Project, except as otherwise provided in this Sublease;

                        (x) accounting and a management fee of three percent (3%) of actual Operating Expenses;

                        (xi) The cost of any Capital Expenditure (defined in Paragraph 6.2) to the Project not payable by Subtenant under the provisions of Paragraph 6.2 below or by other subtenants of the Project, provided that such cost shall be amortized over the useful life (as determined by Sublandlord in its sole discretion) of each such replacement item (including interest on the unamortized balance at the Agreed Rate as defined in Section 17.02 of the Master Lease) over the remaining term of the Sublease, which cost would be payable in equal monthly installments during that time period;

                        (xii) Replacements of equipment or improvements that have a useful life for depreciation purposes according to Federal income tax guidelines of five (5) years or less;

                        (xiii) Replacements of equipment or improvements that have a useful life for depreciation purposes according to Federal income tax guidelines of more than five (5) years, as amortized over the useful life of such replacement item (including interest on the unamortized balance at the Agreed Rate), over the remaining term of the Sublease, which cost would be payable in equal monthly installments during that time period.

     Notwithstanding anything to the contrary contained herein, the following items shall be excluded from Operating Expenses:

                        (1) Costs associated with the operation of the business of the ownership or entity which constitutes "Sublandlord", as distinguished from the costs of building operations for the benefit of the Project and its tenants as a whole;

                        (2)    Depreciation;

                        (3) Costs associated with the operation of any cafeteria - and Sublease Expenses for the Project to be apportioned to the square footage of the cafeteria (which costs shall be allocable to Subtenant as described in any Cafeteria Access Agreement attached as Exhibit J hereto) and costs associated with the operation of any fitness center and Sublease Expenses for the Project to be apportioned to the square footage of the fitness center (which costs shall be addressed in any Fitness Center Access Agreement attached as Exhibit K hereto);

                        (4) Real estate brokers' leasing commissions, and advertising expenses incurred in connection with the original subleasing of the Project or future subleasing of the Project;

                        (5) Legal fees and space planners' fees incurred in connection with the original subleasing of the Project or future subleasing of the Project except those attributable to subleasing by any subtenant (such fees to be billed directly to such subtenant);

                        (6) Costs for which Sublandlord is reimbursed by its insurance carrier or any subtenant's insurance carrier;

                        (7) Costs for all repairs, replacements, items and/or services for which Subtenant or any other subtenant in the Project reimburses Sublandlord;

                        (8) Costs incurred by Sublandlord for services which Sublandlord provides selectively to one or more subtenants (other than Subtenant, which costs shall be billed directly to Subtenant) without reimbursement;

            In the calculation of any expenses hereunder, it is understood that no expense shall be recovered more than once. In addition, to the extent that Sublandlord can avoid incurring any expense described hereunder by enforcing available warranties or the likes, Sublandlord agrees to make commercially reasonable efforts to do so. Sublandlord shall use commercially reasonable efforts to effect an equitable proration of bills for services rendered to the Project. Sublandlord agrees to keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles consistently maintained on a year-to-year basis;

                        (9) Costs incurred by Sublandlord for Tenant Improvements under the Master Lease;

                        (10) Costs for any maintenance or repair of other premises with the Project, or any equipment contained therein, to the extent such cost is attributable to the causes beyond normal wear and tear;

                        (11) Sums payable as a result of Sublandlord's default under any of its obligations under the Master Lease or this Sublease (except to the extent such default is a result of Subtenant's default under this Sublease).

            (c) "Master Lease Expenses" is defined, for purposes of this Sublease, to include all amounts paid or payable by Sublandlord to Master Landlord under the Master Lease (including without limitation all taxes, assessments, fees and other impositions in accordance with the provisions of
Article IX, insurance premiums in accordance with the provisions of Article VII, operating charges, maintenance, repair and replacement costs and expenses in accordance with the provisions of Article VI and a Management Fee), excepting therefrom Base Rent (as that term is defined in the Master Lease) and the costs incurred by Sublandlord for the Tenant Improvements (as that term is defined in the Master Lease).

            (d) Payment. Subtenant's Share of Operating Expenses and Master Lease Expenses (Operating Expenses and Master Lease Expenses being collectively defined as "Sublease Expenses") shall be payable as of the Sublease Commencement Date (or Commencement Date as the case may be)or Early Commencement (whichever is earlier) (even if such expenses have been paid by Sublandlord prior to the Sublease Commencement Date (or Commencement Date as the case may be) or Early Commencement so long as such Sublease Expenses are reasonably allocable to Subtenant as of such date) through the Expiration Date or the expiration of any extension of the Sublease Term. Sublease Expenses shall be due and payable by Subtenant so as to be received by Sublandlord within ten (10) days after a reasonably detailed statement (containing duplicates of supporting financial records, such as underlying bills and statements, of Sublandlord and Master Landlord) of actual Sublease Expenses and the calculation of Subtenant's Share of such expenses is presented to Subtenant by Sublandlord, which Sublandlord may present at intervals no more frequently than monthly ("Monthly Expense Statement"); provided that, with regard to Master Lease Expenses, Sublandlord shall not be required to provide more information than has been offered to Sublandlord. At Sublandlord's and/or Master Landlord's (pursuant to the Master Lease) option, however, an amount may be estimated by Sublandlord from time to time of Subtenant's Share of annual Sublease Expenses and the same shall be payable monthly or quarterly, as Sublandlord shall designate, during each calendar year of the Sublease term, on the same day as the Base Rent is due hereunder. In the event that Subtenant pays Sublandlord's and/or Master Landlord's estimate of Subtenant's Share of Sublease Expenses as aforesaid, Sublandlord shall deliver to Subtenant within sixty (60) days after the expiration of each calendar year a reasonably detailed statement (as described above) showing Subtenant's Share of the actual Sublease Expenses incurred during the preceding year ("Annual Expense Statement"); provided that, with regard to Master Lease Expenses, Sublandlord shall not be required to provide more information than has been offered to Sublandlord. If Subtenant's payments under this Paragraph 3.2(d) during said preceding calendar year exceed Subtenant's Share as indicated on said Annual Expense Statement, Subtenant shall be entitled to credit the amount of such overpayment against Subtenant's Share of Sublease Expenses next falling due, or if the Sublease term has expired, Sublandlord shall deliver a cash refund to Subtenant with the Annual Expense Statement. If Subtenant's payments under this paragraph during said preceding calendar year were less than Subtenant's Share as indicated on said Annual Expense Statement, Subtenant shall pay to Sublandlord the amount of the deficiency within ten (10) days after delivery by Sublandlord to Subtenant of said Annual Expense Statement. All determinations of Sublease Expenses shall made by Sublandlord in accordance with sound accounting and management principles and shall be binding on Subtenant for the purpose of initial payment; provided, however, that Subtenant shall have the right to object in good faith to Sublandlord's determinations of Sublease Expenses in accordance with the procedure in Paragraph 3.2(e) and seek a credit (or refund after the term expires) of correctly disputed amounts. Nothwithstanding the foregoing, Subtenant shall not be required to pay Sublease Expenses on Building One, Floor One for the period prior toJanuary 1, 2002, nor on Building One, Floor Four for the period prior to July 1, 2002.

                  (e) Audit. On Subtenant's written request given not more than sixty (60) days after Subtenant's receipt of a Monthly Expense Statement or an Annual Expense Statement, and provided that Subtenant is not then in default under this Sublease beyond the applicable cure period provided in this Sublease and that Subtenant has paid all amounts required to be paid under the applicable Monthly Expense Statement or Annual Expense Statement, then Sublandlord shall provide Subtenant with a reasonable opportunity to review the books and records supporting such determination of Sublease Expenses in the office of Sublandlord, or Sublandlord's agent, during business hours. Sublandlord shall provide this opportunity to inspect within twenty (20) days of Subtenant's written request.

                  Within fifteen (15) business days following Subtenant's inspection, Subtenant and Sublandlord shall concurrently be provided with any audit report prepared in connection with such inspection, and Subtenant shall advise Sublandlord if Subtenant disputes the Sublease Expenses or Subtenant's Share of them as set forth in the applicable Monthly Expense Statement or Annual Expense Statement. Thereafter, if Sublandlord ascertains that an error has been made, Subtenant's sole remedy shall be for the parties to make such appropriate payments or reimbursements, as the case may be, including interest on any such amount at the Agreed Rate, to each other as are determined to be owing, provided that any reimbursements payable by Sublandlord to Subtenant may, at Sublandlord's option, instead be credited against the Base Rent next coming due under this Sublease unless the Sublease term has expired, in which event Sublandlord shall refund the appropriate amount to Subtenant.

                  Subtenant shall keep any information gained from its review of Sublandlord's records confidential and shall not disclose it to any other party, except as required by law. If requested by Sublandlord, Subtenant shall require its employees or agents reviewing Sublandlord's records to sign a confidentiality agreement as a condition of Sublandlord providing Subtenant the opportunity to inspect under this Paragraph 3.2(e). Notwithstanding anything in this Paragraph 3.2(e) to the contrary, with regard to Master Lease Expenses, Sublandlord shall not be required to provide more information to Subtenant than is offered to Sublandlord.

        3.3.     Abatement Reimbursement Rent.

             (a) Generally. The parties acknowledge and agree as follows: (i) Subtenant currently leases and occupies certain premises at 385 Ravendale Drive, Mountain View, California ("Ravendale Premises"), under that certain Lease dated April 24, 2000, between Subtenant and Spieker Properties, L.P., a copy of which is attached hereto as Exhibit E and incorporated herein by this reference ("Ravendale Lease"); (ii) Subtenant's space needs that are currently fulfilled in part by the Ravendale Premises will be satisfied by the Premises under this Sublease; (iii) in order to alleviate the burden of carrying the obligations of both the Ravendale Lease and this Sublease, Subtenant has requested, and Sublandlord has agreed, that Sublandlord reduce, or abate, the Base Rent that would otherwise be payable under this Sublease by the amount of One Million Seven Hundred Thousand Dollars ($1,700,000) ("Abatement Amount"); and (iv) in exchange for this abatement, Subtenant has agreed to use commercially reasonable efforts to sublease the Ravendale Premises and upon any such sublease shall pay to Sublandlord certain amounts due from any such subtenant(s), as well as to perform other obligations, and make certain representations and warranties, pursuant to this Paragraph 3.3.

             (b) Calculation of Abatement Reimbursement Rent. In addition to Subtenant's obligation to pay Base Rent and Subtenant's Share of all Operating Expenses and Master Lease Expenses, Subtenant agrees to pay to Sublandlord "Abatement Reimbursement Rent," which shall be defined as follows: one hundred percent (100%) of all Rent paid to Subtenant by any and all sublessees of Subtenant subleasing any portion of the Ravendale Premises during the thirteen
(13) month period immediately following the Sublease Commencement Date ("Reimbursement Period"), less leasing commissions payable by Subtenant under the Ravendale Lease for such sublet portions of the Ravendale Premises. For the purposes of this Paragraph 3.3, the term "Rent" shall not include the proceeds received from the sale or rental at fair market value of capital assets located at the Ravendale Premises, or any bonus rent payable to Subtenant's landlord under the terms of the Ravendale Lease.

             (c) Payment. All Abatement Reimbursement Rent shall be due and payable from Subtenant to Sublandlord ten (10) days following the date such sums are due and paid to Subtenant (or paid to a third party, for any reason). In the event that any Abatement Reimbursement Rent is paid or payable by Subtenant's sublessee in a form other than cash, Subtenant shall pay to Sublandlord in cash the fair value of such consideration. Promptly upon the effectiveness of any subletting of the Ravendale Premises by Subtenant, Subtenant shall certify to Sublandlord, in writing, the amount and schedule of Abatement Reimbursement Rent payments due hereunder. Abatement Reimbursement Rent is payable without notice or demand. Failure by Subtenant to timely and fully make payments of Abatement Reimbursement Rent shall be treated like any other failure to timely and fully pay Rent hereunder and shall entitle Sublandlord to all the rights and remedies resulting from such failure.

             (d) Representations. Subtenant represents and warrants to Sublandlord as follows: (i) Subtenant has the right to sublet the Ravendale Premises, subject only to those restrictions contained in Paragraph 21 of the Ravendale Lease; (ii) Subtenant is entitled to retain one hundred percent (100%) of all rent from any subleasing of the Ravendale Lease, subject only to those limitations contained in Paragraph 21 of the Ravendale Lease; (iii) the document attached as Exhibit E to this Sublease is a true and complete copy of the Ravendale Lease and represents the entire agreement between Subtenant and Spieker Properties, L.P., with respect to the lease of the Ravendale Premises;
(iv) Subtenant has not assigned, encumbered or otherwise transferred any interest in the Ravendale Premises; and (v) there is no default, or any condition which with the passage of time or the giving of notice, or both, would constitute a default, on the part of either party to the Ravendale Lease.

        3.4. Generally. All monetary obligations of Subtenant under this Sublease, including Sublease Expenses, shall be deemed rent and shall be referred to herein as "Rent". Rent is payable without any setoff, deduction, abatement, or offset whatsoever, except as otherwise expressly provided herein. Acceptance of a payment which is less than the amount then due shall not be a waiver of Sublandlord's rights to the balance of such Rent, regardless of

Sublandlord's endorsement of any check so stating. Rent is payable in lawful money of the United States and shall, unless otherwise provided herein, be paid to Sublandlord at: Ariba, Inc., 807 Eleventh Avenue, Sunnyvale, California, 94089, Attn: Real Estate Manager; or at such other place as Sublandlord may specify from time to time by written notice to Subtenant.

     3.5. Late Payment. If Subtenant shall fail to pay any Rent so that it is received within five (5) days (or ten (10 days in the case of Sublease Expenses and Abatement Reimbursement Rent only) of the date when payment is due, such unpaid amount shall bear interest from the due date to the date of payment at the lower of the following rates: (i) the Agreed Rate and (i) the maximum rate allowed by applicable usury law. Subtenant acknowledges that late payment of Rent will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amounts of which are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges which may be imposed on Sublandlord by the terms of the Master Lease. Therefore, if any installment or other payment of Rent due from Subtenant is not received by Sublandlord within five (5) days of the date when payment is due, Subtenant shall pay to Sublandlord an additional sum of five percent (5%) of the amount of the installment. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Sublandlord will incur by reason of late payment by Subtenant. Acceptance of any late charge shall not constitute a waiver of Subtenant's default with respect to the overdue amount, or prevent Sublandlord from exercising any of the other rights and remedies available to Sublandlord. Subtenant shall further pay to Sublandlord the sum of One Hundred Dollars ($100) for any check from Subtenant to Sublandlord which is returned or not honored by the bank on which it is drawn, which sum the parties agree is a fair and reasonable estimate of the cost to Sublandlord of handling such returned or dishonored check.

4.       Security Deposit.

     To secure the faithful performance by Subtenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Subtenant shall deposit with Sublandlord a security deposit in the amount of Twelve Million Four Hundred Thousand Dollars ($12,400,000) (the "Security Deposit"), payable in stages as follows:

     a. $8,800,000 within ten (10) business days following the execution of this Sublease by both parties.

     b. $3,600,000 upon: 1) the Commencement Date of the Third Floor and Fourth Floor of Building Four, or 2) such earlier date as Subtenant gains access under Paragraph 2.2(b) herein (Fixturing Period) .

The Security Deposit may be in the form of cash or an irrevocable standby letter of credit, as described below. Subtenant agrees that: (a) the Security Deposit or any portion thereof may be applied to the curing of any Breach under this Sublease (including, without limitation, the Work Letter Agreement, provided that with respect to Breaches under the Work Letter Agreement the Construction Security Deposit must first be exhausted) that may exist at the time of application, including any Rent owing at the end of the Sublease term or to the payment of any Abatement Reimbursement Rent that may become due pursuant to Paragraph 13.3, without prejudice to any other remedy or remedies which Sublandlord may have on account thereof; (b) upon such application Subtenant shall (i) pay Sublandlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount, or
(ii) in the event that Subtenant elects to deposit a Letter of Credit, upon written notice from Sublandlord to Subtenant specifying the amount drawn on the Letter of Credit and the particular purpose for which such amount was applied, Subtenant shall deliver within ten (10) days (at its sole cost and expense) to Sublandlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to the then existing balance of the Letter of Credit (prior to such draw);(c) should the Master Lease be assigned by Sublandlord, the Security Deposit or any portion thereof not previously applied and the Prepaid Rent or any portion thereof not previously applied shall be turned over (or assigned) to Sublandlord's assignee, and upon assumption of Sublandlord's obligations under this Sublease, Subtenant shall release Sublandlord from any and all liability with respect to the Security Deposit and/or its application or return;

(d) Sublandlord or its successor shall not be obligated to hold the Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (e) the sum deposited or the portion thereof not previously applied, shall be returned to Subtenant without interest following the expiration of the Term of this Sublease or any renewal or extension thereof, except to the extent reasonably required to cure any Breach by Subtenant of any of its obligations hereunder and provided that Subtenant has vacated the Premises and surrendered possession thereof to Sublandlord at the expiration of the Term or any extension or renewal thereof as provided herein; (f) in the event that Sublandlord terminates this Sublease or Subtenant's right to possession by reason of a Breach by Subtenant, Sublandlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Subtenant's Breach; (g) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Subtenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Sublandlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Sublandlord in partial liquidation of Sublandlord's damages.

         If Subtenant elects to deposit the Security Deposit by a letter of credit, such letter of credit shall be an irrevocable, unconditional, standby letter of credit in a form substantially similar to the form attached hereto as Exhibit F and incorporated herein (such letter of credit, together with any renewal or replacement letters of credit delivered or to be delivered by Subtenant under this Paragraph, shall be referred to herein collectively as the "Letter of Credit"). The Letter of Credit shall be issued by a national money center bank with an office in San Francisco, California (the "Issuer"). The final form of the Letter of Credit, the identity of the Issuer, and the form of any replacement Letter of Credit shall be acceptable to Sublandlord in its sole discretion. The Letter of Credit shall be for an initial term of not less than twelve (12) months and shall be maintained in force at all times from issuance through sixty (60) days following the expiration or earlier termination of this Sublease. If Subtenant fails at least forty-five (45) days prior to the expiration date of an outstanding Letter of Credit to (i) renew the Letter of Credit or (ii) deliver to Sublandlord either a replacement Letter of Credit or cash in the full amount of the Security Deposit required hereunder, such failure shall be a default under this Sublease (without the requirement of notice) entitling Sublandlord, in addition to its other remedies, to draw down all or part of the current Letter of Credit. Sublandlord shall have the right, upon a transfer or assignment of its rights as landlord under this Sublease, to require Subtenant to deliver a replacement Letter of Credit designating Sublandlord's successor as the beneficiary, at Subtenant's sole cost and expense. No draw under the Letter of Credit shall be deemed a waiver of, or be deemed to have cured, any Default by Subtenant under any provision of this Sublease except to the extent directly applied to cure such Default(s).

         Each time the financial milestones described below have been met, and provided that as of the effective date of any reduction of the Security Deposit, Subtenant is neither (i) in Breach under this Sublease, nor (ii) in Default in the payment of Rent or the providing of any security deposit required to be made under this Sublease, the required Security Deposit shall be reduced by twenty-five percent (25%) of its then existing amount, which reduction shall be effective on the first day of any calendar quarter following receipt by Sublandlord of a valid and complete "Security Deposit Notice" as defined below (with respect to such reduction). Sublandlord shall provide written notice to Subtenant as to whether there then exists any Defaults in the payment of Rent, within five (5) business days after receiving a written request therefor from Subtenant. If Sublandlord shall fail to provide such written notice within said five (5) business day period, then solely for purposes of determining whether Subtenant is entitled to a reduction of the Security Deposit under this Section 4, no Default shall be deemed to exist as of the date of Subtenant's request. If submitted, Sublandlord's written notice regarding any Defaults shall be conclusive for the purpose of such reduction; however, Subtenant may then bring any disputed Default current (in which event, Subtenant shall not be precluded from the then applicable reduction of the Security Deposit) and file request with Sublandlord for reconciliation (using documentation as otherwise required of Sublandlord herein) and refund.

         In order to qualify for a Security Deposit reduction as described above, Subtenant must have achieved four (4) consecutive quarters, not including any quarters counted toward any previous Security Deposit reduction hereunder, in which Subtenant has positive net income (as reported in the Subtenant's Condensed Consolidated Statement of Operations as filed on Form 10-Q), and Subtenant's total aggregate net income over such four quarters is Five Million Dollars ($5,000,000) or more. For purposes of this paragraph, the computation of "net income" for each such quarter shall exclude certain non-cash expenses including only the following: amortization of deferred stock-based compensation, amortization of acquired intangible assets and write-offs of in-process research and development, facilities abandonment write-downs, and acquisition related charges, as those items are set forth on Subtenant's Condensed Consolidated Statement of Operations.

     If Subtenant qualifies for a reduction in the Security Deposit, Subtenant shall provide Sublandlord with written notice requesting that the Security Deposit be reduced as provided above (the "Security Deposit Notice"), which notice must be accompanied by evidence (which may include audited or reviewed financial statements for the applicable time periods) demonstrating to Sublandlord's reasonable satisfaction that Subtenant has met the required financial milestones. If Subtenant provides Sublandlord with a valid Security Deposit Notice, Sublandlord shall cooperate with Subtenant to promptly reduce the total amount of the Letter of Credit, or in the event of a cash Security Deposit, refund the applicable portion of the Security Deposit to Subtenant within forty-five (45) days after the later to occur of (a) Sublandlord's receipt of the Security Deposit Notice, or (b) the date upon which Subtenant is entitled to a reduction in the Security Deposit as provided above.

     Notwithstanding anything herein to the contrary, (a) in no event will the amount of the required Security Deposit be less than (i) $2,547,771.96 during the Original Term, and (ii) $3,260,094.00 during the Option Period (see Paragraph 39), and (b) in the event Sublandlord applies any portion of the Security Deposit pursuant to the provisions of this Paragraph 4, Subtenant shall be disqualified from reduction in the Security Deposit for a period of twenty-four (24) months following such application.

5.       Use.

     5.1. Use. Subtenant shall use the Premises for those uses permitted under the Master Lease ("Agreed Use"), and for no other purpose, without the prior written consent of Sublandlord (which consent may be withheld in Sublandlord's reasonable discretion) and the Master Landlord (which consent may be withheld by Master Landlord pursuant to the terms of Section 5.01 of the Master Lease). Subtenant's use of the Premises shall be subject to all of the terms and conditions of the Master Lease relating to use.

              Subject to Sublandlord's reasonable prior written approval as to time and location (electronic mail shall be acceptable for such submission of requests and approvals), and subject to each of Subtenant's indemnification obligations hereunder, Subtenant shall be permitted to host social events during which alcoholic beverages may be responsibly served within the Project, including the exterior Common Areas about or around Building One.

     5.2.   Hazardous Materials.

        (a) Reportable Uses Require Consent. The term "Hazardous Materials" as used in this Sublease shall be defined as in subsection 17.22(a) of the Master Lease. Subtenant shall not engage in any activity in or on the Premises which constitutes a Reportable Use (as defined below) of any Hazardous Materials without the express prior written consent of Sublandlord and timely compliance at Subtenant's expense with all Applicable Requirements as defined in Paragraph
5.3. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of any Hazardous Materials that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of any Hazardous Materials with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, subject to consent of Master Landlord and in compliance with all Applicable Requirements Subtenant may use and/or store the following materials (to the extent such use does not expose the

Premises or neighboring property to any meaningful risk of contamination or damage or expose Sublandlord to any liability therefore): (i) any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is not a Reportable Use, and (ii) up to six hundred and sixty (660) gallons of diesel fuel even though such use is a Reportable Use so long as Subtenant makes proper report of the use of such material In addition, Sublandlord may condition its consent to any Reportable Use upon receiving written consent of Master Landlord and such additional assurances as Sublandlord reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Sublease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

     (b) Duty to Inform Sublandlord. If Subtenant knows, or has reasonable cause to believe, that a Hazardous Materials have come to be located in, on, under or about the Premises, other than as previously consented to by Sublandlord, Subtenant shall immediately give written notice of such fact to Sublandlord, and provide Sublandlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Materials.

     (c) Subtenant Remediation. Subtenant shall not cause or permit any Hazardous Materials to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Subtenant's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for (i) the cleanup of any contamination in violation of Environmental Laws (as defined in Section 17.22(a)) or of the Master Lease), and (ii) the maintenance, security and/or monitoring of the Premises or neighboring properties, to the extent that such contamination was caused or materially contributed to by Subtenant, or pertaining to or involving any Hazardous Materials brought onto the Premises during the term of this Sublease, by or for Subtenant, or any third party.

     (d) Sublandlord's Hazardous Materials Representation. Sublandlord represents that, to the best of Sublandlord's knowledge, Exhibit I of the Master Lease (attached hereto) and Exhibit M (attached hereto) are a complete description of the Hazardous Materials on, around, or beneath the Property as of the Effective Date. For the sake of convenience these exhibits shall be provided in a separate binding from the Sublease and a list of all the materials shall be included in Exhibit M hereto and Subtenant acknowledges that it has received such documents. Subtenant acknowledges that in providing this representation, Sublandlord has satisfied any obligations of disclosure pursuant to California Health & Safety Code 25359.7.

     (e) Subtenant Indemnification. Subtenant shall indemnify, defend and hold Sublandlord and Master Landlord, their agents, employees, Lenders (as defined with respect to Sublandlord in Paragraph 29.1 of the Sublease and as used by Master Landlord in the Master Lease), and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Materials brought onto the Premises during the term (and any extension thereof) of this Sublease in violation of Environmental Laws or Master Lease by or for Subtenant, or any third party, including but not limited to other subtenants of the Project (other than Sublandlord while Sublandlord is a tenant of the Project). Subtenant's obligations shall include, but are not limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Subtenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Sublease. No termination, cancellation or release agreement entered into by Sublandlord and Subtenant shall release Subtenant from its obligations under this Sublease with respect to Hazardous Materials, unless specifically so agreed by Sublandlord in writing at the time of such agreement. Subtenant shall not be responsible or liable for, nor have an obligation to indemnify, defend or hold harmless, pursuant to this Subparagraph 5.2(e), Sublandlord and Master Landlord, their agents, employees, Lenders, and ground lessor, if any, from any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees, not directly or indirectly caused by Subtenant.

     5.3. Subtenant's Compliance with Applicable Requirements. Except as otherwise expressly provided in this Sublease, Subtenant shall, at Subtenant's sole expense, fully, diligently and in a timely manner, comply with all applicable laws, covenants or restrictions of record, regulations, ordinances, and building codes ("Applicable Requirements"), the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Sublandlord's engineers and/or consultants which relate in any manner to the Premises to the Agreed Use of the Premises, without regard to whether said requirements are now in effect or become effective later. Subtenant shall, within 10 days after receipt of Sublandlord's written request, provide Sublandlord with copies of all permits and other documents, and other information evidencing Subtenant's compliance with any Applicable Requirements specified by Sublandlord, and shall immediately upon receipt, notify Sublandlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Subtenant or the Premises to comply with any Applicable Requirements.

     5.4. Inspection; Compliance. Subject to Subparagraph 32.2, Sublandlord and any of Sublandlord's Lenders (as defined in Paragraph 29.1) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Subtenant with this Sublease. The cost of any such inspections shall be paid by Sublandlord, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Subtenant shall upon request reimburse Sublandlord for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.

6.      Delivery of Possession.

     6.1. Condition.

         (a) Generally. Subject to Paragraph 40 and 6.2 below, the Premises shall be in compliance with the terms of Section 5.02(a) of the Master Lease as of the Sublease Commencement Date. Any alterations or repairs of the Premises, during the period from the Sublease Commencement Date to any Commencement Date for any portion of the Premises tendered by Sublandlord to Subtenant subsequent to the Sublease Commencement Date, to maintain such compliance shall be paid for and performed in accordance with Paragraphs 3.2 and 6.2 herein. Notwithstanding anything to the contrary contained in this Sublease, upon Subtenant's request, Sublandlord shall use commercially reasonable efforts to (1) enforce Master Landlord's one year warranty as described in Section 5.04 of the Master Lease, and (2) pursue any and all of the contractor's and manufacturer's guarantees and warranties and causes of action ("Construction Warranties") (to the extent such Construction Warranties are assigned to Sublandlord). Subject to Sublandlord receiving timely notice of the need for such enforcement, Sublandlord shall enforce the warranties described in Subparagraphs 6.1(a)(1) and 6.1(a)(2) above for Subtenant's benefit to the extent such warranties are available with respect to matters that affect the Premises and/or the Project and which give rise to an obligation of Subtenant (either directly or as a result of costs passed through from Sublandlord to Subtenant under the terms of this Sublease). In addition, Sublandlord shall tender possession of the Premises, the configuration of which is described below, to Subtenant broom clean and free of debris with all offices wired with CAT 5E data lines and substantially in accordance with the terms of the second sentence of Paragraph 5.03 of the Master Lease (except with respect to B1F1, which shall be delivered in accordance with the Work Letter). Sublandlord specifically disclaims any and all representations and warranties, express or implied, oral or written, associated with the Premises, including but not limited to those concerning habitability, safety, suitability or fitness for Subtenant's intended purposes. Subtenant hereby accepts the Premises in the condition existing when possession is tendered without such representations, warranties or covenants by Sublandlord. Sublandlord has provided Subtenant and Subtenant acknowledges receipt of Construction Drawings by Garcia Francica identified as Delta 1-19-01 and Delta NSI 4-13-01) (including detailed mechanical, electrical and plumbing information) for Building One.

                             Premises Configuration

-------------------------------------------------------------------------------------------------
Building No.     Floor No.    No. of Offices    No. of Conference Rooms      No. of IDC Rooms
-------------------------------------------------------------------------------------------------
One              1             0                 0                           2
-------------------------------------------------------------------------------------------------
                 2            31                10                           2
-------------------------------------------------------------------------------------------------
                 3            33                13                           2
-------------------------------------------------------------------------------------------------
                 4            31                15                           2
-------------------------------------------------------------------------------------------------
Four             3            28                16                           2
-------------------------------------------------------------------------------------------------
                 4            28                15                           2
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

           (b) Building One. The rights and obligations of the parties regarding construction of the Subtenant Improvements (as defined in the Work Letter Agreement attached hereto as Exhibit I) in and around Building One are stated in the Work Letter Agreement and such Work Letter Agreement is incorporated herein by this reference.

           (c) Building Four Conduit. In addition, prior to delivery to Subtenant of any Building Four portion of the Premises (or any substituted premises as provided for hereunder), Sublandlord shall provide free of charge two (2) each four-inch conduit to be used by Subtenant at its sole cost and expense to connect Subtenant's computer facilities in Building One to those in Building Four or such substituted premises.

     6.2. Compliance. Sublandlord makes no representation or warranty whatsoever with respect to compliance of the Premises with the Applicable Requirements except as expressly provided herein. If Subtenant knows, or has reasonable cause to believe, that any violation of an Applicable Requirement exists, Subtenant shall immediately give written notice of such fact to Sublandlord, and provide Sublandlord with a copy of any report, notice, claim or other documentation which it has concerning such violation or possible violation so that Sublandlord may enforce its rights to have such violations corrected and paid by Master Landlord pursuant to Article V of the Master Lease. Subject to allocation of costs as set forth below, performance of the work necessary to bring the Premises into compliance shall be the responsibility of Subtenant if Sublandlord so elects. Subtenant is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Subtenant's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Applicable Requirements are hereafter changed so as to require during the term of this Sublease the construction of an addition to or an alteration of the Project, the remediation of any Hazardous Materials not known as of the Sublease Commencement Date, or the reinforcement or other physical modification of the Project ("Capital Expenditure"), then to the extent that such work is not the responsibility of Master Landlord under the terms of the Master Lease, Sublandlord and Subtenant shall allocate the cost of such work as follows:

           (a) Subject to Paragraph 6.2(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Subtenant as compared with uses by tenants in general, Subtenant shall be fully responsible for the cost thereof.

           (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Subtenant (such as, governmentally mandated seismic modifications), then Sublandlord and Subtenant shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises, amortized over the remaining term of the Master Lease (including interest on the unamortized balance as is then reasonable in the judgment of Sublandlord's accountants). Notwithstanding the foregoing, if such Capital Expenditure is required during the last 2 years of this Sublease or if Sublandlord reasonably determines that it is not economically feasible to pay its share thereof, Sublandlord shall have the option to terminate this Sublease upon 90 days prior written notice to Subtenant unless Subtenant notifies Sublandlord, in writing, within 10 days after receipt of Sublandlord's termination notice that Subtenant will pay for such Capital Expenditure. However, in such an event, Sublandlord agrees that the Premises shall remain vacant during the remainder of the Term, and this representation shall survive the termination of this Sublease.

          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Subtenant as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Subtenant shall be fully responsible for the cost thereof, and Subtenant shall not have any right to terminate this Sublease.

     6.3. Acknowledgements. Subtenant acknowledges that Subtenant has made such investigation as it deems necessary with reference to the physical condition of the Property and assumes all responsibility therefore as the same relate to its occupancy of the Premises, and Sublandlord has not made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

7.     Utilities and Services.

     7.1. Standard Subtenant Utilities and Services. Subject to applicable government rules, regulations, and guidelines and the rules or actions of the utility furnishing the service, Sublandlord shall provide the utilities and services described in this Paragraph 7 on all days during the term of this Sublease, unless otherwise stated in this Sublease. The cost of all utilities and services described in this Paragraph 7 shall be reimbursed to Sublandlord as Operating Expenses, except as otherwise provided.

     7.2. Heating and Air-Conditioning; Lobby Access; Subtenant Access. Subject to Paragraph 7.3 below, Sublandlord shall provide heating and air-conditioning when necessary for normal comfort for normal office use in the Premises, as reasonably determined by Sublandlord, on Mondays through Fridays from 7 a.m. through 6 p.m. or such shorter periods as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, except for the dates of observation of such locally or nationally recognized holidays as designated by Sublandlord from time to time and currently including New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday following Thanksgiving Day, and Christmas Day ("Holidays"), such periods being defined herein as ("HVAC Hours"). Once the Sublease term has commenced with respect to any portion of Building One and Building Four, respectively, Sublandlord shall provide access to the Building One and Building Four lobbies, respectively, for use by Subtenant's invitees on Mondays through Fridays from 8 a.m. through 5 p.m., excluding Holidays ("Lobby Hours"). Sublandlord shall provide Subtenant access to the Premises twenty-four (24) hours per day, seven (7) days per week.

     7.3. Electricity and Gas. Subject to Subtenant's payment for electricity and gas furnished to the Premises as described in Section 7.3.1, Sublandlord shall provide gas and electricity for lighting and power in the Premises if:

          (a) The connected electrical load for lighting does not exceed an average of one (1) watt per square foot of the Premises during the HVAC Hours on a monthly basis; and

          (b) The connected electrical load (encompassing HVAC and office "plug load" meaning the electrical receptacles/outlets where Subtenant may run electrical office equipment and machinery) for all other power purposes does not exceed an average of two (2) watts per square foot of the Premises during the HVAC Hours on a monthly basis.

Except as mutually agreed by the parties, electricity for Subtenant's lighting and other power purposes shall be at approximately one-hundred and ten (110) volts. No electrical receptacle/outlet in the Premises for the supply of power shall require a current capacity exceeding 110 volts AC/twenty (20) amperes. Sublandlord shall replace lamps, starters, and ballasts for Building-standard lighting fixtures only within the Premises on Subtenant's request and at Subtenant's expense. Subtenant shall replace lamps, starters, and ballasts for non-Building-standard lighting fixtures within the Premises at Subtenant's expense. Sublandlord expressly reserves the right to select the electricity and telecommunications access providers for the Buildings and/or the Project.

          Notwithstanding anything contained in this Paragraph 7.3, Sublandlord shall not be required to provide any electricity or gas to Building One of the Premises. Pending appropriate Sublandlord, Master Landlord (if required) and regulatory approvals as set forth in this Sublease, Building Four Floors Three and Four may be separately metered for gas and electricity (for plug load and lighting, not HVAC) prior to their respective Commencement Dates or as otherwise agreed by Subtenant and Sublandlord. All costs associated with the installation of such separate metering shall be borne by Subtenant.

               7.3.1 Notwithstanding anything to the contrary contained in this Sublease, except as specifically provided below, Subtenant shall not be allocated any costs for electricity and gas under Paragraphs 3.2(b) or 7.7 herein (with respect to extended HVAC Hours).

          With respect to Building One, Subtenant shall contract directly with the provider for electricity and gas to Building One and shall be exclusively responsible for the payment of all electricity and gas furnished to that building.

          With respect to Building Four, Floors Three and Four or any portions thereof (or substitute premises pursuant to the exercise of Sublandlord's rights under Paragraph 40) (the "August 2003 Space"), Subtenant shall pay for electricity and gas for the August 2003 Space based on the immediately preceding month's electricity and gas bill for Building One, which amount shall be paid concurrently with Sublease Expenses. Upon the applicable Commencement Date or Early Commencement date, Subtenant shall provide a copy of the immediately preceding month's electricity and gas bill to Sublandlord. The calculation of Subtenant's electricity and gas costs for the August 2003 Space shall be determined by dividing the immediately preceding month's electricity and gas bill for Building One by the number of square feet of Rentable Area of the Premises for that building (i.e., 175,082) and multiplying that "cost per square foot" by the total number of square feet contained within the August 2003 Space. After provision of the initial electricity and gas bill, a copy of each preceding month's electricity and gas bill for Building One shall be included with Subtenant's payment of Sublease Expenses.

     7.4. Water; Trash Disposal. Sublandlord shall provide water from the regular Building outlets for drinking, lavatory, and toilet purposes. Sublandlord shall provide regular trash disposal.

     7.5. Janitorial Services. Sublandlord shall provide janitorial services in and about the Premises on Mondays through Fridays, except on Holidays. The current schedule for janitorial service is attached hereto Exhibit L, which is subject to change by Sublandlord. Sublandlord shall not be required to provide janitorial services to above-standard improvements installed in the Premises. Subtenant may procure additional janitorial services for the Premises solely from Sublandlord's designated janitorial service provider at Subtenant's sole and exclusive cost.

     7.6. Elevator. Elevator service for the use of Subtenant, in common with other occupants of the Buildings, 24 hours a day, 7 days a week, year-round (except for non-operation for maintenance and safety purposes). Subtenant shall not use the elevators to access areas of the Buildings occupied by other tenants and Sublandlord reserves the right to take appropriate measures to restrict such access. Subtenant shall release Sublandlord and shall indemnify, protect, defend, and hold Sublandlord harmless from all liabilities, claims, costs, expenses, and damages arising therefrom or in connection with Subtenant's use and the use of its employees, contractors, suppliers, customers, and invitees, except to the extent that such liabilities, claims, costs, expenses, and damages arise from the grossly negligent maintenance of such elevators by Sublandlord or its agent.

     7.7. Overstandard Subtenant Use. Subtenant shall not, without Sublandlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises that may affect the temperature otherwise maintained by the air-conditioning system or increase the water normally furnished to the Premises by Sublandlord under this Paragraph. Furthermore, Subtenant shall not use any machines or equipment where such use is in violation of the Master Lease.

If such consent is given, Sublandlord shall have the right to install supplementary air-conditioning units or other facilities in the Premises, including supplementary or additional metering devices. On billing by Sublandlord, Subtenant shall pay the cost for such supplementary facilities, including the cost of (a) installation, operation, and maintenance; (b) increased wear and tear on existing equipment; and (c) other similar charges.

If Subtenant uses water, electricity, heat, or air-conditioning in excess of that required to be supplied by Sublandlord under this Paragraph (as a result, for example, of extended hours of operation, heavier use of duplicating, computer, telecommunications, or other equipment in excess of the normal use for general office uses in the Project, or a density of workers in excess of the normal density for general office uses in the Project) Subtenant shall pay to Sublandlord, on billing, the cost of (a) the excess service; (b) installation, operation, and maintenance of equipment installed to supply the excess service; and (c) increased wear and tear on existing equipment caused by Subtenant's excess consumption. Sublandlord may install devices to separately meter any increased use or reasonably and equitably estimate the cost of such increased use. On demand, Subtenant shall pay the increased cost directly to Sublandlord, including the cost of the additional metering devices.

Subtenant's use of electricity shall never exceed the capacity of the feeders serving the Building and Premises or the risers or wiring installation. If heat, ventilation, or air-conditioning are used on the Premises during hours other than those for which Sublandlord is obligated to supply such utilities under this Paragraph, Sublandlord shall supply such utilities to Subtenant at an hourly cost to Subtenant as Sublandlord shall from time to time establish. Amounts payable by Subtenant to Sublandlord under this Paragraph 7.7 for use of additional utilities shall be payable in their entirety by Subtenant upon invoicing by Sublandlord and are excluded from Operating Expenses.

     7.8. Interruption of Utilities. Subtenant agrees that Sublandlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service when the failure, delay, or diminution is entirely or partially caused by:

         (a) Breakage, repairs, replacements, or improvements;

         (b) Strike, lockout, or other labor trouble;

         (c) Inability to secure electricity, gas, water, or other fuel at the Building;

         (d) Accident or casualty;

         (e) Act or default of Subtenant or other parties; or

         (f) Any other cause beyond Sublandlord's reasonable control.

Such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Subtenant's use and possession of the Premises or relieve Subtenant from paying Rent or performing any of its obligations under this

Sublease.

       Sublandlord shall not be liable under any circumstances for a loss of or injury to property, for personal injury or death, or for injury to or interference with Subtenant's business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Paragraph 7. Sublandlord may comply with mandatory or voluntary controls or guidelines promulgated by any government entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Sublandlord to Subtenant under this Sublease as long as compliance with voluntary controls or guidelines does not materially and unreasonably interfere with Subtenant's use of the Premises.

       7.9. Utility Providers. Except with respect to Building One, Sublandlord may, in Sublandlord's sole and absolute discretion, at any time and from time to time, contract, or require Subtenant to contract, for utility services (including generation, transmission, or delivery of the utility service) with utility service providers of Sublandlord's choosing. Subtenant shall fully cooperate with Sublandlord and any utility service provider selected by Sublandlord. Subtenant shall permit Sublandlord and the utility service provider to have reasonable access to the Premises and the utility equipment serving the Premises, including lines, feeders, risers, wiring, pipes, and meters. Subtenant shall either pay or reimburse Sublandlord for its share of costs associated with any change of utility service, including the cost of any new utility equipment, within ten (10) days after Sublandlord's written demand for payment or reimbursement. Under no circumstances shall Sublandlord be responsible or liable for any loss, damage, or expense that Subtenant may incur as a result of any change of utility service, including any change that makes the utility supplied less suitable for Subtenant's needs, or for any failure, interference, or defect in any utility service. No such change, failure, interference, or defect shall constitute an actual or constructive eviction of Subtenant, or entitle Subtenant to any abatement of Rent, or relieve Subtenant from any of Subtenant's obligations under this Sublease. For purposes of Building One, if Subtenant elects to contract for utility with a different utility service provider, then Subtenant shall either pay directly or reimburse Sublandlord for all costs associated with such change of utility service, including the cost of any new utility equipment

       7.10. Telecommunications. Neither Subtenant nor its contractors, representatives, or service providers shall, without Sublandlord's prior written consent (which consent shall not be unreasonably withheld), install, maintain, operate, alter, repair, or replace any wire, cable, conduit, antenna, satellite dish or other facility or equipment for use in connection with any telephone, television, telecommunications, computer, Internet, or other communications or electronic systems, services or equipment (which systems, services, and equipment are referred to collectively as "Telecommunications Equipment") in, on, or about the Building or the roof or exterior walls. Without limiting the generality of the foregoing, Sublandlord shall have the right to limit the number of carriers, vendors, or other operators providing Telecommunications Equipment in or to the Building, as deemed reasonably necessary or appropriate by Sublandlord for the orderly and efficient management and operation of the Building. Any determination made by Sublandlord under this Paragraph shall be made in accordance with Sublandlord's sole reasonable discretion, provided, however, that with regard to any request by Subtenant to install Telecommunications Equipment on the roof of a Building, Subtenant agrees that Sublandlord may, without limitation, condition its consent on (i) Subtenant's payment of rent for Subtenant's use of such roof space, in an amount determined by Sublandlord in its sole discretion, and (ii) the installation by Subtenant, at its sole cost and expense, of a structural platform and/or access walkway to protect the roof from damage from the placement of and access to such Telecommunications Equipment. Sublandlord may also require (i) that any such work on or involving the roof (and including, without limitation, any roof penetrations approved by Sublandlord) be performed, at Subtenant's cost, by a contractor designated or approved by Sublandlord; (ii) Subtenant's obtaining and paying for all costs associated with obtaining proper clearances for personnel involved in erecting, operating, or maintaining such Telecommunications Equipment from the Department of the Air Force or Onizuka Air Station; (iii) Subtenant's obtaining Onizuka Air Station concurrence to erect any Radio Frequency Emitters, antenna towers, or antenna arrays so as to avoid radio frequency interference; (iv) Subtenant's compliance with any additional requirement of the Department of the Air Force and/or Onizuka Air Station; and
(v) proper evidence of compliance with all requirements of the Master Lease. In addition, if Sublandlord determines that the riser or telecommunications closet space in the Building is inadequate to accommodate any Telecommunications Equipment proposed by Subtenant along with the existing and/or future needs of other occupants and users of the Building and/or the Project, Sublandlord may condition Sublandlord's approval of Subtenant's Telecommunications Equipment on the construction of additional riser or telecommunications closet space as designated by Sublandlord at Subtenant's expense.

Any installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment by or for Subtenant shall be subject to all of the requirements and provisions of this Sublease and the Master Lease, and shall not interfere with the operation (including, without limitation, transmissions, or reception) of any other Telecommunications Equipment located in the Building and/or the Project. Subtenant acknowledges that there is limited space and facilities in the Building to accommodate Telecommunications Equipment, and agrees to reasonably cooperate with Sublandlord and with other providers and users of Telecommunications Equipment to share the available space and facilities and to coordinate the efficient collocation of Telecommunications Equipment in the Building. Access to and use of space within conduit, utility closets, risers, raceways, switching rooms, the roof, and other facilities in the Building for the installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment shall be subject to Sublandlord's approval and to such rules and regulations as may be promulgated by Sublandlord from time to time. Subtenant shall repair any damage caused by Subtenant's installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment, and shall indemnify, protect, defend, and hold Sublandlord harmless from all liabilities, claims, costs, expenses, and damages arising therefrom or in connection therewith, including, without limitation: (i) any claims by other tenants of the Building and/or the Project or other third parties that Subtenant's installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment has caused interference or interruption with the operation of other Telecommunications Equipment; and
(ii) any voiding of or other effect that Subtenant's installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment may have on any warranty with respect to the roof or other portions of the Building and/or the Project. Sublandlord shall not be liable for any damage to or interference with Subtenant's business or any loss of income from it, or for loss of or damage to Subtenant's Telecommunications Equipment caused by or resulting from any damage to or interference with Subtenant's Telecommunications Equipment, or the operation of it, including without limitation, damage, or interference caused by or resulting from the installation, maintenance, operation, alteration, repair, or replacement of other Telecommunications Equipment in the Building and/or the Project, whether by or for Sublandlord, other tenants of the Building and/or the Project, or other third parties, and Subtenant waives all claims against Sublandlord for it, except that Sublandlord shall indemnify, protect, defend, and hold Subtenant harmless from all liabilities, claims, costs, expenses, and damages to the extent arising out of or in connection with the gross negligence or willful acts of Sublandlord or its agents, employees, or representatives. Sublandlord's approval of Subtenant's installation of any Telecommunications Equipment shall not constitute a representation that any such Telecommunications Equipment will function effectively in or on the Building.

     7.11. Utility Additions. Sublandlord reserves the right to install new or additional utility facilities throughout the Project for the benefit of Sublandlord or Subtenant, or any other tenant of the Project, including without limitation such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems.

     7.12.   Security.

          (a) Common/Amenity Areas. Sublandlord shall provide security services for the Common Areas and, if appropriate, the Amenity Areas, at such levels of protection, in such a manner, and at such times as Sublandlord determines to be appropriate in its sole discretion, the cost of which shall be included in Operating Expenses. Such services may include: guard patrol, stationing of a security officer in multi-tenant Building lobbies during Lobby Hours, monitoring of the access control system, issuing and programming access control cards, rotation and storage of closed circuit television tapes, and coordination of responses to fire and medical emergencies.

          (b) Premises. Sublandlord shall provide a base level of security services as follows: (i) guard service provided by the security company selected and hired by Sublandlord to manage Project security ("Security

Company") and (ii) the security equipment serving the Premises, including the control of access thereto, as part of the integrated Project security system ("Security System"), which system will be centrally-operated by the Security Company and includes monitoring of the access control system, issuing and programming access control cards, rotation and storage of closed circuit television tapes. Such Security System shall allow for Subtenant to control access to the Premises in its sole discretion, subject to Paragraph 32 and Master Landlord's rights under the Master Lease. Sublandlord makes no representation that the base level of security services specified are adequate to protect Subtenant's property, business operations or persons in the Premises.

       Subtenant shall be required to comply with and shall cause Subtenant's employees, agents, independent contractors, guests and invitees to comply with all procedures and policies required by the Security Company or Sublandlord in connection with Project security. Subtenant acknowledges that the security protection provided to the Premises by the Security Company is by its nature a shared service for the benefit of all Project tenants and that Premises security may be adversely impacted as a result of simultaneous fire and medical emergencies taking place in separate areas of the Project, and that Subtenant shall have no claim for reduction of payments required under this Paragraph 7.12 or any other sort of claim in connection with any such circumstance.

          (c) Additional Security Services. Subtenant shall have the right in its sole discretion and at its sole expense to obtain additional security services for its Premises so long as Subtenant uses Security Company for the provision of such services.

          (d) No Warranty; Indemnity and Release. Sublandlord makes no warranty or representation of any kind whatsoever with regard to the Security Company or the Security System or the services provided under this Paragraph 7.12, including without limitation their quality, adequacy, efficacy or appropriateness. Subtenant hereby releases, indemnifies, protects, defends and holds harmless the Sublandlord, Sublandlord's lenders, partners, members, property management company (if other than Sublandlord), agents, directors, officers, employees, representatives, contractors (specifically excluding Security Company), successors and assigns and each of their respective partners, members, directors, heirs, employees, representatives, agents, contractors, heirs, successors and assigns, Master Landlord, any ground lessor, partners and Lenders, from and against any and all liabilities, claims, liens, damages, demands, penalties, costs, losses, judgments, charges and expenses (including reasonable attorneys' and consultants' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision, of any kind arising from or in anyway related to, directly or indirectly, involving, or in connection with the Security System as provided to Subtenant under this Paragraph 7.12, or the security services as provided to Subtenant by the Security Company under this Paragraph 7.12. If any action or proceeding is brought against Sublandlord by reason of any of the foregoing matters, Subtenant shall upon notice defend the same at Subtenant's expense by counsel reasonably satisfactory to Sublandlord and Sublandlord shall cooperate with Subtenant in such defense. Sublandlord need not have first paid any such claim in order to be defended or indemnified. With respect to the release provided in this Paragraph 7.12, Subtenant waives the benefits of Civil Code section 1542, which provides:

       A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

8.         Maintenance and Repairs; Utility Installations, Trade Fixtures and
           Alterations.

       8.1. Sublandlord's Obligations. In accordance with the Master Lease, Sublandlord shall keep the Project, including the Premises, Common Areas (except to the extent Master Landlord is responsible for the Outside Areas under the Master Lease), and equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Sublandlord shall not be obligated to paint, repair, or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Buildings or are above then Building standards. Except for costs made the sole responsibility of Subtenant under other provisions of this Sublease, the costs pertaining to Sublandlord's obligations under this Paragraph 8.1 are Operating Expenses. Except as otherwise specifically provided herein, there shall be no abatement of rent or liability to Subtenant on account of any injury or interference with Subtenant's business with respect to any improvements, alterations or repairs made by Sublandlord to the Project or any part thereof. Except as otherwise provided in Paragraph 13.4(b), Subtenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Subtenant the right to make repairs at Sublandlord's expense or to terminate this Sublease because of Sublandlord's failure to keep the Premises in good order, condition and repair.

     8.2. Subtenant's Obligations. Notwithstanding the designation of the costs of Sublandlord's obligation to keep the Premises in good condition and repair as Operating Expenses, Subtenant shall be solely responsible for payment of the cost therefore to Sublandlord as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Subtenant or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Subtenant shall also be solely responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises improvements that that are not ordinarily a part of the Building or are above then Building standards. Sublandlord may, at its option, upon reasonable notice, elect to have Subtenant perform any particular such maintenance or repairs the cost of which is Subtenant's sole responsibility hereunder. Subtenant shall be responsible for all ordinary expenses in connection with the use of the Furniture during the term of this Sublease. Subtenant, at its sole cost and expense, shall keep the Furniture in good condition and repair, ordinary wear and tear excepted. Rent under this Sublease shall not be prorated or abated while any item of Furniture is being serviced or repaired. Sublandlord shall not be under any liability or obligation in any manner to provide service, maintenance, repairs or parts for the Furniture. Sublandlord shall assign to Subtenant all manufacturer, dealer, or supplier warranties applicable to the Furniture to enable Subtenant to obtain any warranty service available for the Furniture. Sublandlord appoints Subtenant as Sublandlord's attorney-in-fact for the purpose of enforcing any warranty. Any enforcement by Subtenant shall be at the expense of Subtenant and shall in no way render Sublandlord responsible to Subtenant for the performance of any of the warranties. At the reasonable request of Sublandlord, Subtenant shall furnish proof of Furniture maintenance to the reasonable satisfaction of Sublandlord. Other than in conformity with the manufacturer's warranty and/or functional improvements, Subtenant may alter or modify the Furniture only with the prior written consent of Sublandlord. Any part installed in connection with warranty or maintenance service or which cannot be removed without damaging the Furniture shall become the property of Sublandlord.

     8.3.    Utility Installations; Trade Fixtures; Alterations.

         (a) Definitions. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Subtenant's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Subtenant Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Subtenant that are not yet owned by Sublandlord pursuant to Paragraph 8.4(a).

         (b) Consent. Subtenant shall not make any Alterations or Utility Installations to the Premises without Sublandlord's prior written consent and the prior written consent of Master Landlord if and as required under the Master Lease. In addition, Subtenant shall provide written notice to Master Landlord within five (5) business days after any request by Subtenant to make any Alteration or Utility Installation to the Premises together with copies of all notices, plans or other documents provided to Sublandlord in connection therewith. Notwithstanding the foregoing to the contrary, Subtenant shall be entitled to make any Alterations to the Premises that: (i) do not affect the Building systems, exterior appearance, structural components or structural integrity, and (ii) do not exceed fifty thousand dollars ($50,000) cumulatively over any one (1) year period (commencing from the Effective Date), without the prior written consent of Sublandlord and Master Landlord. Notwithstanding anything to the contrary herein, Subtenant shall be entitled to request a final and binding decision regarding removal and restoration (as described in Paragraph 8.4(c) below) of the Premises with respect to any Alteration by Sublandlord at the time Sublandlord consents to such Alteration, which determination shall be delivered within five (5) business days following such request and delivery by Subtenant to Sublandlord of a copy of all plans and specifications for the proposed Alteration. Sublandlord will forward similar requests to Master Landlord at the request of Subtenant, but such determinations as to Restoration by Master Landlord shall be in Master Landlord's sole discretion. Sublandlord may, as a precondition to granting such approval, require Subtenant to utilize a contractor and architect chosen and/or approved by Sublandlord and to follow requirements set by the Department of the Air Force and/or Onizuka Air Station. Any Alterations or Utility Installations that Subtenant shall desire to make and which require the consent of the Sublandlord shall be presented to Sublandlord in written form with detailed plans. Consent shall be deemed conditioned upon Subtenant's: (i) acquiring all applicable governmental permits, (ii) furnishing Sublandlord with copies of both the permits and the plans and specifications prior to commencement of the work,
(iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner, and (iv) acceptance of responsibility for and payment of all costs and expenses associated with any approved Alterations or Utility Installations. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Subtenant shall promptly upon completion furnish Sublandlord with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Sublandlord may condition its consent upon Subtenant providing a lien and completion bond and/or upon Subtenant's posting an additional Security Deposit with Sublandlord for such Alteration or Utility Installation.

          (c) Indemnification. Subtenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Subtenant at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any interest therein. Subtenant shall give Sublandlord not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Sublandlord shall have the right to post notices of non-responsibility. If Subtenant shall contest the validity of any such lien, claim or demand, then Subtenant shall, at its sole expense defend and protect itself, Sublandlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Sublandlord shall require, Subtenant shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Sublandlord against liability for the same. If Sublandlord elects to participate in any such action, Subtenant shall pay Sublandlord's attorneys' fees and costs.

     8.4.     Ownership; Removal; Surrender; and Restoration.

          (a) Ownership. Subject to Sublandlord's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Subtenant shall be the property of Subtenant, but considered a part of the Premises. Sublandlord may, at any time, elect in writing to be the owner of all or any specified part of the Subtenant Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 8.4(b) hereof, all Subtenant Owned Alterations and Utility Installations shall, at the expiration or termination of this Sublease, become the property of Sublandlord and be surrendered by Subtenant with the Premises.

          (b) Removal. By delivery to Subtenant of written notice from Sublandlord not earlier than 90 and not later than 30 days prior to the end of the term of this Sublease, Sublandlord may require that any or all Subtenant Owned Alterations or Utility Installations be removed by the expiration or termination of this Sublease.

          (c) Surrender; Restoration. Subject to Paragraph 14, Subtenant shall surrender the Premises by the Expiration Date or any earlier termination date or any later expiration date for any extension to the term hereof, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice to the extent such obligation to maintain is the responsibility of Subtenant under Paragraph 8.2 herein. Subtenant shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Subtenant owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Subtenant. Subtenant shall also comply with the requirements of Subparagraph 5.2(c) herein. Trade Fixtures shall remain the property of Subtenant and shall be removed by Subtenant. The failure by Subtenant to timely vacate the Premises pursuant to this Paragraph 8.4(c) without the express written consent of Sublandlord shall constitute a holdover under the provisions of Paragraph 25 below. Without limitation of the foregoing, subject to the provisions of Paragraph 1.8 and the security interests contemplated therein, upon the expiration or earlier termination of this Sublease, Subtenant shall at once surrender and deliver up to Sublandlord the Furniture with the Premises. At the time of such return to Sublandlord, the Furniture shall be in good condition and repair, ordinary wear and tear excepted.

9.       Insurance; Waiver; Subrogration.

     9.1. Cost of Sublandlord's Insurance. The cost of the premiums for the insurance policies required to be carried by Sublandlord pursuant Article VII of the Master Lease shall be an Operating Expense.

     9.2. Subtenant's Insurance. Subtenant shall maintain in full force and effect at all times during the term of this Sublease, at Subtenant's sole cost and expense, for the protection of Subtenant and Sublandlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Sublandlord and its lender which afford the following coverages:
(i) worker's compensation and employer's liability, as required by law; (ii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for host liquor liability, bodily injury and property damage (including but not limited to personal property, whether leased or owned, Trade Fixtures, Subtenant Owned Alterations and Utility Installations) occurring in, on or about the Premises arising out of Subtenant's and Subtenant's employees, directors, officers, agents, partners, members, lenders, suppliers, shippers, contractors, customers, invitees, successors and assigns' use or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations and products liability. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess/umbrella insurance in the amount of Eight Million Dollars ($8,000,000). If Subtenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement; (iii) comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any company-owned automobiles or other automobile used in the conduct of company business; (iv) "all risk" or "special form or equivalent" property insurance, including without limitation, sprinkler leakage, covering damage to or loss of any of Subtenant's Property located in, on or about the Premises, and in addition, coverage for business interruption of Subtenant, together with, if the property of any of Subtenant's invitees, vendors or customers is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to such parties and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this clause (iv); and (v) such other insurance or higher limits of liability as is then customarily required for similar types of buildings within the general vicinity of the Project or as may be reasonably required by any of Sublandlord's lenders. Notwithstanding the foregoing, Subtenant shall not be required to obtain insurance coverage for sprinkler leakage or business interruption to Subtenant's business but Subtenant shall assume all the risk associated with such lack of coverage. Subtenant shall also maintain, at its own expense, property damage insurance relating to the Furniture, insuring against such risks as are customarily insured against on the type of furniture leased hereunder by businesses in which Subtenant is engaged in such amount, in such form, and with insurers satisfactory to Sublandlord; provided, however, that the amount of insurance against damage or loss shall not be less than the full replacement value of the Furniture. The furniture property damage policy for the Furniture shall name Sublandlord and Subtenant as loss payees as their interests may appear.

     9.3. Insurance Policies. Insurance required to be maintained by Subtenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "A.M. Best's Rating Guides." Any deductible amounts under any of the insurance policies required hereunder shall not exceed Five Thousand Dollars ($5,000). Prior to occupancy and as a condition precedent of Delivery of Possession, Subtenant shall deliver to Sublandlord certificates of insurance for all insurance required to be maintained by Subtenant hereunder at the time of execution of this Sublease by Subtenant. Subtenant shall, prior to expiration of each policy, furnish Sublandlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to reduction in coverage except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Sublease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten
(10) days' notice has been given to Sublandlord). Subtenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Sublease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Sublandlord as required by this Sublease.

     9.4. Failure of Subtenant to Purchase and Maintain Insurance. If Subtenant fails to obtain and maintain the insurance required herein throughout the term of this Sublease, Sublandlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefore. If Sublandlord so elects to purchase such insurance, Subtenant shall promptly pay to Sublandlord as Rent, the amount so paid by Sublandlord, upon Sublandlord's demand therefore. In addition, Sublandlord may recover from Subtenant and Subtenant agrees to pay, as Rent, any and all losses, damages, expenses and costs which Sublandlord may sustain or incur by reason of Subtenant's failure to obtain and maintain such insurance.

     9.5. Additional Insureds and Coverage. Each of Sublandlord and Master Landlord, and at Sublandlord's request from time to time, Sublandlord's property management company or agent(s) and Sublandlord's lender(s) having a lien against the Premises or any other portion of the Project shall be named as additional insureds or loss payees (as applicable) under all of the policies required in Paragraph 9.2(ii)-(v) and with respect to the Subtenant Alterations. Additionally, all of such policies shall provide for severability of interest. All insurance to be maintained by Subtenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance maintained by Sublandlord. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Subtenant shall not limit Subtenant's liability under this Sublease. It is the parties' intention that the insurance to be procured and maintained by Subtenant as required herein shall provide coverage for any and all damage or injury arising from or related to Subtenant's operations of its business and/or Subtenant's or Subtenant's employees, directors, officers, agents, partners, members, lenders, suppliers, shippers, contractors, customers, invitees, successors and assigns' use of the Premises and any of the areas within the Project. Notwithstanding anything to the contrary contained herein, to the extent Sublandlord's cost of maintaining insurance with respect to any Buildings within the Project is increased as a result of Subtenant's acts, omissions, Alterations, improvements, use or occupancy of the Premises, Subtenant shall pay one hundred percent (100%) of, and for, each such increase as Rent.

     9.6. Waiver of Subrogation. Notwithstanding anything to the contrary in this Sublease, Sublandlord and Subtenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect by this Sublease or the Master Lease at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.

     9.7. No Representation of Adequate Coverage. Sublandlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Subtenant's property, business operations or obligations under this Sublease.

     9.8. Furniture Casualty Loss. Without limitation of the foregoing provisions of this Article 9, until the Furniture is returned to and received by Sublandlord as provided in this Sublease, Subtenant shall bear the entire risk of theft or destruction of, or damage to, the Furniture including, without limitation, any condemnation, seizure, or requisition of title or use ("Furniture Casualty Loss"). No Furniture Casualty Loss shall relieve Subtenant from its obligations to pay Rent hereunder. So long as Subtenant is not then in Breach hereunder, the proceeds of any insurance payable with respect to the Furniture shall be applied towards repair or replacement of the Furniture. If a Breach does exist hereunder, Sublandlord shall have the option to apply the proceeds of any insurance payable with respect to the Furniture either towards repair or replacement of the Furniture or towards Subtenant's obligations hereunder. Subtenant hereby appoints Sublandlord as Subtenant's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts issued with respect to any Furniture Casualty Loss under any insurance policy covering the Furniture.

10.   Limitation of Liability and Indemnity.

        (a) Except to the extent of damage resulting from the gross negligence or willful misconduct of only Sublandlord or its Indemnitees (defined below) or, Sublandlord's material default of the provisions of this Sublease beyond any applicable cure period, Subtenant agrees to protect, defend (with counsel reasonably acceptable to Sublandlord) and hold Sublandlord and Sublandlord's lenders, partners, members, property management company, agents, directors, officers, employees, representatives, contractors (except as provided in Subparagraph 7.12(d) herein), successors and assigns and each of their respective partners, members, directors, heirs, employees, representatives, agents, contractors, heirs, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, demands, penalties, costs, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) (collectively, "Claims") arising from or in any way related to, directly or indirectly, (i) Subtenant's and Subtenant's employees, agents, invitees, guests, representatives and contractors (collectively, "Subtenant's Representatives") use of the Premises, Security System, and other portions of the Project, (ii) the conduct of Subtenant's business at the Premises (iii) any activity, work or thing done, permitted or suffered by Subtenant in or about the Premises, (iv the Premises, Security System, the Alterations or with the Subtenant's property (whether leased or owned or held in bailment) therein, including, but not limited to, any liability for injury to person or property of Subtenant, Subtenant's employees, directors, officers, agents, partners, members, lenders, suppliers, shippers, contractors, customers, invitees, successors and assigns' or third party persons, and/or (v) Subtenant's failure to perform any covenant or obligation of Subtenant under this Sublease. Subtenant agrees that the obligations of Subtenant herein shall survive the expiration or earlier termination of this Sublease.

        (b) Except to the extent of damage resulting from the gross negligence or willful misconduct of only Sublandlord or its Indemnitees or, Sublandlord's material default of the provisions of this Sublease beyond any applicable cure periods, Subtenant agrees that neither Sublandlord nor any of the Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Subtenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises, Security System or any other portion of the Project, including, but not limited to, any acts, errors or omissions of any other tenants or occupants of the Project. Subtenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Sublandlord may be liable hereunder. Sublandlord and its authorized representatives shall not be liable for any interference with light or air.

        (c) Sublandlord agrees that, to the extent Subtenant suffers damages or incurs liabilities arising out of Sublandlord's role as an occupant of the Project, as opposed to Sublandlord's roles as Sublandlord hereunder or as tenant under the Master Lease, the waiver of liability granted under the first sentence of Section 10(b) above shall not apply. Further, Subtenant and Sublandlord agree that neither party shall be liable for any indirect, consequential, incidental or special damages suffered or incurred by the other party or such party's lenders, partners, members, property management company, agents, directors, officers, employees, representatives, contractors, successors and assigns, provided however, that nothing in this sentence shall be construed to limit the remedies and damages that are otherwise available to Sublandlord pursuant to Sections 13.2(a) or 13.2(b) of this Sublease. The provisions of this Subparagraph 10(c) shall supercede any conflicting provisions of this Sublease.

11.      Property Taxes

     11.1. Payment of Taxes. Sublandlord shall pay the "real property taxes" described in Article IX of the Master Lease, as well as any other taxes for which Sublandlord is responsible pursuant to Master Lease Section 9.01, and any such amounts shall be included in the calculation of Operating Expenses or Master Lease Expenses under Paragraph 3.2.

     11.2. Additional Improvements. Notwithstanding Paragraph 11.1 hereof, Subtenant shall, however, pay to Sublandlord the entirety of any increase in real property taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Subtenant or at Subtenant's request.

     11.3. Personal Property Taxes. Subtenant shall pay prior to delinquency all taxes assessed against and levied upon Subtenant Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Subtenant contained in the Premises. When possible, Subtenant shall cause its Subtenant Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of the Project. If any of Subtenant's said property shall be assessed with the real property of the Project, Subtenant shall pay Sublandlord the taxes attributable to Subtenant's property within 10 days after receipt of a written statement setting forth the taxes applicable to Subtenant's property.

12.      Assignment and Subletting. Except as expressly permitted in Paragraph
12.10 below, Subtenant shall not, either voluntarily or involuntarily or by operation of law, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Sublease or in the Premises (including without limitation the Furniture) or permit the Premises (including without limitation the Furniture) to be used and occupied by anyone other than Subtenant or Subtenant's employees without (i) obtaining the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, subject to the provisions of this Paragraph 12, and (ii) full compliance with all applicable Master Lease restrictions. In the event of any such attempted assignment, subletting, mortgage or other encumbrance without such consent or without compliance with all applicable Master Lease restrictions, Sublandlord may, at its option, void such attempted assignment, subletting, mortgage or other encumbrance.

     12.1. Generally. No assignment, subletting, mortgage or other encumbrance of Subtenant's interest in this Sublease shall relieve Subtenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Subtenant hereunder. In this connection, any such assignment, sublease or encumbrance shall expressly provide that it is subject to the terms and provisions of this Sublease. Moreover, any subletting by Subtenant of any portion of the Premises shall be at a market rental rate and upon market terms and, if Sublandlord so requests, shall require that the assignee or sublessee remit directly to Sublandlord, on a monthly basis, all rent due to Subtenant by said assignee or sublessee. For this purpose, "market" shall mean a rental rate and terms comparable to the rental rate and terms then being offered by other landlords leasing comparable space in comparable commercial office buildings that are located within a three (3) mile radius of the Premises. The acceptance of rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any subletting, assignment, mortgage or other encumbrance. Consent to one sublease, assignment, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance. If Subtenant is a corporation which is not required under the Securities Exchange Act of 1934 to file periodic informational reports with the Securities and Exchange Commission, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate of fifty percent (50%) shall be deemed an assignment within the meaning of this Paragraph 12.

     12.2. Notice. If Subtenant desires at any time to assign this Sublease or to sublet the Premises or any portion thereof for the Term, it shall first notify Sublandlord of its desire to do so at least thirty (30) days but not more than ninety (90) days prior to the date Subtenant desires the assignment or sublease to be effective. At that time, Subtenant shall submit in writing to Sublandlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises together with a detailed description of the proposed subtenant's or assignee's business experience and duration of the current enterprise; (iii) whether the number of square feet in the Rentable Area of the Premises per person which are proposed by the subtenant or assignee to occupy the Premises would be less than one hundred and seventy-five (175) square feet and in compliance with fire and safety regulations; (iv) the terms and provisions of the proposed sublease or assignments and the proposed effective date thereof; and (v) such financial information as Sublandlord may request concerning the proposed subtenant or assignee (which information shall be requested within fifteen (15) days following receipt of Subtenant's notice). The submission pursuant to clause (iv) shall include a copy of any agreement, escrow instructions or other document which contains or memorializes the terms and provisions of the transaction for which Sublandlord's consent is required. Similarly, if Subtenant desires to mortgage or encumber its interest in this Sublease, Subtenant shall first supply to Sublandlord in writing such information as to such transaction as may be requested by Sublandlord.

        12.3.   Sublandlord's Election; Recapture. At any time within thirty
(30) days after Sublandlord's receipt of the last of the information specified in Paragraph 12.2, above, Sublandlord may by written notice to Subtenant elect
(i) to disapprove of such assignment or sublease; or (ii) to approve Subtenant's sublease or assignment of the portion of the Premises so proposed to be subleased or assigned by Subtenant, as the case may be; or (iii) in the event of a proposed subletting, collectively with all other subleases of Subtenant then in effect, of more than sixty percent (60%) of the Premises, to terminate this Sublease as to the portion (including all) of the Premises so proposed to be subleased or assigned and recapture such space effective as of the date specified as the proposed commencement date in Subtenant's notice with a proportionate abatement in the Rent payable hereunder, provided, however, that Sublandlord must provide Subtenant with written notice of its intent to recapture hereunder within ten (10) days of written notice from Subtenant indicating its desire to sublet, assign or transfer such portion of the Premises, otherwise Sublandlord's right to recapture for such particular transfer shall be deemed waived. Subtenant shall, at Subtenant's own cost and expense, discharge in full any commissions which may be due and owing as the result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Sublandlord to the proposed subtenant or assignee or any other tenant. If Sublandlord does not disapprove the proposed subletting or assignment in writing and does not exercise any option set forth in this Paragraph 12.3 within said thirty (30) day period, Subtenant may within ninety (90) days after the expiration of said thirty (30) day period enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions set forth in the information furnished by Subtenant to Sublandlord pursuant to Paragraph 12.2 above. It is provided, however, that any material change in such terms shall be subject to Sublandlord's consent and rights of termination and recapture as provided in this Paragraph.

        12.4. Sublandlord's Discretion; Factors. Sublandlord shall have the right to approve or disapprove any proposed assignee or subtenant. In exercising such right of approval or disapproval, Sublandlord shall be entitled to take into account any fact or factor which Sublandlord reasonably deems relevant to such decision, including but not limited to the following, all of which are agreed by Subtenant to be reasonable factors for Sublandlord's consideration:

           (a) The financial strength of the proposed assignee or subtenant, including, but not limited to, the adequacy of its working capital to pay all expenses anticipated in connection with any proposed remodeling of the Premises. Sublandlord may also consider the business experience of the proposed subtenant or assignee and the longevity of the current enterprise.

           (b) The proposed use of the Premises by such proposed assignee or subtenant and the compatibility of such proposed use within the quality and nature of the other uses in the Building. The foregoing may include an analysis by Sublandlord of the number and persons per square foot (as described above) proposed by the subtenant or assignee to occupy the Premises, it being understood and agreed that Sublandlord may disapprove a subtenant or assignee which represents an unreasonable increase in population levels.

        (c) Any violation which the proposed use by such proposed assignee or subtenant would cause any other rights granted by Sublandlord to other tenants of the building.

        (d) Any adverse impact, including a greater intensity of use of the parking, building mechanical, electrical or plumbing facilities or any other services or facilities of the building, which may result from the occupancy of the Premises by the proposed subtenant or assignee.

        (e) Whether there exists any default by Subtenant pursuant to this Sublease or any non-payment or non-performance by Subtenant under this Sublease which, with the passage of time and/or the giving of notice, would constitute a default under this Sublease.

        (f) The business reputation, character, history and nature of the business of the proposed assignee or subtenant objections to which shall be provided by Sublandlord in writing.

        (g) Whether the proposed assignee or subtenant is an existing tenant of the building, it being understood and agreed that Sublandlord will disapprove a subletting or assignment to such an existing tenant if Sublandlord can reasonably provide such tenant's additional space requirements.

        (h) Whether the proposed assignee or subtenant is a person with whom Sublandlord is actively negotiating for space in the Project or with whom Sublandlord has negotiated during the six (6) month period ending with the date Sublandlord receives notice of such proposed assignment or subletting, it being understood and agreed that Sublandlord may disapprove a subletting or assignment to such potential direct tenant so long as Sublandlord was (at the time of Sublandlord's negotiations) and remains able to accommodate the space needs of such proposed assignee or subtenant.

        (i) Whether the proposed assignee or subtenant is a governmental entity or agency, it being understood and agreed that Sublandlord may disapprove the proposed subletting or assignment as being inconsistent with the character of the building, particularly if such proposed assignee or subtenant intends to have its premises open to members of the public.

        (j) Any possibility that such assignment or subletting could trigger the Master Landlord's rights of recapture under Paragraph 11.06 of the Master Lease, except assignment or subletting specifically excluded from recapture pursuant to Master Landlord's consent or separate agreement between Master Landlord and Subtenant.

        (k) Whether the proposed sublease is for less than an entire floor of a Building or includes a portion of the Premises that is less than an entire floor of a Building, it being understood and agreed that Sublandlord's disapproval of such a subletting shall be deemed to be reasonable if Subtenant does not agree to pay all costs and expenses associated with demising and restoring such space.

     Moreover, Sublandlord shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Subtenant by this Sublease and each and every right, remedy or benefit afforded Sublandlord by this Sublease is not impaired or diminished by such assignment or subletting. Sublandlord and Subtenant acknowledge that the express standards and provisions set forth in this Sublease dealing with assignment and subletting, including those set forth in this Paragraph 12.4, have been freely negotiated and are reasonable at the date hereof taking into account Subtenant's proposed use of the Premises and the nature and quality of the building. No withholding of consent by Sublandlord for any reason deemed sufficient by Sublandlord shall give rise to any claim by Subtenant or any proposed assignee or subtenant or entitle Subtenant to terminate this Sublease, to recover contract damages or to any abatement of rent. In this connection, Subtenant hereby expressly waives its rights under California Civil Code Section 1995.310 with respect to the enumerated discretion factors. Moreover, approval of any assignment of Subtenant's interest shall, whether or not expressly so stated, be conditioned upon such assignee assuming in writing all obligations of Subtenant hereunder.

     12.5. Bonus Rent. As a condition to Sublandlord's consent to an assignment or subletting, Sublandlord shall be entitled to receive, in the case of a subletting, one hundred percent (100%) of all rent (however denominated and paid) payable by the subtenant to Subtenant less reasonable leasing commissions in excess of that payable by Subtenant to Sublandlord pursuant to the other provisions of this Sublease and, in the case of an assignment, one hundred percent (100%) of all consideration given, directly or indirectly, by the assignee to Subtenant, in connection with such assignment; provided, however, that in making such calculation in the case of a subletting of less than the entire Premises, rent payable by Subtenant to Sublandlord pursuant to the other provisions of this Sublease shall be adjusted downward, pro-rata, to apply only to the portion of the Premises being sublet. For the purposes of this Paragraph 12.5, the term "rent" shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof. The term "consideration" shall mean and include money, services, property or any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates, free or abated rent, bonuses, and similar inducements. The terms "sublet" and "sublease" and their variants shall include a sublease as to which Subtenant is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Sublandlord, as to which Subtenant receives any consideration, as defined in this Paragraph, and Subtenant shall require on any sublease which it executes that Subtenant receive the entire profit from all sub-subtenancies, irrespective of the number of levels thereof. Any rent or other consideration which is to be passed through to Sublandlord by Subtenant pursuant to this Paragraph shall be paid to Sublandlord promptly upon receipt by Subtenant and shall be paid in cash, irrespective of the form in which received by Subtenant from any subtenant or assignee. In the event that any rent or other consideration received by Subtenant from a subtenant or assignee is in a form other than cash, Subtenant shall pay to Sublandlord in cash the fair value of such consideration.

     12.6. Options Personal. All Options (as defined in Paragraph 38 below) to extend, renew or expand and all reserved, reduced cost or free parking rights, in each case if any, contained in this Sublease are personal to Subtenant (and/or Subtenant's Affiliates as defined in Paragraph 12.10 below). Consent by Sublandlord to any assignment or subletting shall not include consent to the assignment or transfer of any such rights or options with respect to the Premises. All such options, rights, privileges and extra services shall terminate upon such subletting or assignment unless Sublandlord specifically grants the same in writing to such assignee or subtenant.

     12.7. Encumbrances. Sublandlord has advised Subtenant that Sublandlord's normal policy is not to allow any encumbrance or hypothecation of the subtenant's interest pursuant to subleases of space in the Building(s) in which the Premises are located. Subtenant understands and acknowledges that, should Subtenant propose to encumber or hypothecate its interest in this Sublease, Sublandlord may refuse to consent thereto for any reason deemed sufficient by Sublandlord, and may condition such consent upon such conditions as Sublandlord, in its sole judgment, deems reasonable. In no event may Subtenant encumber or hypothecate its interest in this Sublease until and unless Subtenant shall first have received the written consent of Sublandlord. In the event that Sublandlord consents to any proposed encumbrance or hypothecation by Subtenant, the person or entity receiving a lien upon or security interest in Subtenant's interest in this Sublease shall not be entitled to transfer such interest except in compliance with the provisions of this Paragraph 12.

     12.8. Merger; Attornment. The voluntary or other surrender of this Sublease by Subtenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Sublandlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Sublandlord of such subleases or subtenancies. Any sub-sublease of the Premises shall be subject and subordinate to the provisions of this Sublease, shall not extend beyond the term of this Sublease, and shall provide that the sub-sublessee shall attorn to Sublandlord, at Sublandlord's sole option, in the event of the termination of this Sublease.

     12.9. Sublandlord's Costs. Subtenant shall reimburse Sublandlord, on demand, for all costs and expenses incurred by Sublandlord in connection with any proposed assignment or subleasing by Subtenant, including reasonable attorneys' fees. Subtenant shall also pay to Sublandlord, its administrative fee, as established by Sublandlord from time to time, in connection with Sublandlord's review and consideration of any such request for Sublandlord's consent.

     12.10. Affiliates. Notwithstanding anything to the contrary contained in this Paragraph 12, but subject to all Master Lease restrictions and requirements including Master Landlord's consent, Subtenant may assign this Sublease, without receipt of Sublandlord's consent, to an "Affiliate" of Subtenant. "Affiliate" shall be defined to be any entity which controls, is controlled by, or is under common control with Subtenant or which acquires all or substantially all of Subtenant's stock or assets or which results from the merger or consolidation of Subtenant with another entity, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of this Sublease and provided that the purported assignee is not a "competitor" of Sublandlord. In connection with any assignment of the type described in this Paragraph 12.10:

     (a) The assignee shall, within ten (10) days after receipt of written request from Sublandlord, execute and deliver to Sublandlord a written assignment of the obligations of Subtenant pursuant to this Sublease accruing from and after the effective date of the assignment and in form and substance reasonably satisfactory to Sublandlord.

     (b) No such assignment shall release Subtenant from any of the obligations of the subtenant hereunder, whether accruing prior to or subsequent to the effective date of such transaction.

     (c) No such assignment shall be accompanied by a change in use from that permitted pursuant to Paragraph 5 of this Sublease.

     (d) Within ten (10) days after the effective date of such assignment, Subtenant shall notify Sublandlord in writing of such occurrence, the effective date thereof, the name of the assignee, any addition or change in the addresses for notice pursuant to this Sublease and the facts which bring such transaction within the scope of this Paragraph 12.10.

     (e) Subtenant agrees to reimburse Sublandlord for Sublandlord's reasonable costs and attorneys' fees incurred in connection with the review, processing and documentation of any such transaction. For purposes of the foregoing definition of Affiliate, an entity is a "competitor" of Sublandlord if the entity owns, operates, maintains, or controls participates significantly (in the reasonable opinion of Sublandlord) in the ownership, management, control, operation, or profits of any business substantially similar to the business of Sublandlord. For purposes of the foregoing definitions of "Affiliate" and "competitor", "control" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs

13.     Default; Breach; Remedies.

     13.1. Default; Breach. A "Default" is defined as a failure by the Subtenant to comply with or perform any of the terms, covenants, conditions or rules and regulations under this Sublease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Subtenant to cure such Default within any applicable grace period, unless Sublandlord is legally prevented from issuing a notice of Default, in which event no grace period shall apply:

          (a) The abandonment of the Premises or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 9 of this Sublease or
Article VII of the Master Lease is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b) The failure of Subtenant to make any payment of Rent (including Abatement Reimbursement Rent) or any Security Deposit required to be made by Subtenant hereunder, whether to Sublandlord or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Sublease which endangers or threatens life or property, where such failure continues for a period of five (5) business days following written notice to Subtenant.

          (c) The failure by Subtenant to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the rescission of an unauthorized assignment or subletting, (iii) an Estoppel Certificate, (iv) a requested subordination, (v) evidence concerning any guaranty (if any is provided herein), (vii) any document requested under Paragraph 7.11 (utility additions) and/or Paragraph 41 (easements), or (viii) any other documentation or information which Sublandlord may reasonably require of Subtenant under the terms of this Sublease, where any such failure continues for a period of 10 days following written notice to Subtenant.

          (d) A Default by Subtenant as to the terms, covenants, conditions or provisions of this Sublease, or of the rules and regulations adopted under Paragraph 1.5 hereof, other than those described in subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Subtenant's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Subtenant commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "Debtor" as defined in 11 U.S.C. (S) 101 or any successor statute thereto (unless, in the case of a petition filed against Subtenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Subtenant's assets located at the Premises or of Subtenant's interest in this Sublease, where possession is not restored to Subtenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Subtenant's assets located at the Premises or of Subtenant's interest in this Sublease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f) The discovery that any financial statement of Subtenant or of any guarantor given to Sublandlord was materially false.

          (g) If the performance of Subtenant's obligations under this Sublease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Sublease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory basis, and Subtenant's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Subtenant, equals or exceeds the combined financial resources of Subtenant and the guarantors that existed at the time of execution of this Sublease.

          (h) The failure to comply with Subtenant's obligations under the written Consent to Sublease under which Master Landlord consents to this Sublease, including the obligations under Paragraph 12 thereof, where any such failure continues for ten (10) days following written notice by Master Landlord to Subtenant specifying such failure.

     13.2. Remedies. If Subtenant fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Sublandlord may, at its option, perform such duty or obligation on Subtenant's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Sublandlord shall be due and payable by Subtenant upon receipt of invoice therefore. If any check given to Sublandlord by Subtenant shall not be honored by the bank upon which it is drawn, Sublandlord, at its option, may require all future payments to be made by Subtenant to be by cashier's check. In the event of a Breach, Sublandlord may, with or without further notice or demand, and without limiting Sublandlord in the exercise of any right or remedy which Sublandlord may have by reason of such Breach:

          (a) Terminate Subtenant's right to possession of the Premises by any lawful means, in which case this Sublease shall terminate and Subtenant shall immediately surrender possession to Sublandlord. In such event Sublandlord shall be entitled to recover from Subtenant: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Subtenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Subtenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Sublandlord for all the detriment proximately caused by the Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Sublandlord in connection with this Sublease applicable to the unexpired term of this Sublease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Sublandlord to mitigate damages caused by Subtenant's Breach of this Sublease shall not waive Sublandlord's right to recover damages under Paragraph 12. If termination of this Sublease is obtained through the provisional remedy of unlawful detainer, Sublandlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Sublandlord may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Subtenant under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Subtenant to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Sublease entitling Sublandlord to the remedies provided for in this Sublease and/or by said statute.

          (b) Continue the Sublease and Subtenant's right to possession and recover the Rent as it becomes due, in which event Subtenant may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Sublandlord's interests, shall not constitute a termination of the Subtenant's right to possession.

          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Sublease and/or the termination of Subtenant's right to possession shall not relieve Subtenant from liability under any indemnity provisions of this Sublease as to matters occurring or accruing during the term hereof or by reason of Subtenant's occupancy of the Premises.

     With respect to the Furniture, Subtenant and Sublandlord agree that the provisions of Section 10508 through 10522 of the California Commercial Code shall not be used to interpret any of the rights and remedies of Subtenant under this Sublease, it being the intent of the parties that Subtenant's rights and remedies upon a breach or default by Sublandlord shall be based on the express terms and conditions of this Sublease, as interpreted by applicable contract law without reference to the above-referenced sections of the Commercial Code. To the extent permitted by applicable law, Subtenant hereby waives any rights now or hereafter conferred by statute or otherwise which may require Sublandlord to sell, lease, or otherwise use any Furniture in mitigation of any damages resulting from an event of Default or Breach by Subtenant as set forth in this Sublease. Any action by Subtenant against Sublandlord for any breach or default by Sublandlord under this Sublease shall be commenced within one year after any such cause of action accrues, unless Subtenant is legally prevented from commencing an action, in which event the one year period shall be extended by the period of time that Subtenant is unable to commence an action.

     13.3. Inducement Recapture. Any agreement for free or abated rent or other charges (to the extent not repaid by Subtenant to Sublandlord), or for the giving or paying by Sublandlord to or for Subtenant of any cash or other bonus, inducement or consideration for Subtenant's entering into this Sublease, all of which concessions are hereinafter referred to as "Inducement Provisions", shall be deemed conditioned upon Subtenant's full and faithful performance of all of the terms, covenants and conditions of this Sublease. Upon Breach of this Sublease by Subtenant which results in the termination of this Sublease, any such Inducement Provision shall automatically be deemed deleted from this Sublease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Sublandlord under such an Inducement Provision less any Abatement Reimbursement Rent paid pursuant to Paragraph 3.3 shall be immediately due and payable by Subtenant to Sublandlord. The acceptance by Sublandlord of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Sublandlord of the provisions of this paragraph with respect to any future Breach unless specifically so stated in writing by Sublandlord at the time of such acceptance.

     13.4.   Breach by Sublandlord.

          (a) Notice of Breach. Sublandlord shall not be deemed in breach of this Sublease unless Sublandlord fails within a reasonable time to perform an obligation required to be performed by Sublandlord. For purposes of this Paragraph, a reasonable time shall in no event be more than 30 days after receipt by Sublandlord, and any Lender whose name and address shall have been furnished Subtenant in writing for such purpose, of written notice specifying wherein such obligation of Sublandlord has not been performed; provided, however, that if the nature of Sublandlord's obligation is such that more than 30 days are reasonably required for its performance, then Sublandlord shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion. Notwithstanding the foregoing, in the event of an emergency (as reasonably determined by Subtenant's director of facilities) and where Sublandlord has not commenced repairs within a reasonable time, then Subtenant shall have the right to call the service provider designated by Sublandlord. Sublandlord shall provide a list of such designated service providers to Subtenant in advance of the Sublease Commencement Date. Subtenant shall provide to Master Landlord a copy of any notice of default given to Sublandlord at the time it is served.

          (b) Performance by Subtenant on Behalf of Sublandlord. In the event that neither Sublandlord nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Subtenant may elect to cure said breach at Subtenant's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Subtenant's right to reimbursement from Sublandlord. Subtenant shall document the cost of said cure and supply said documentation to Sublandlord.

14. Damage or Destruction; Condemnation. Notwithstanding anything in this Sublease to the contrary, in the event of a fire or other casualty affecting the Project or the Premises, or of a taking of all or a part of the Project or Premises under the power of eminent domain, Sublandlord shall not be required to obtain the consent of Subtenant in order to exercise any right which may have the effect of terminating the Master Lease. In the event Sublandlord is entitled, under the Master Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Subtenant shall be entitled to Subtenant's Abatement Share (defined below) of such rent abatement unless the effect on the Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be. "Subtenant's Abatement Share" is defined, for purposes of this Sublease, as the percentage determined by dividing the portion of the square footage in the Rentable Area of the Premises with respect to which possession has been tendered to Subtenant by the total Rentable Area of the Buildings under the Master Lease (as defined in the Commencement Date letters thereof). If the Master Lease imposes on Sublandlord the obligation to repair or restore leasehold improvements or alterations, Subtenant shall be responsible for repair or restoration of leasehold improvements or alterations made by Subtenant. Subtenant shall make any insurance proceeds resulting from the loss which Sublandlord is obligated to repair or restore available to Sublandlord and shall permit Sublandlord to enter the Premises to perform the same, subject to such conditions as Subtenant may reasonably impose.

15. Brokerage Fees. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than Cushman and Wakefield ("CW") as broker for Sublandlord and CB Richard Ellis ("CB") as broker for Subtenant. Sublandlord shall pay CW a commission pursuant to a separate written Exclusive Listing Agreement dated March 22, 2001, which commission is to be shared with CB pursuant to an agreement between CW and CB, a copy of such agreement is attached hereto as Exhibit N. No other commissions shall be payable in connection with this transaction. Each party covenants to hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such indemnifying party.

16.  Estoppel Certificates.

          (a) Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form substantially similar to the form of estoppel certificate attached hereto as Exhibit H and incorporated herein by this reference ("Estoppel Certificate"), plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten (10) day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Sublease is in full force and effect without modification except as may be represented in good faith, using reasonable business judgment, by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Sublandlord is the Requesting Party, not more than one (1) month's rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

          (c) If Sublandlord acquires an ownership interest in the Premises and desires to finance, refinance, or sell the Premises, or any part thereof, or if Sublandlord desires to assign, pledge, or hypothecate Sublandlord's leasehold interest pursuant to the Master Lease, then in the event that Subtenant is no longer a publicly traded company, Subtenant shall deliver to any potential lender, purchaser, recipient of such pledge or hypothecation, or assignee designated by Sublandlord such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Subtenant's financial statements for the past three (3) years. All such financial statements shall be received by Sublandlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

          (d) In addition to the foregoing, the provisions of subparagraphs 16(a), (b) and (c) shall be obligations owed to Master Landlord with each reference to Sublandlord being deemed a reference to Master Landlord.

17. Definition of Sublandlord. The term "Sublandlord" as used herein shall mean the holder at the time in question of Lessee's (as defined in the Master Lease) interest in the Master Lease. In the event of a transfer of Sublandlord's title or interest in the Master Lease, Sublandlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit and Construction Security Deposit (as defined in Paragraph 4(h) of the Work Letter) held by Sublandlord. Upon such transfer or assignment and delivery of the Security Deposit and the Construction Security Deposit (if applicable), as aforesaid, the prior Sublandlord shall be relieved of all liability with respect to the obligations and/or covenants under this Sublease thereafter to be performed by the Sublandlord. Subject to the foregoing, the obligations and/or covenants in this Sublease to be performed by the Sublandlord shall be binding only upon the Sublandlord as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Sublandlord under this Sublease, and all subsequent holders of the Sublandlord's interest in this Sublease shall remain liable and responsible with regard to the potential duties and liabilities of Sublandlord pertaining to Hazardous Materials as outlined in Paragraph 5.2 above.

18. Severability. The invalidity of any provision of this Sublease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Sublease shall mean and refer to calendar days.

20. Limitation on Liability. Subject to the provisions of Paragraph 17 above and only if Sublandlord acquires an ownership interest in the Premises, the obligations of Sublandlord under this Sublease shall not constitute personal obligations of Sublandlord, or its employees, directors, officers, shareholders, or its successors and assigns or their respective heirs, and Subtenant shall look to Sublandlord's interest in the Premises, and to no other assets of Sublandlord, for the satisfaction of any liability of Sublandlord with respect to this Sublease, and shall not seek recourse against the individual employees, directors, officers, shareholders, successors and assigns of Sublandlord, or any of their personal assets or those of their heirs for such satisfaction. In the event that Sublandlord has only a leasehold interest in the Premises, the obligations of Sublandlord under this Sublease shall not constitute personal obligations of Sublandlord's employees, directors, officers, shareholders, or Sublandlord's successors and assigns or their respective heirs, and Subtenant shall look to Sublandlord for the satisfaction of any liability of Sublandlord with respect to this Sublease, and shall not seek recourse against the individual employees, directors, officers, shareholders, successors and assigns of Sublandlord, or any of their personal assets or those of their heirs for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Sublease.

22. No Prior or Other Agreements. This Sublease is a complete integration and contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.   Notices.

     23.1. Notice Requirements. Except as otherwise provided herein, all notices required or permitted by this Sublease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail or other nationally-recognized overnight courier, with postage prepaid and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted in the Basic Sublease Information above shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. A copy of all notices to Sublandlord shall be concurrently transmitted to such party or parties at such addresses as Sublandlord may from time to time hereafter designate in writing.

     23.2. Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. If notice is received after 5:00 p.m. Pacific Time on a business day or on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

     23.3   Notices from Master Landlord.

     Each party shall provide to the other party a copy of any notice or demand received from or delivered to Master Landlord as soon as practicable thereafter, but preferably within seventy-two (72) hours of receiving, and concurrently upon delivering, such notice or demand. Notwithstanding the foregoing, Sublandlord shall only be required to provide copies of any notices or demand affecting the Premises or those affecting the interests of all subtenants in the Project.

24. Waivers. No term, covenant or condition hereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of a breach of any term, covenant or condition hereof shall not be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent breach of the same or of any other term, covenant or condition hereof. Sublandlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Sublandlord's consent to, or approval of, any subsequent or similar act by Subtenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Sublease requiring such consent. The acceptance of Rent by Sublandlord shall not be a waiver of any Default or Breach by Subtenant. Any payment by Subtenant may be accepted by Sublandlord on account of moneys or damages due Sublandlord, notwithstanding any qualifying statements or conditions made by Subtenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Sublandlord at or before the time of deposit of such payment.

25. No Right To Holdover. Subtenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Sublease. In the event that Subtenant holds over, then the Base Rent shall be increased to one hundred and fifty percent (150%) of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Sublandlord to any holding over by Subtenant.

26. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27. Covenants and Conditions; Construction of Agreement. All provisions of this Sublease to be observed or performed by Subtenant are both covenants and conditions. In construing this Sublease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Sublease. Whenever required by the context, the singular shall include the plural and vice versa. This Sublease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

28. Binding Effect; Choice of Law. This Sublease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State of California. Any litigation between the Parties hereto concerning this Sublease shall be initiated in the county in which the Premises are located.

29.  Subordination; Attornment; Non-Disturbance.

     29.1. Subordination. This Sublease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Project or any portion thereof, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Subtenant agrees that the holders of any such Security Devices (in this Sublease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Sublandlord under this Sublease. Any Lender may elect to have this Sublease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Subtenant, whereupon this Sublease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     29.2. Attornment. In the event that Sublandlord transfers its leasehold interest in the Premises, or such interest is acquired by another upon the foreclosure or termination of a Security Device to which this Sublease is subordinated (i) Subtenant shall attorn to such transferee, and upon request, enter into a new lease, containing all of the terms and provisions of this Sublease, with such new owner for the remainder of the term hereof, or, at the election of such transferee, this Sublease shall automatically become a new sublease between Subtenant and such transferee, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Sublandlord shall thereafter be relieved of any further obligations hereunder and such transferee shall assume all of Sublandlord's obligations hereunder, except that such transferee shall not: (a) be liable for any act or omission of any prior Sublandlord or with respect to events occurring prior to transfer; (b) be subject to any offsets or defenses which Subtenant might have against any prior Sublandlord, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior Sublandlord.

     29.3. Self-Executing. The agreements contained in this Paragraph 29 shall be effective without the execution of any further documents; provided, however, that, upon written request from Sublandlord, Master Landlord, or a Lender in connection with a sale, financing or refinancing of the Premises or the Project (as the case may be), Subtenant,Sublandlord, and/or Master Landlord shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

     29.4    Nondisturbance Agreement.

          (a) Upon the execution of this Sublease, Sublandlord shall use diligent efforts to obtain an agreement ("SNDA") reasonably satisfactory to Subtenant in recordable form, whereby any existing lenders shall agree that notwithstanding any foreclosure under a Security Device and subsequent or previous termination of the Master Lease, Subtenant, upon paying the rents and fulfilling the other obligations required of Subtenant under this Sublease, shall not be disturbed in its occupation of the Sublease Premises, and such Lenders shall continue to recognize Subtenant's tenancy pursuant to the terms and conditions of this Sublease, subject to and in accordance with the provisions of the Recognition Agreement referenced in Section 30.1 below, and subject to customary terms and conditions contained in such subordination, non-disturbance and attornment agreements. Notwithstanding the fact that this Sublease shall become binding upon Sublandlord and Subtenant when fully executed by them, the parties acknowledge and agree that this Sublease is expressly conditioned upon obtaining an SNDA as described above. If such SNDA is not so obtained within forty-five (45) days following the Effective Date of this Sublease, then either party may terminate this Sublease upon written notice to the other party, and in such event, Sublandlord shall promptly return to Subtenant any prepaid Rent and Security Deposit (less any amounts to which Sublandlord is entitled under this Sublease) paid or delivered by Subtenant to Sublandlord pursuant to this Sublease, and neither party shall have any liability to the other party thereafter accruing.

          (b) Upon any subsequent financing or refinancing of the Project (so that a new Security Device is hereafter placed upon or against all or any portion of the Project), Sublandlord shall use diligent efforts to obtain an SNDA with respect to such new Security Device, substantially in accordance with the provisions of Section 29.4(a). The subordination provisions of Section 29.1 shall not be binding or enforceable with respect to such new Security Device unless and until such SNDA is obtained for the protection of Sublandlord and Subtenant.

30.    Master Lease Provisions

     30.1. Sublease Subordinate. This Sublease and all the rights of parties hereunder are subject and subordinate to the Master Lease. In the event the Master Lease is terminated for any reason, then, on the date of such termination, this Sublease automatically shall terminate and be of no further force or effect, and the parties hereto shall be relieved of any liability thereafter accruing, except for liabilities of that parties that by the terms of this Sublease shall survive expiration or earlier termination. Notwithstanding the foregoing, in the event of the rejection by Master Landlord of the Master Lease which is approved, consented to or authorized by a bankruptcy court in a bankruptcy proceeding, then so long as Sublandlord has not elected (under
Section 365(h)(1)(A) of the Bankruptcy Code or successor statute) to treat such rejection as a termination of the Master Lease and remains in possession of the Premises, Sublandlord agrees to recognize the estate of Subtenant under this Sublease and this Sublease shall continue, except to the extent restricted by court order or other legal restraint. Each party agrees that it will not, by its act or omission to act, cause a default under the Master Lease which would lead to the termination of the Master Lease by Master Landlord. In furtherance of the foregoing, the parties hereby confirm, each to the other, that as time is of the essence it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Sublandlord against a default by Subtenant which might cause a default or event of default by Sublandlord under the Master Lease:

          (a) Except as otherwise expressly provided herein, Sublandlord shall perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord. For example, Sublandlord shall at all times keep in full force and effect all insurance required of Sublandlord as tenant under the Master Lease.

          (b) Except as otherwise expressly provided herein, from and after the Sublease Commencement Date (or Commencement Date or Early Commencement or Fixturing Period access date as the case may be), Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, and where given appropriate advance notice by Sublandlord, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Master Lease at least five (5) days prior to the date when Sublandlord's performance is required under the Master Lease. If Subtenant fails to comply with any of the obligations of the preceding sentence, and does not cure within the applicable cure period, then Sublandlord shall have the right to enter the Premises to cure any default by Subtenant under this Paragraph.

          In particular, and without limiting the foregoing, Subtenant shall fulfill, at Subtenant's sole cost and expense (including reimbursement of costs included as Operating Expenses), all obligations imposed on occupants of the Project in connection with the Moffett Park Transportation Demand Management Plan described in Section 5.07 of the Master Lease and made part of the Master Lease as Exhibit M, including any amendments or revisions thereto (the "Plan"). Subtenant acknowledges that the Plan applies to the occupants of the Project as a group rather than individually and Subtenant agrees to reasonably cooperate and coordinate efforts with Sublandlord and other Project occupants in order to effectively and efficiently carry out the Plan. Sublandlord agrees to coordinate Plan compliance efforts on behalf of the Project, either itself or through its designee, and Subtenant shall cooperate with same. For purposes of this Paragraph 30.1, Sublandlord or its designee shall have the have the right, in its sole reasonable discretion, to determine what constitutes "obligations imposed on occupants of the Project in connection with the Plan" as that phrase applies to Subtenant; provided, that, greater Plan requirements may not be imposed on Subtenant than on other Project occupants (including Sublandlord) under like circumstances, and provided that Subtenant shall be reasonably notified of obligations not included in the Master Lease or this Sublease.

          (c) Sublandlord hereby grants to Subtenant the right to receive all of the services with respect to the Premises which are to be provided by Master Landlord under the Master Lease. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Master Landlord in the performance or observance by Master Landlord of any of its obligations under the Master Lease, nor shall such default by Master Landlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder except to the extent that such default by Master Landlord excuses performance by Sublandlord, under the Master Lease. In the event of Master Landlord's failure to perform its obligations under the Master Lease that inure to the benefit of Subtenant hereunder, Sublandlord shall, after written request from Subtenant, take such steps as Sublandlord determines to be commercially reasonable to secure Master Landlord's performance of such obligations, provided (i) Subtenant pays, on demand, all costs and expenses of Sublandlord associated therewith, (ii) Subtenant provides security reasonably satisfactory to Sublandlord to pay such costs and expenses and (iii) Subtenant is not in default under this Sublease.

     Subtenant acknowledges that it has been provided with a copy of the Master Lease and that it has reviewed and analyzed all of its provisions, including the Exhibits thereto, and that Subtenant is familiar with all of said provisions. Notwithstanding anything in this Sublease to the contrary, (i) obligations of either party under this Sublease shall not include acts for which Master Landlord is responsible under the Master Lease and (ii) Subtenant's rights under this Sublease shall not include any rights (vis a vis the Master Landlord) not granted to Sublandlord as "Lessee" under the Master Lease nor any rights that are in violation of the provisions of the Master Lease, except as specifically granted by Master Landlord. Subtenant agrees to promptly notify Sublandlord of any default of Master Landlord under the Master Lease of which Subtenant becomes aware.

     If the termination of the Master Lease (and the resulting termination of this Sublease) occurs, Sublandlord shall have no liability therefor to Subtenant unless such termination results from Sublandlord's breach of the Master Lease or this Sublease. Sublandlord agrees to request from Master Landlord, at the time Sublandlord requests Master Landlord's consent to this Sublease (see Paragraph 30.5), Master Landlord's agreement ("Recognition Agreement"), on commercially reasonable terms and conditions, not to disturb Subtenant's occupancy of the Premises in the event of Sublandlord's default and a resulting termination of the Master Lease.

     Notwithstanding anything to the contrary in this Sublease, Sublandlord shall not be required to fulfill any obligation if unable to perform through no fault of Sublandlord. Subtenant agrees that it will not take or permit any action or fail to perform or observe any obligation, which causes an event of default under the Master Lease and/or causes the Master Lease to be terminated or forfeited, and Subtenant shall indemnify, defend, protect and hold harmless Sublandlord from and against any and all claims, demands, suits, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising by reason of any act or omission on the part of the indemnifying party which is in breach of this Paragraph.

     30.2. Cooperation With Subtenant. Sublandlord agrees to use commercially reasonable efforts to cooperate with Subtenant in (1) obtaining for Subtenant Master Landlord's consent to any action for which the Master Lease requires Master Landlord's consent, and (2) delivering any notice to Master Landlord as required by any provision of the Master Lease, including, without limitation, forwarding (as soon as practicable after Sublandlord's receipt) any request made by Subtenant to Master Landlord for consent or approval, and providing Master Landlord with all information required (or that Master Landlord may reasonably request) regarding any such request. The fact that Master Landlord has consented to an action of Subtenant shall not in any way limit or restrict any right of Sublandlord to withhold Sublandlord's consent to such action. Sublandlord shall have no liability to Subtenant by reason of Master Landlord's refusal to consent to any action of Subtenant.

     30.3. Sublandlord Representations. Sublandlord hereby represents and warrants that, at the time of Sublandlord's execution of this Sublease, (i) the document attached as Exhibit A to this Sublease is a complete copy of the Master Lease and that the Master Lease and the Additional Agreements represent the entire agreement between Sublandlord and Master Landlord with respect to the lease of the Premises, (ii) the Master Lease is in full force and effect, and (ii) except as provided in the Additional Agreements, Sublandlord has not assigned, encumbered or otherwise transferred any interest in the Premises. The "Additional Agreements" shall mean the following agreements, all of which Subtenant acknowledges having received copies of and reviewed:
Subordination, Acknowledgment of Lease Assignment, Nondisturbance and Attornment Agreement and Estoppel Certificate (Lease to Deed of Trust) between KeyBank National Association and Ariba, Inc., dated June 28, 2000; Letter from Jay Paul Company regarding Tenant Improvements dated September 11, 2000; Subordination, Acknowledgment of Lease Assignment, Nondisturbance and Attornment Agreement and Estoppel Certificate among Ariba, Inc., Bank of America and Moffett Park Drive LLC dated October 25, 2000; First Amendment to Lease between Moffett Park Drive LLC, as Lessor, and Ariba, Inc., as Lessee, dated January 12, 2001; Tri-Party Agreement among Moffett Park Drive LLC, Ariba, Inc. and KeyBank National Association, dated February 14, 2001; and five (5) executed Memoranda of Commencement of Lease Term dated March __, 2001, March __, 2001, March 30, 2001, April 24, 2001, and April 24, 2001, respectively (Master Lease Exhibits E-1, E-2, E-3, E-4 and E-5).

     30.4. Modification. Subject to Paragraph 30.7, Sublandlord shall neither amend nor modify the Master Lease in such a way that will materially adversely affect Subtenant's interest in this Sublease or increase Subtenant's obligations, costs, or expenses, without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or deferred.

     30.5. Consent To This Sublease. Subtenant acknowledges that, under the terms of the Master Lease, this Sublease requires the prior written consent of the Master Landlord, and that this Sublease shall not be effective until such written consent is given. In accordance with this Master Lease requirement, Subtenant shall have no right to use or occupy the Premises prior to such time as Master Landlord provides its consent to this Sublease. Sublandlord agrees to use reasonable efforts to obtain Master Landlord's consent and Subtenant agrees to provide any information regarding Subtenant which Master Landlord may reasonably request. This Sublease shall become binding upon Sublandlord and Subtenant only when fully executed by Sublandlord and Subtenant. Sublandlord and Subtenant acknowledge and agree that this Sublease is expressly conditioned upon obtaining the Master Landlord's consent following such full execution in the form substantially identical to Exhibit G attached hereto, or other form mutually agreeable to the parties in their sole discretion. If Master Landlord has not provided the Sublease Consent within forty-five (45) days after the Effective Date of the Sublease, then both Sublandlord and Subtenant shall have the right, by written notice to the other party, to terminate this Sublease. For purposes of this Subparagraph 30.5, (i) Subtenant may require that Master Landlord agree to a Recognition Agreement and it shall be deemed reasonable of Subtenant to reject Master Landlord's consent to this Sublease if Master Landlord refuses such an agreement and (ii) Sublandlord and Subtenant may each require that Master Landlord expressly consent to the Option contained in this Sublease at Paragraph 39 and it shall be deemed reasonable of either Sublandlord or Subtenant to reject Master Landlord's consent to this Sublease if Master Landlord refuses such consent. The aforementioned 45-day time period shall not be extended by reason of Master Landlord's refusal to either condition of the previous sentence.


     Subtenant agrees to comply with the terms of the written Consent to Sublease under which Master Landlord consents to this Sublease, including Paragraph 12 thereof.

     Sublandlord shall provide written notice to Master Landlord within five (5) business days after the occurrence of any of the following: (a) the exercise of the extension option under this Sublease; (b) the occurrence of any holding over by Subtenant after the expiration or prior termination of this Sublease; (c) the termination of this Sublease. Sublandlord shall also provide to Master Landlord a copy of any default notice given to Subtenant at the time it is served.

     Subtenant shall provide written notice to Master Landlord within five (5) business days after the occurrence of any of the following: (a) the exercise of the extension option under this Sublease; or (b) any request by Subtenant to make alterations or additions or to make other improvements to the Premises together with copies of all notices, plans or other documents provided to Sublandlord or its representatives in connection therewith. Subtenant shall also provide to Master Landlord a copy of any default notice given to Sublandlord at the time it is served

     30.6. Defined Terms. Terms used in this Sublease as defined terms and not otherwise defined herein shall have the same meanings as in the Master Lease.

     30.7. Multiple New Master Leases. Master Landlord has expressed to Sublandlord an interest in having the land underneath the Buildings divided into four or more legal parcels, with the result that each Building be located on a separate legal parcel. Sublandlord shall have the right, in its sole discretion, to agree to an amendment of the Master Lease , and Subtenant agrees to concurrently enter into a new sublease or subleases on substantially the same terms as this Sublease in which Subtenant agrees to accept reasonable property restrictions placed in connection with the reparcelization The procedure for entering into such new sublease agreements shall be as follows: Sublandlord shall give Sublessee notice of the amendment of the Master Lease, and, thereafter, Sublandlord and Sublessee shall use reasonable good faith efforts to agree upon, execute and deliver a new sublease agreement or agreements, which sublease agreement(s) shall be, cumulatively, substantially similar to this Sublease. Sublandlord shall be entitled to retain any benefit conferred on or granted to Sublandlord by virtue of the foregoing activities; Sublandlord and Subtenant shall each bear their own costs in connection with the same.

     30.8. Conflict. In the event of a conflict between the provisions of this Sublease and the provisions of the Master Lease, as between Sublandlord and Subtenant the provisions of this Sublease shall control.

31. Attorneys' Fees. If either Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublandlord shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.   Sublandlord's Access to Premises.

     32.1. Generally. Sublandlord and Sublandlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise upon reasonable notice by telephone or electronic mail to Subtenant's designated contact or substitute for the purpose of inspecting the Premises; showing the Premises to prospective purchasers, lenders, or prospective tenants and realtors (prospective tenants and realtors during the last year of the Sublease term or any extensions thereto); making such alterations, repairs, improvements or additions to the Premises as Sublandlord may deem necessary or desirable or that Subtenant fails to perform; to access security and HVAC controls and network connections for HVAC and security, as well as fiber ties that may be located in IDC rooms on the Premises; and such other purposes as Sublandlord may deem necessary or desirable, including but not limited to proper functioning of Building climate control and Project security systems. Sublandlord may at any time place on the Premises any ordinary "For Sale" signs and Sublandlord may during the last 6 months of the term hereof place on the Premises any ordinary "For Lease" signs. Subtenant may at any time place on the Premises any ordinary "For Lease" sign. Notwithstanding any other provision of this Paragraph 32, Sublandlord may enter the Premises at any time to take possession due to any Breach of this Sublease.

     32.2. Subtenant's Waiver. Sublandlord may enter the Premises without the abatement of Rent and may take steps to accomplish the stated purposes. Subtenant waives any claims for damages caused by Sublandlord's entry, including damage claims for: (i) injuries; (ii) inconvenience to or interference with Subtenant's business; (iii) lost profits; (iv) loss of occupancy or quiet enjoyment of the Premises. During such entry Sublandlord shall accord reasonable care to Subtenant's property and comply with Subtenant's reasonable security measures which have been made known to Sublandlord.

     32.3. Method of Entry. For entry as permitted by this Paragraph 32, Sublandlord shall at all times have a key or, if applicable, a card key with which to unlock all the doors in the Premises. In an emergency situation, Sublandlord shall have the right to use any means that Sublandlord considers proper to open the doors in and to the Premises. Any such entry into the Premises by Sublandlord shall not be considered a forcible or unlawful entry into, or a detainer of, the Premises or an actual or constructive eviction of Subtenant from any portion of the Premises.

33. Auctions. Subtenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Sublandlord's prior written consent. Sublandlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Except as provided in this Paragraph 34, Subtenant shall not place any sign upon the Project without Sublandlord's prior written consent. All signs must comply with all Applicable Requirements. Subtenant shall be permitted, at Subtenant's sole cost and expense, to install signage on the face of Project-standard monuments in the Project as well as directory signage in the lobby of each Building it occupies. In addition, Subtenant shall be allotted exterior building signage to the maximum size permitted by the City of Sunnyvale requirements for exterior building signage at the Project so long as such signage is no larger than that of Sublandlord, and Subtenant shall be permitted to place such exterior building signage on Building One so as to be visible from the freeway. Only Subtenant shall be allowed to put exterior building signage on Building One. Sublandlord shall approve exterior building signage which substantially complies with the Site Signage Plan (as it specifically applies to Building One), attached hereto as Exhibit O (the parties acknowledge that the Site Signage Plan attached hereto shall be submitted to the City of Sunnyvale by Ariba, Inc. In the event that such plan is not approved by the City of Sunnyvale, the parties shall cooperate with each other to submit a revised plan to the City of Sunnyvale consistent with the intent of this Paragraph 34. Subtenant shall not be entitled to use other Project signage areas without paying for such use at the rate applicable from time to time as set by Sublandlord. All signs are subject to Master Landlord's prior written consent as provided in the Master Lease and all other applicable restrictions and requirements contained therein.

35. Termination; Merger. Unless specifically stated otherwise in writing by Sublandlord, the voluntary or other surrender of this Sublease by Subtenant, the mutual termination or cancellation hereof, or a termination hereof by Sublandlord for Breach by Subtenant, shall automatically terminate any sub-sublease or lesser estate in the Premises; provided, however, that Sublandlord may elect to continue any one or all existing subtenancies. Sublandlord's failure within 10 days following Sublandlord's actual knowledge of any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Sublandlord's election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Sublease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Sublandlord's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Subtenant for any Sublandlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of any Hazardous Materials, shall be paid by Subtenant upon receipt of an invoice and supporting documentation therefore. Sublandlord's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Subtenant of this Sublease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Sublandlord at the time of such consent. The failure to specify herein any particular condition to Sublandlord's consent shall not preclude the imposition by Sublandlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Quiet Possession. Subject to payment by Subtenant of the Rent and performance of all of the covenants, conditions and provisions on Subtenant's part to be observed and performed under this Sublease, Subtenant shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

38. Options. If Subtenant is granted an option, as defined below, then the following provisions shall apply.

     38.1. Definition. "Option" shall mean: (a) the right to extend the term of or renew this Sublease or to extend or renew any lease or sublease that Subtenant has on other property of Sublandlord (b) the right of first refusal or first offer to lease or sublease either the Premises or other property of Sublandlord; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Sublandlord.

     38.2. Options Personal To Original Subtenant. Any Option granted to Subtenant in this Sublease is personal to the original Subtenant, and cannot be assigned, except to an Affiliate as defined herein, or exercised by anyone other than Subtenant or said Affiliate and only while the original Subtenant or said Affiliate is in possession of the Premises (including properly approved subleasing or assignment pursuant to Paragraph 12) unless otherwise agreed to by Sublandlord in writing and, if requested by Sublandlord, with Subtenant certifying that Subtenant has no intention of assigning or subletting for a period of one (1) year.

     38.3. Multiple Options. In the event that Subtenant has any multiple Options to extend or renew this Sublease, a later Option cannot be exercised unless the prior Options have been validly exercised.

     38.4. Master Lease Options. "Master Lease Option" shall mean: (a) the right to extend the term of or renew the Master Lease or to extend or renew any lease or sublease that Sublandlord has on other property of Master Landlord, (b) the right of first refusal or first offer to lease or sublease either the Premises or other property of Master Landlord; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Master Landlord. Subtenant shall have no right whatsoever in any Master Lease Option and Sublandlord shall have the sole and absolute discretion regarding its exercise of its Master Lease Options.

     38.5. Effect of Default on Options.

        (a) Subtenant shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Subtenant), (iii) during the time Subtenant is in Breach of this Sublease, or (iv) in the event that Subtenant has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

        (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Subtenant's inability to exercise an Option because of the provisions of Paragraph 38.5(a) above.

        (c) An Option shall terminate and be of no further force or effect, notwithstanding Subtenant's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Subtenant fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Sublandlord to give notice thereof), (ii) Sublandlord gives to Subtenant 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) Subtenant commits a Breach of this Sublease.

39. Option to Extend Term. Subject to Master Landlord's binding consent thereto and subparagraph (c) of this Paragraph 39, Sublandlord hereby grants to Subtenant the following Option to extend the term of this Sublease:

        (a) Subtenant shall have the Option to extend the term of this Sublease for an additional sixty-four (64) months and twenty-four (24) days starting immediately upon expiration of the Original Term ("Option Term"). The Option Term shall be under all of the covenants, terms and conditions of the Sublease, except that the following provisions will not be part of this Sublease for the Option Term: (i) the amount of Base Rent to be paid by Subtenant during the Option Term, which shall be established as set forth below, and (ii) the Option to extend provided for in this Paragraph. If Subtenant elects to exercise the Option, Subtenant shall give concurrent written notice to Sublandlord and Master Landlord of such election ("Option Notice") not more than two hundred ten (210) days nor less than one hundred eighty (180) days before the end of the Original Term, time being of the essence. No later than one (1) month prior to the commencement of the Option Term, the Security Deposit shall be increased to the minimum amount allowable during the Option Term as set forth in Paragraph 4.

        (b) If Subtenant exercises the Option, Base Rent for the Option Term shall be as follows:


            ----------------------------------------------------------------
                    Period         $/month/SF        SF         $/month
            ----------------------------------------------------------------
              8/1/07 to 7/31/08       $4.86        263,823     $1,282,180
            ----------------------------------------------------------------
              8/1/08 to 7/31/09       $5.04        263,823     $1,329,668
            ----------------------------------------------------------------
              8/1/09 to 7/31/10       $5.24        263,823     $1,382,433
            ----------------------------------------------------------------
              8/1/10 to 7/31/11       $5.44        263,823     $1,435,197
            ----------------------------------------------------------------
              8/1/11 to 7/31/12       $5.64        263,823     $1,487,962
            ----------------------------------------------------------------
              8/1/12 to 12/24/12      $5.86        263,823     $1,546,003
            ----------------------------------------------------------------



        (c) Notwithstanding anything to the contrary in this Sublease, except with respect to Building One, in the event Subtenant exercises the Option, Sublandlord shall have the right to relocate Subtenant for the Option Term to other space comparable to the Premises in the Project (e.g. one floor above the other) (such relocated portion of the Premises shall with the Building One premises constitute the Premises for the purpose of this Sublease), and the parties shall enter into a new sublease (or lease, if applicable) or an amendment to this Sublease, whichever is deemed appropriate by Sublandlord, for the Option Term, on terms that are materially similar to the terms of this Sublease, as reasonably determined by Sublandlord. If Sublandlord decides to relocate Subtenant, Sublandlord shall:

            (i) Give Subtenant notice within sixty (60) days of Sublandlord's receipt of the Option Notice;

            (ii)  Pay all reasonable costs associated with such relocation;

            (iii) Provide Subtenant at Sublandlord's expense with tenant improvements at least equal in quality to those in the Premises; and

            (iv) Move Subtenant's effects at Sublandlord's expense to the new space at a time and in a manner reasonably selected to reduce inconvenience to Subtenant.

The parties shall execute an amendment to this Sublease or a new sublease (or lease, if applicable) stating the relocation of the Premises and such other changed terms as are reasonably determined by Sublandlord to be necessary or appropriate.

40. Substitution of Other Premises. Sublandlord shall have the right to relocate Subtenant from any portion of the Premises not part of a Building fully-occupied by Subtenant (e.g. Building One after Subtenant has reached the Commencement Date on each of the four (4) floors therein) to other space in the Project comparable to such portion of the Premises (e.g. one floor above the other; comparably furnished) (such substituted portion of the Premises shall with the remaining original premises constitute the Premises for the purpose of this Sublease), and the parties shall enter into a new sublease (or lease, if applicable) or an amendment to this Sublease, whichever is deemed appropriate by Sublandlord on terms that are materially similar to the terms of this Sublease, as reasonably determined by Sublandlord. If Sublandlord decides to relocate Subtenant, Sublandlord shall:

          (a) Give Subtenant prior notice;

          (b) Pay all reasonable costs associated with such relocation;

          (c) Provide Subtenant at Sublandlord's expense with tenant improvements at least equal in quality to those in the portion of the Premises from which Subtenant is relocated; and

          (d) Move Subtenant's effects at Sublandlord's expense to the new space at a time and in a manner that will inconvenience Subtenant as little as possible.

The parties shall execute an amendment to this Sublease stating the relocation of the portion of the Premises and such other changed terms as are reasonably determined by Sublandlord to be necessary or appropriate.

41. Reservations. Sublandlord reserves the right: (i) to grant, without the consent or joinder of Subtenant, such easements, rights and dedications that Sublandlord deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Subtenant. Subtenant agrees to sign any documents reasonably requested by Sublandlord or Master Landlord to effectuate such rights.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

43. Authority. Each individual executing this Sublease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Sublease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

44. Amendments. This Sublease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Subtenant's obligations, costs, or expenses hereunder, Subtenant agrees to make such reasonable non-monetary modifications to this Sublease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

45. Exhibits. Attached hereto are the following Exhibits which constitute a part of this Sublease:

                  (a) Exhibit A - Master Lease (exclusive of Exhibit I which shall be provided separately to the parties as described below in the note to Exhibit M)

                  (b) Exhibit B - Premises

                  (c) Exhibit C - Sublandlord's Rules and Regulations

        (d)  Exhibit D - Commencement Date Memorandum

        (e)  Exhibit E - Ravendale Lease

        (f)  Exhibit F - Letter of Credit

        (g)  Exhibit G - Consent to Sublease

        (h)  Exhibit H - Estoppel Certificate

        (i) Exhibit I - Work Letter Agreement (including Attachment 1 (Conceptual Plan) and Attachment 2 (B1F1 Shell Work: Bldg 1 1/st/ Floor Only Addendum 5 Revised April 13, 2001 and Supplemental Instruction N) thereto)

        (j)  Exhibit J - Cafeteria Access Agreement

        (k)  Exhibit K - Fitness Center Access Agreement

        (l)  Exhibit L - Janitorial Services Description

        (m) Exhibit M - Additional Environmental Report and Materials (For convenience, Exhibit M shall be provided along with Exhibit I of the Master Lease in a separate "environmental" binder)

        (n)  Exhibit N - Brokers' Letter

        (o)  Exhibit O - Site Signage Plan

        (p)  Exhibit P:  Furniture

        (q)  Exhibit Q:  Furniture UCC-1

         IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written.

                                SUBLANDLORD:

                                Ariba, Inc.,
                                a Delaware corporation

                                By:    /s/ Gabriel Sandoval
                                       --------------------

                                       Gabriel Sandoval

                                Its:   VP, General Counsel
                                       -------------------


                                SUBTENANT:


                                Interwoven , Inc.,
                                a Delaware corporation

                                By:    /s/ David M. Allen
                                       ------------------

                                       David M. Allen

                                Its:   Chief Executive Officer
                                       -----------------------

                                BROKER EXECUTION
                                ----------------

         By signing below, the indicated real estate broker or agent is not being made a party hereto but is signifying its agreement with the provisions hereof concerning brokerage.

SUBLANDLORD'S BROKER:                            ADDRESS:

Cushman & Wakefield of California, Inc.          2055 Gateway Place, Suite 550
                                                 San Jose, California 95110
By:   /s/ Hernan Santos
      -----------------
      Hernan Santos

Its:  Director
      --------

SUBTENANT'S BROKER:                              ADDRESS:

CB Richard Ellis                                 1195 W. Fremont Avenue
                                                 Sunnyvale, California  94087
By:   /s/ Scott Mathisen
      ------------------
      Scott G. Mathisen

Its:  Senior Vice President

                                    EXHIBIT A
                                    ---------

                                  MASTER LEASE


     Exhibit A to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit A of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001). In addition to the information incorporated by reference under this Exhibit A, the following exhibits supplement this Exhibit A, and are filed herewith:

     Exhibit E-4:   Memorandum of Commencement of Lease Term
     Exhibit N:     Letter regarding Tenant Improvements

                                   EXHIBIT E-4
                                       TO
                             MOFFETT PARK DRIVE, LLC
                                      LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                                   MEMORANDUM
                                       OF
                           COMMENCEMENT OF LEASE TERM
                           --------------------------

         Pursuant to Article III, Section 3.01, paragraph (a) of the above-referenced Lease, the parties to said Lease agree to the following:

     1. The Commencement Date of the Lease is January 25, 2001 and the Lease Term commenced on said date. The Expiration Date for the initial Lease Term is January 24, 2013.
     2. The date for commencement of the rent for Building One is April 12, 200l; Attached hereto as a part thereof is a true and correct partial schedule of Base Rent.
            -------
     3. The total Rentable Area of Building 1 is one hundred seventy-five thousand eighty-two (175,082) rentable square feet.

     Each person executing this Memorandum certifies that he or she is authorized to do so on behalf of and as the act of the entity indicated. Executed as of April 24, 2001, at Sunnyvale (Santa Clara County), California.

MOFFETT PARK DRIVE, LLC                       ARIBA, INC.
A California limited liability corporation    a Delaware corporation
(Successor in interest as Lessor)


 By: /s/ Jay Paul                             By: /s/ Michael L. Fanche
    --------------------------------------       -------------------------------
         Jay Paul                                     Michael Fanche
 Its:    Manager                                       (Type or print name)

                                              Its: VP and Corporate Controller
                                                  ------------------------------

                                              By:_______________________________

                                                 _______________________________
                                                        (Type or print name)

                                              Its:______________________________

                                JAY PAUL COMPANY
                       350 California Street, Suite 1905
                        San Francisco, California 94104
                                 (415) 263-7400

                               September 11, 200O

Via Fax to (650) 930-6300
-------------------------

Mike Hrastinski
Ariba, Inc.
1565 Charleston Road
Mountain View, CA 94040

      Re:   Moffeti Park Drive, LLC/Ariba/Tenant Improvements

Dear Mr. Hrastinski:

      This is to memorialize certain agreements and acknowledgments concerning the Ariba Tenant Improvements as follows:

      1. On August 3, 2000 Moffett Park Drive, LLC (Moffett Park) advanced the plan check fees by direct payment to the City of Sunnyvale in the sum of $59,713.52;

      2. On August 3, 2000 Ariba paid to Moffett Park the total of (1) the current amount invoiced by DES for Tenant Improvement design services in the sum of $707,897.42, and (2) the advanced Tenant Improvement plan check fee of $59,713.52;

      3. Moffett Park agrees that Ariba's deposit of the Tenant Improvement Letter of Credit in the sum of $14,300,000.00 may be delayed at Ariba's option until no later than October 9, 2000;

      4. The Budget for 14 of the 16 floorplates of the 4 office/R&D buildings was delivered to Ariba on September 6, 2000 and requires approval by Ariba (subject to any revisions consented to by Moffett Park) on or before September 20, i.e., within 10 business days after delivery. Ariba acknowledges its obligation under Lease Section 2.04(g) to deposit 25%
     of that Budget with Moffett Park's construction lender no later than October 4, 2000.

 5. The parties agree that the Budget will be amended to include the costs of Tenant Improvements for the remaining two floorplates for the office/R&D Buildings and for the Amenity Building, once Working Drawings for same are approved pursuant to Lease Section 2.04(d). Ariba will approve the amendment to the Budget (or modify the same with Lessor's consent) within ten business days after delivery of same ("Approval Date") and Lessor shall then enter into an amendment to the guaranteed maximum price contract with the General Contractor for the construction of the Tenant Improvements described in said Working Drawings consistent with the approved amendment to the Budget. Within ten (10) business days after the Approval Date, Ariba will make an additional cash deposit with Moffett Park's construction lender in an amount equal to twenty-five percent (25%) of the approved Budget amendment amount with Lessor's construction lender to be held as provided in Section 2.04(g). The parties further acknowledge that there may be two such amendments, one for the two remaining office/R&D floorplates and one for the Amenity Building, and these terms shall apply to each amendment.

 6. Ariba has reviewed and approved the attached proposed contract with DES dated as of June 20, 2000, and the associated DES scope of services and design fees for architectural and MEP engineering services, including the amount of $2,218,378.00 for basic services. Ariba hereby acknowledges that these fees comply with the requirement of Lease Section 2.04(d), i.e., that they "not vary materially from the range of fees charged for similar work for similar tenant improvements under similar time constraints by architects of similar ability, experience and expertise in the Silicon Valley community." Lessor has or will execute said contract with DES in reliance on the foregoing.

     Please let me know at once if you feel I have misstated any of our agreements and acknowledgments in any way.

     I want to express my appreciation for the cooperative manner in which we arrived at those agreements and acknowledgments.


                                          MOFFETT PARK DRIVE, LLC
                                          a California limited liability company

                                          By: GATEWAY LAND COMPANY, INC.



                                          By: /s/ Tim Hennessey
                                             -----------------------------------
                                                  Tim Hennessey
                                          Its:    Vice President


Agreed to:

ARIBA, INC.

By:  /s/ Mike Hrastinski
    --------------------------
         Mike Hrastinski

Its: Senior VP/CIO
     -------------------------

                            FIRST AMENDMENT TO LEASE
                                    between
                             MOFFETT PARK DRIVE LLC,
                     a California limited liability company
                                       as
                                     Lessor
                                      and
                                  ARIBA, INC.,
                             a Delaware corporation
                                       as
                                     Lessee

                          ----------------------------

                                January 12, 200l

                          -----------------------------

     This First Amendment to Lease is made and entered into and is dated for reference purposes as of the date set forth above as a first amendment to that certain written Triple Net Multiple Building Lease ("Lease") between Moffett Park Drive LLC, a California limited liability company ("Lessor") and Ariba, Inc. a Delaware corporation ("Lessee"), dated March 15, 2000 and concerning that real property situated in the City of Sunnyvale, County of Santa Clara, State of California and commonly known as 111 Lockheed Martin Way, Sunnyvale, California, on which is being constructed four free standing, four story office and research and development buildings and one ancillary building and is as follows:

                                 R E C I T A L S
                                 ---------------

       1. Section 2.03(g) of the Lease sets forth certain requirements with respect to the form of a standby letter of credit to be provided by Lessee to secure, among other things, full and timely payments of amounts due under the construction contract for Tenant Improvements ("Tenant Improvement Letter of Credit").

         2. Section 4.06 of the Lease sets forth certain requirements with respect to the form of a standby letter of credit to be provided by Lessee to serve as a Security Deposit ("Security Deposit Letter of Credit").

         3. The parties wish to utilize, for both of the above-described Letters of Credit, a form different from that described in the aforesaid Lease Sections.


                                   AGREEMENT
                                   ---------

         1.  Recitals. The aforesaid recitals are true and correct.
             --------

         2.  Amendment of Section 2.03(g). Section 2.03(g) is hereby amended to
             -----------------------------
provide that the form of letter of credit attached hereto may be provided by Lessee in lieu of the form of letter of credit originally described in said Section.

         3.  Amendment of Section 4.06. Section 4.06 is hereby amended to
             -------------------------
provide that the form of letter of credit attached hereto may be provided by Lessee in lieu of the form of letter of credit originally described in said Section.

         4.  Tenant Improvement Letter of Credit  The form of letter of credit
             -----------------------------------
attached hereto as Exhibit A shall be deemed to satisfy the requirements of
Section 2.03(g) as to the form of the Tenant Improvement Letter of Credit required thereunder to be provided by Lessee.

         5.  Security Deposit Letter of Credit. The form of letter of credit
             ---------------------------------
attached hereto as Exhibit B shall be deemed to satisfy the requirements of
Section 4.06 as to the form of the Security Deposit Letter of Credit required thereunder to be provided by Lessee.

         Except as hereby amended, and as so amended, the Lease is hereby confirmed and ratified as being in full force and effect.

                                    EXHIBIT B
                                    ---------

                                    PREMISES


     Exhibit B to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit B of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT C
                                    ---------

                       SUBLANDLORD'S RULES AND REGULATIONS


     Exhibit C to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit C of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT D
                                    ---------

                          COMMENCEMENT DATE MEMORANDUM


     Exhibit D to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit D of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT E
                                    ---------

                                 RAVENDALE LEASE


     Exhibit E to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit E of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT F
                                    ---------

                                LETTER OF CREDIT


     Exhibit F to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit F of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT G
                                    ---------

                               CONSENT TO SUBLEASE


     Exhibit G to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit G of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT H
                                    ---------

                              ESTOPPEL CERTIFICATE


     Exhibit H to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit H of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT I
                                    ---------

                              WORK LETTER AGREEMENT


     Exhibit I to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit I of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT J
                                    ---------

                           CAFETERIA ACCESS AGREEMENT


     Exhibit J to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit J of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT K
                                    ---------

                         FITNESS CENTER ACCESS AGREEMENT


     Exhibit K to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit K of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT L
                                    ---------

                         JANITORIAL SERVICES DESCRIPTION


     Exhibit L to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit L of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT M
                                    ---------

                  ADDITIONAL ENVIRONMENTAL REPORT AND MATERIALS


     Exhibit M to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit M of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT N
                                    ---------

                                 BROKERS' LETTER


     Exhibit N to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit N of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT O
                                    ---------

                                SITE SIGNAGE PLAN


     Exhibit O to the Amended and Restated Sublease between Ariba, Inc. and Interwoven, Inc., dated as of June 28, 2001 (incorporated by reference from Exhibit O of Exhibit 10.01 to the Registrant's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001).

                                    EXHIBIT P
                                    ---------

                             BUILDING ONE FURNITURE

            [INSERT BUILDING 1 2/nd/ FLOOR FURNITURE DIRECTORY HERE]

                    FURNITURE DIRECTORY - BLDG. 1 2/ND/ FLOOR


(Table lists various furniture items for Building 1, Floor 2 including the code, item, manufacturer, room # and quantity code for each furniture item.)

             [INSERT BUILDING 1 3rd FLOOR FURNITURE DIRECTORY HERE]

                     FURNITURE DIRECTORY - BLDG. 1 3rd FLOOR


(Table lists various furniture items for Building 1, Floor 3 including the code, item, manufacturer, room # and quantity code for each furniture item.)

             [INSERT BUILDING 1 4th FLOOR FURNITURE DIRECTORY HERE]

                     FURNITURE DIRECTORY - BLDG. 1 4th FLOOR


(Table lists various furniture items for Building 1, Floor 4 including the code, item, manufacturer, room # and quantity code for each furniture item.)

                                    EXHIBIT Q
                                    ---------

                                 FURNITURE UCC-1

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (front and back) CAREFULLY
---------------------------------------------------------
A. NAME & PHONE OF CONTACT AT FILER [optional]

---------------------------------------------------------
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

        Lucy A. Lofrumento, Esquire
        c/o Silicon Valley Law Group
        152 N. Third Street, Suite 900
        San Jose, California 95112

                                                                                THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
------------------------------------------------------------------------------------------------------------------------------------
1. DEBTOR'S EXACT FULL LEGAL NAME - Insert only one debtor name (1a or 1b)- do not abbreviate or combine names
                                                ---
   ---------------------------------------------------------------------------------------------------------------------------------
    1a. ORGANIZATION'S NAME

                            Arlba, Inc.
OR ---------------------------------------------------------------------------------------------------------------------------------
    1b. INDIVIDUAL'S LAST NAME                                        FIRST NAME                       MIDDLE NAME           SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
1c. MAILING ADDRESS                                                   CITY                             STATE   POSTAL CODE   COUNTRY

     807 11th Avenue                                                  Sunnyvale                          CA           94089     US
------------------------------------------------------------------------------------------------------------------------------------
1d. TAX ID #, SSN OR EIN ADD'L INFO RE    1e. TYPE OF ORGANIZATION    1f. JURISDICTION OF ORGANIZATION 1g. ORGANIZATIONAL ID
     ###-##-####         ORGANIZATION                                                                      #, if any            [_]
                         DEBTOR            Corporation                Delaware                                                  NONE
====================================================================================================================================
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - Insert only one debtor name (2a or 2b)- do not abbreviate or combine names
                                                           ---
   ---------------------------------------------------------------------------------------------------------------------------------
    2a. ORGANIZATION'S NAME

OR ---------------------------------------------------------------------------------------------------------------------------------
    2b. INDIVIDUAL'S LAST NAME                                        FIRST NAME                       MIDDLE NAME           SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
2c. MAILING ADDRESS                                                   CITY                             STATE   POSTAL CODE   COUNTRY

------------------------------------------------------------------------------------------------------------------------------------
2d. TAX ID #, SSN OR EIN ADD'L INFO RE    2e. TYPE OF ORGANIZATION    2f. JURISDICTION OF ORGANIZATION 2g. ORGANIZATIONAL ID
                         ORGANIZATION                                                                      #, if any            [_]
                         DEBTOR                                                                                                 NONE
====================================================================================================================================
3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)- Insert only one secured party name (3a or 3b)
                                                                                 ---
   ---------------------------------------------------------------------------------------------------------------------------------
    3a. ORGANIZATION'S NAME

                             Interwoven, Inc.
OR ---------------------------------------------------------------------------------------------------------------------------------
    3b. INDIVIDUAL'S LAST NAME                                        FIRST NAME                       MIDDLE NAME           SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
3c. MAILING ADDRESS                                                   CITY                             STATE   POSTAL CODE   COUNTRY

     1195 West Fremont Avenue                                         Sunnyvale                           CA           94087     US
====================================================================================================================================

4. This FINANCING STATEMENT covers the following collateral:

Personal property in the form of the Furniture, as defined in the Amended and Restated Sublease dated June 28, 2001, located on the second, third and fourth floors of Building One located at 1111 Lockheed Martin Way, Sunnyvale, California 94089, also described as Parcel 1, so designated and delineated on the Parcel Map recorded June 1, 2001 in Book 740 of Maps, pages 7 and 8, Santa Clara County Records.

                       See signature page attached hereto

=======================================================================================================
5. ALTERNATIVE DESIGNATION (if applicable) [X] LESSEE/LESSOR [_] CONSIGNEE/CONSIGNOR [_] BAILEE/BAILOR
    [_] SELLER/BUYER [_] AG, LIEN [_] NON-UCC FILING
=======================================================================================================
6. [x] This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL
       ESTATE RECORDS. Attach Addendum                                   [if applicable]
=======================================================================================================
7. Check to REQUEST SEARCH REPORT(S) on Debtor(s)
   (ADDITIONAL, FEE)        [optional]  [_] All Debtors [_] Debtor 1 [_] Debtor 2
=======================================================================================================
8. OPTIONAL FILER REFERENCE DATA

-------------------------------------------------------------------------------------------------------

                   Signature Page to UCC Financing Statement
                       naming Ariba, Inc., as Debtor, and
                       Interwoven, Inc., as Secured Party

ARIBA, INC., a Delaware corporation

By:   Gabriel Sandoval
      ----------------------
Name: GABRIEL SANDOVAL
      ----------------------
      VP, GENERAL COUNSEL

Its:  ______________________


STATE OF CALIFORNIA    )
COUNTY OF SANTA CLARA  )

     On August 6, 2001, before me, Shelley L Lopez, a notary public, personally appeared Gabriel Sandoval, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Shelley L Lopez
------------------------
Notary Public


[STAMP]

                              AMENDED AND RESTATED
                              --------------------

                           FURNITURE RENTAL AGREEMENT
                           --------------------------

     This AMENDED AND RESTATED FURNITURE RENTAL AGREEMENT (the "Agreement") is made and entered into this 28th day of June, 2001, by and between Ariba, Inc., a Delaware corporation ("Ariba") and Interwoven, Inc., a Delaware corporation ("Interwoven" or "Renter"), with reference to the following facts:

                                    RECITALS

     A. Ariba, as sublessor, and Interwoven, as sublessee, are parties to that certain Amended and Restated Sublease dated June 28, 2001, (the "Sublease") under which Ariba subleases to Interwoven approximately two hundred sixty-three thousand eight hundred and twenty-three (263,823) square feet of rentable space located at the Project in Building One and Building Four (as defined in the Sublease) at 1111 Lockheed Martin Way, Sunnyvale, California 94089 and referred to in the Sublease as the "Premises".

     B. Interwoven and Ariba previously entered into a Furniture Rental Agreement dated June 28, 2001. In connection with the amendment and restatement of the Sublease, the parties now wish to amend and restate the Furniture Rental Agreement as provided herein.

     C. Interwoven now desires to lease from Ariba and Ariba desires to lease to Interwoven, its personal property in the form of the furniture located on two
(2) of the six (6) floors the Premises (namely the third and fourth floors of Building Four, containing approximately eighty-eight thousand seven hundred and forty-one (88,741) square feet) and more particularly described on Exhibit A
                                                                   ---------
attached hereto and incorporated herein (the "Furniture").

                                    AGREEMENT

        NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

     1. Rental of Furniture. Ariba hereby leases to Interwoven, and Interwoven hereby leases from Ariba, the Furniture on the terms and conditions contained herein.

     2. Term. The term of this Agreement (the "Term") shall commence on the Sublease Commencement Date. Subject to any earlier termination in accordance with Section 17 of this Agreement, this Agreement shall terminate on the Expiration Date (i.e., July 31, 2007) or any earlier termination of the Sublease; provided, however, that if the

Sublease term is extended pursuant to Section 39 of the Sublease, then the Term of this Agreement shall be extended for the same period of time.

     3.   Furniture Rent.

In consideration for the rental of the Furniture, Interwoven shall pay to Ariba the following monthly amounts (the "Furniture Rent") during the Term of this
Agreement:

                                                         Furniture
                        Lease Term                         Rent
                        -----------------------------------------------
                          08/01/2001   To 09/30/2001         44,145.75
                          10/01/2001   To 07/31/2002         42,119.52
                          08/01/2002   To 07/31/2003         44,784.76
                          08/01/2003   To 07/31/2004         48,178.05
                          08/01/2004   To 07/31/2005         50,316.23
                          08/01/2005   To 07/31/2006         52,645.47
                          08/01/2006   To 07/31/2007         55,173.41

                                                         Furniture
                        Option Period                      Rent
                        -----------------------------------------------
                          08/01/2007   To 07/31/2008         44,295.28
                          08/01/2008   To 07/31/2009         44,445.58
                          08/01/2009   To 07/31/2010         44,445.98
                          08/01/2010   To 07/31/2011         44,445.38
                          08/01/2011   To 07/31/2012         44,505.78
                          08/01/2012   To 07/31/2013         44,445.72

Notwithstanding the foregoing, if Ariba sublets all or any portion of floors three and four of Building Four prior to the Commencement Date (as defined in Section 2.1 of the Sublease) applicable to those floors, Interwoven shall not be obligated to pay Furniture Rent on the Furniture located in the sublet area to the extent that such sublessee(s) are obligated to pay furniture rents on said Furniture under a furniture rental agreement substantially similar to this Agreement. Nothing herein shall be construed to require Ariba to reduce Interwoven's Furniture Rent in the event that such sublessee(s)' furniture rent rates are higher than Interwoven's Furniture Rent. Ariba shall use commercially reasonable and good faith efforts to rent the Furniture on said floors to sublessees and to rent it at the highest rental rates to such sublessee(s). Furniture Rent shall be payable concurrently with Rent for the Premises in monthly installments in advance on the first day of each calendar month of the Term at the address set forth for Ariba in Section 20.1. Notwithstanding the foregoing, Furniture Rent for the first full calendar month of the Term is due at the time of payment of the First Month's Prepaid Rent under the Sublease. Furniture Rent for any partial month during the Term shall be prorated based on the actual number of days in such partial calendar month. Interwoven's covenant to pay Furniture Rent shall be independent of every other covenant in this Agreement. If Furniture Rent is not paid when due, Interwoven shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Interwoven to Ariba for a default of Rent under the Sublease.

     4. Security Deposit. Within five (5) business days following the execution of this Agreement, Interwoven shall deliver to Ariba cash, or an irrevocable standby letter of credit in the form attached hereto as Exhibit B, in the amount
                                                        ---------
of Two Hundred Thousand Dollars ($200,000) as a security deposit to secure the prompt and complete performance by Interwoven of all of the obligations and terms of this Agreement to be performed by Interwoven, and not as prepayment of Furniture Rent (the "Security Deposit"). The letter of credit shall be for an initial term of not less than twelve (12) months and shall be maintained in force at all times from issuance through sixty (60) days after the later of the expiration of the Term hereof or the date on which Interwoven returns possession of the Furniture to Ariba. If Interwoven fails at least forty-five (45) days prior to the expiration date of an outstanding letter of credit to (i) renew the letter of credit or (ii) deliver to Ariba either a replacement letter of credit or cash in the full amount of the Security Deposit required hereunder, such failure shall be a default under this Agreement (without the requirement of notice) entitling Ariba, in addition to its other remedies, to draw down all or part of the current letter of credit. Ariba shall have the right, upon a transfer or assignment of its rights as lessee under this Agreement, to require Interwoven to deliver a replacement letter of credit designating Ariba's successor as the beneficiary, at Interwoven's sole cost and expense. No draw under the letter of credit shall be deemed a waiver of, or be deemed to have cured, any Event of Default by Interwoven under any provision of this Agreement except to the extent directly applied to cure such Event(s) of Default. Upon the occurrence of an Event of Default by Interwoven under the terms of this Agreement, Ariba may deduct and apply the above Security Deposit, as is reasonably necessary, towards the following: (i) to remedy any default by Interwoven in the payment of Furniture Rent under this Agreement; (ii) to clean, restore and repair the Furniture following its surrender to Ariba, if not surrendered in the condition required pursuant to this Agreement, and (iii) to remedy any other default of Interwoven hereunder. Ariba shall limit the amounts deducted from the Security Deposit to the amounts it reasonably deems necessary to cure defaults hereunder by Interwoven. In the event any portion of the Security Deposit is drawn upon by Ariba, Interwoven shall, within five (5) days after demand by Ariba, deposit cash with Ariba in an amount that, when added to the amount of Security Deposit remaining, shall equal the original amount of the Security Deposit. Ariba shall not be deemed a trustee of the Security Deposit. Ariba may use the Security Deposit in Ariba's ordinary business and shall not be required to segregate it from Ariba's general accounts. Interwoven shall not be entitled to any interest on the Security Deposit. The Security Deposit, less any portion thereof which Ariba is entitled to retain, shall be returned to Interwoven (or at Ariba's option to the last assignee, if any, of Interwoven's interest hereunder) within sixty (60) days after the later of the expiration of the Term hereof or the date on which Interwoven returns possession of the Furniture to Ariba.

     5. "AS IS" Condition; No Warranties; No Liability. Ariba shall deliver the Furniture to Interwoven AS IS and Interwoven agrees that it takes possession of the Furniture without relying on any representation or warranty by Ariba as to the condition of the Furniture. Interwoven conclusively agrees that for purposes of this Furniture Agreement, the total number of cubicle systems provided to Interwoven is as described in Exhibit A hereto. Within thirty (30) days of the Sublease Commencement Date, Interwoven shall be given an opportunity to verify inventory as compared to Exhibit A. Interwoven shall notify Ariba if it finds any errors in Exhibit A, and the parties shall cooperate reasonably with each other to make any appropriate corrections. Interwoven acknowledges that neither Ariba nor its agents have made any representations or warranties, express or implied, as to the suitability or fitness of the Furniture for the conduct of Interwoven's business or for any other purpose. In no event shall Ariba have any liability, nor shall Interwoven have any remedy against Ariba, for any liability, claim, loss, damage or expense caused directly or indirectly by the Furniture or any deficiency or defect thereof or the maintenance or repair thereof.

     6. No Ownership; Right of Inspection. This Agreement constitutes a lease or bailment of the Furniture described herein and not a sale. Except as provided in
Section 7.1, Interwoven shall not have, or at any time acquire, any right, title or interest in the Furniture except the right to possession and use as provided for in this Agreement. Ariba shall at all times be the sole owner of the Furniture. Ariba shall have the right to place and maintain on the exterior or interior of each item of Furniture an inscription identifying Ariba's ownership of the Furniture. Interwoven shall not remove, obscure, deface or obliterate the inscription or permit any other person to do so. Interwoven hereby grants Ariba the right to enter the Premises at all reasonable times, but no less than once every six (6) months for the purpose of inspecting, maintaining, and/or making repairs, replacements, alterations, or additions to the Furniture or for the purposes of posting notices of non-responsibility for alterations, additions, or repairs, or for the purpose of showing the Furniture to prospective purchasers or lessees without any liability to Interwoven for any loss of occupation or quiet enjoyment of the Furniture or Premises. This Section in no way affects the maintenance obligations of the parties hereto. Ariba represents and warrants that it owns all right, title and interest in and to the Furniture, free and clear of any and all liens, pledges, hypothecation, equitable interests, rights of possession, claims, charges, lease obligations, security interests, encumbrances, or other rights (collectively, "Adverse Rights"), and that it has the full and unrestricted right and power to lease the Furniture as provided in this Agreement. If at any time during the Term it is discovered that any Adverse Rights exist, except as specifically permitted by this Agreement, Ariba shall remove the same promptly upon notice by Interwoven, at Ariba's sole cost and expense.

     7.   Interwoven's Rights and Obligations.

          7.1 Interwoven's Rights. Interwoven shall be entitled to the absolute right to the use, possession and control of the Furniture during the Term of this Agreement, provided Interwoven is not in default of any provision of this Agreement or the Sublease (beyond applicable notice and cure periods). Interwoven shall employ and have absolute control, supervision and responsibility over all users of the Furniture.

               (a) Ariba acknowledges that should Interwoven's rights pursuant to this Agreement be wrongfully impaired or interfered with in any way (not resulting from a default by Interwoven), due to (i) any breach or default by Ariba under this Agreement, any loan agreement, or other agreements to which Ariba is a party, (ii) rights or claims asserted by creditors of Ariba (including without limitation a seizure or attachment of, or levy on, the Furniture), or (iii) rights or claims asserted by any party claiming by, through or under Ariba, then Interwoven may incur substantial damages, which could include, without limitation, costs of replacing the Furniture (including installation costs), consultants' and attorneys' fees, and so forth. Therefore, in order to protect Interwoven's rights under this Agreement, Ariba hereby grants to Interwoven a security interest in the Furniture (1) to secure the performance of Ariba's obligations under this Agreement, including without limitation the covenant of quiet enjoyment pursuant to Section 10 below; and (2) to provide sufficient collateral to Interwoven to protect it against any losses it may incur in the event that its rights in and to the Furniture pursuant to this Agreement are impaired or interfered with during the Term of this Agreement as a result of any of the circumstances described in the first sentence of this subparagraph 7.1(a).

               (b) Ariba shall execute and acknowledge, and deliver to Interwoven in recordable form, for filing with the California Secretary of State and the Santa Clara County Recorder, any UCC financing statements or similar documents Interwoven may reasonably request in order to perfect its security interest in the Furniture. In the event that Interwoven's rights in and to the Furniture pursuant to this Agreement are impaired or interfered with during the Term of this Agreement as a result of any of the circumstances described in the first sentence of subparagraph 7.1(a) (unless arising out of an Event of Default by Interwoven), Interwoven and any of its successors or assigns shall have, and be entitled to exercise, all of the rights, remedies, powers and privileges of a secured party under the Commercial Code of the State of California.

               (c) The parties acknowledge that a fundamental premise underlying this Agreement, and a material part of the consideration to be received by Ariba hereunder, is Interwoven's cooperation with Ariba's efforts to obtain third party financing using the Furniture, and/or the amounts to be received by Ariba hereunder, as collateral. Interwoven agrees to cooperate with Ariba in connection with such financing, and agrees to not unreasonably delay, condition or withhold its consent to any changes to this Agreement required in order to obtain such financing, so long as Interwoven's material rights hereunder to the use of the Furniture are not materially and adversely affected. Without limitation of the generality of the foregoing, Interwoven agrees that it shall subordinate its rights under this Agreement, its security interest in the Furniture, and the lien thereof to any rights, security interest, and related lien that Ariba may hereafter grant to any third party as collateral in a financing transaction during the Term of this Agreement, provided such third party shall have executed, in form and substance acceptable to Interwoven (based on commercially reasonable standards), a subordination, non-disturbance and attornment agreement protecting Interwoven's rights hereunder to the use, possession and control of the Furniture during the Term of this Agreement, subject to Interwoven's payment of the Furniture Rent as required herein and the other terms and conditions of this Agreement. Interwoven shall not assert against any such third party any set off, defense, or counterclaim that Interwoven may have against Ariba or any other person.

        7.2 Interwoven's Obligations. Interwoven shall use the Furniture in a reasonably careful and proper manner and shall not permit any Furniture to be used in violation of any applicable federal, state, or local statute, law, ordinance, rule, or regulation relating to the possession, use or maintenance of the Furniture. Interwoven shall use only authorized Herman Miller (furniture manufacturer) service providers to reconfigure, reassemble, disassemble, repair and maintain Furniture. Interwoven agrees to reimburse Ariba for all damage to the Furniture arising from misuse or negligent acts by Interwoven, its employees and its agents. If any Furniture covered by this Agreement is damaged, lost, stolen or destroyed, or if any Furniture is damaged as a result of its use, maintenance or possession, Interwoven shall promptly notify Ariba of the occurrence and shall file all necessary reports, including those required by law and those required by insurers of the Furniture. Interwoven represents and warrants that the Furniture will be used for business purposes consistent with all use requirements and restrictions under the Sublease.

        8. Ordinary Expenses; Maintenance. Interwoven shall be responsible for all ordinary expenses in connection with the use of the Furniture during the term of this Agreement. Interwoven, at its sole cost and expense, shall keep the Furniture in good condition and repair, ordinary wear and tear excepted. Furniture Rent shall not be prorated or abated while any item of Furniture is being serviced or repaired. Ariba shall not be under any liability or obligation in any manner to provide service, maintenance, repairs or parts for the Furniture. At the reasonable request of Ariba, Interwoven shall furnish all proof of maintenance.

        9. Alteration; Modifications; Parts. Other than in conformity with the manufacturer's warranty and/or functional improvements, Interwoven may alter or modify the Furniture only with the prior written consent of Ariba. Any part installed in connection with warranty or maintenance service or which cannot be removed without damaging the Furniture shall become the property of Ariba.

         10. Quiet Enjoyment. Ariba represents that it has full power and authority to enter into and perform this Agreement. So long as no Event of Default by Interwoven has occurred in the performance of Interwoven's covenants and agreements in this Agreement, Interwoven's quiet and peaceable enjoyment of the Furniture shall not be disturbed or interfered with by Ariba, or by any person claiming by, through, or under Ariba.

         11.   Assignment.

               11.1 Assignment by Interwoven. Interwoven shall not, without the prior written consent of Ariba, (a) assign, transfer, pledge, or otherwise dispose of this Agreement or any interest therein or (b) sublease or lend any Furniture or permit it to be used by anyone other than Interwoven and its employees. Provided that Interwoven is not then in Breach of the Sublease (as defined in Section 13.1 thereof) and no Event of Default by Interwoven is then occurring under this Agreement, Interwoven may assign this Agreement in connection with an assignment and/or sublease permitted under the Sublease. No permitted assignment or subletting shall relieve Interwoven from Interwoven's obligations and agreements hereunder and Interwoven shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

               11.2 Assignment by Ariba. Ariba may assign its interest or grant a security interest in this Agreement and the Furniture individually or together, in whole or in part, subject to the provisions of Section 7.1. If Interwoven is given written notice of any such assignment, it shall immediately make all payments of Furniture Rent and other amounts due under this Agreement directly to such assignee. Each such assignee shall have all of the rights and obligations of Ariba under this Agreement.

         12. Casualty Insurance; Loss or Damage. Interwoven shall maintain, at its own expense, property damage insurance relating to the Furniture, insuring against such risks as are customarily insured against on the type of furniture leased hereunder by businesses in which Interwoven is engaged in such amount, in such form, and with insurers satisfactory to Ariba; provided, however, that the amount of insurance against damage or loss shall not be less than the full replacement value of the Furniture. The property damage policy shall name Ariba, Interwoven and any third party lender designated by Ariba as loss payees, as their interests may appear, and shall contain a clause requiring the insurer to give Ariba at least thirty (30) days' prior written notice of any alteration in the terms or cancellation of the policy. Interwoven shall furnish to Ariba an insurance certificate (and, if requested by Ariba, a copy of the applicable policy) or other evidence reasonably satisfactory to Ariba that the required insurance is in effect; provided, however, that Ariba shall have no duty to ascertain the existence of or to examine the insurance policy to advise Interwoven if the insurance coverage does not comply with the requirements of this Section. If Interwoven fails to insure the Furniture as required, Ariba shall have the right but not the obligation to obtain such insurance, and the cost of such insurance shall be for the account of Interwoven due as part of the next due Furniture Rent. Interwoven consents to Ariba's release, upon its failure to obtain appropriate insurance coverage, of any and all information necessary to obtain insurance with respect to the Furniture or Ariba's interest therein.

         Without limitation of the foregoing provisions of this Paragraph 12, until the Furniture is returned to and received by Ariba as provided in Paragraph 15, Interwoven shall bear the entire risk of theft or destruction of, or damage to, the Furniture including, without limitation, any condemnation, seizure, or requisition of title or use ("Casualty Loss"). When any Casualty Loss occurs, Interwoven shall promptly notify Ariba. No Casualty Loss shall relieve Interwoven from its obligations to pay Furniture Rent hereunder. So long as an Event of Default does not then exist hereunder, the proceeds of any insurance payable with respect to the Furniture shall be applied towards repair or replacement of the Furniture. If an Event of Default does exist hereunder, Ariba shall have the option to apply the proceeds of any insurance payable with respect to the Furniture either towards repair or replacement of the Furniture or towards Interwoven's obligations hereunder. Interwoven hereby appoints Ariba as Interwoven's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts issued with respect to any Casualty Loss under any insurance policy covering the Furniture.

         13. Encumbrances or Liens; Notice. Interwoven shall not pledge, encumber, create a security interest in, or permit any lien to become effective on, Interwoven's rights or interests in and to any of the Furniture throughout the Term of this Agreement. Interwoven shall promptly notify Ariba of any liens, charges, or other encumbrances with respect to the Furniture of which Interwoven has knowledge. Interwoven shall promptly pay or satisfy any obligation from which any lien or encumbrance arises caused by Interwoven, and shall otherwise keep the Furniture and all right, title, and interest free and clear of all liens, charges, and encumbrances caused by Interwoven. The provisions of this Section shall not apply to the security interests and liens contemplated by
Section 7.1 above.

         14. Indemnification. Interwoven shall indemnify Ariba and its successors and assigns against, and hold Ariba and its successors and assigns harmless from, any and all claims, actions, damages, obligations, liabilities, reasonable legal fees and all costs and expenses arising out of this Agreement including, without limitation, the loss of or damage to the Furniture for any cause, the delivery, lease, possession, maintenance, repair, condition, use or surrender of the Furniture, or arising by operation of law, except that Interwoven shall not be liable for any claims, actions, damages, obligations, and costs and expenses arising out of or resulting from the negligence or willful misconduct of Ariba or its successors or assigns, or Ariba's material default of the provisions of this Agreement.

         15. Surrender. Subject to the provisions of Section 7.1 above and the security interests contemplated therein, upon the termination of this Agreement, whether caused by the expiration or termination of the Sublease or this Agreement, Interwoven shall at once surrender and deliver up the Furniture to Ariba, except for Furniture that has suffered a Casualty Loss (as defined in Section 12) and is not required to be repaired pursuant to Section 12. At the time of such return to Ariba, the Furniture shall be in good condition and repair, ordinary wear and tear excepted. If Interwoven fails to surrender the Furniture when required, the terms and conditions of this Agreement shall continue to be applicable and for each day that Interwoven shall fail to surrender any item of Furniture, Interwoven shall pay an amount equal to one hundred fifty percent (150%) of the Furniture Rent applicable to such item of Furniture, determined on an equitable basis, until the Furniture is surrendered as required pursuant to this Agreement.

       16.    Defaults by Interwoven.

              16.1 Events of Default by Interwoven. Interwoven agrees that any one or more of the following events shall be considered Events of Default by Interwoven under this Agreement:

       (a) Interwoven shall default in any payment of Furniture Rent required to be made by Interwoven hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Interwoven, unless Ariba is legally prevented from issuing such a notice, in which event no grace period shall apply;

              (b) Interwoven shall default in securing insurance or in providing evidence of insurance as set forth in Section 12 of this Agreement and such default shall continue for five (5) days after notice thereof in writing to Interwoven, unless Ariba is legally prevented from issuing such a notice, in which event no grace period shall apply; or

              (c) Interwoven shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Interwoven, and such default shall continue for thirty (30) days after notice thereof in writing to Interwoven or such additional period as may be reasonably required to cure such default, unless Ariba is legally prevented from issuing such a notice, in which event no grace period shall apply.

       16.2 Remedies of Ariba. Upon the occurrence of any one or more Events of Default by Interwoven, Ariba shall have the right, in its sole discretion, to exercise any one or more of the following remedies:

                  (a) Terminate this Agreement;

                  (b) In compliance with applicable law take possession of any or all items of Furniture, wherever located, without demand, notice, court order, or other process of law, and without liability for entry to the Premises, for damage to Interwoven's property, or otherwise except for liability or damages caused by Ariba's gross negligence or willful misconduct;

                  (c) Demand that Interwoven immediately surrender any or all Furniture to Ariba in accordance with Section 15 and, for each day that Interwoven shall fail to surrender any item of Furniture, Ariba may demand an amount equal to one hundred fifty percent (150%) of the Furniture Rent payable for such item of Furniture, determined on an equitable basis, until the Furniture is surrendered as required pursuant to this Agreement.;

                 (e) Lease, sell, or otherwise dispose of the Furniture in a commercially reasonable manner, with or without notice and on public or private bid;

                 (f) Exercise any other right or remedy to recover damages or enforce the terms of this Agreement.

Ariba may pursue any other rights or remedies available at law or in equity, including, without limitation, rights or remedies seeking damages, specific performance, and injunctive relief. Any failure of Ariba to require strict performance by Interwoven, or any waiver by Ariba of any provision hereunder or in the Sublease, shall not be construed as a consent or waiver of any other breach of the same or any other provision. Any amendment or waiver of any provision hereof or consent to any departure by Interwoven herefrom or therefrom shall be in writing and signed by Ariba. No right or remedy is exclusive of any other provided herein or permitted by law or equity. All such rights and remedies shall be cumulative and may be enforced concurrently or individually from time to time.

     17.   Defaults by Ariba.

           17.1 Events of Default by Ariba. Ariba agrees that any one or more of the following events shall be considered Events of Default by Ariba under this Agreement:

           (a) Ariba shall default under this Agreement by allowing Interwoven's rights pursuant to this Agreement to be wrongfully impaired or interfered with in any way (not resulting from an Event of Default by Interwoven), and such default shall continue for ten (10) days after notice thereof in writing to Ariba, unless Interwoven is legally prevented from issuing such a notice, in which event no grace period shall apply; or

           (b) Ariba shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Ariba, and such default shall continue for thirty (30) days after notice thereof in writing to Ariba or such additional period as may be reasonably required to cure such default, unless Interwoven is legally prevented from issuing such a notice, in which event no grace period shall apply.

           17.2 Remedies of Interwoven. Upon the occurrence of any one or more Events of Default by Ariba, Interwoven shall have the right, in its sole discretion, to exercise any one or more of the following remedies:

                 (a)  Terminate this Agreement;

                (b) Recover from Ariba the amount of damages proximately caused by such Event of Default;

                (c) Exercise the powers and privileges as a secured party pursuant to Section 7.1(b) above; and

                (d) Exercise any other right or remedy to recover damages or enforce the terms of this Agreement.

Interwoven may pursue any other rights or remedies available at law or in equity, including, without limitation, rights or remedies seeking damages, specific performance, and injunctive relief. Any failure of Interwoven to require strict performance by Ariba, or any waiver by Interwoven of any provision hereunder, shall not be construed as a consent or waiver of any other breach of the same or any other provision. Any amendment or waiver of any provision hereof or consent to any departure by Ariba herefrom or therefrom shall be in writing and signed by Interwoven. No right or remedy is exclusive of any other provided herein or permitted by law or equity. All such rights and remedies shall be cumulative and may be enforced concurrently or individually from time to time.

         18. Warranty Assignment. Ariba hereby assigns to Interwoven all manufacturer, dealer, or supplier warranties applicable to the Furniture to enable Interwoven to obtain any warranty service available for the Furniture. Ariba appoints Interwoven as Ariba's attorney-in-fact for the purpose of enforcing any warranty. Any enforcement by Interwoven shall be at the expense of Interwoven and shall in no way render Ariba responsible to Interwoven for the performance of any of the warranties.

         19. Waivers. Interwoven and Ariba agree that the provisions of Section 10508 through 10522 of the California Commercial Code shall not be used to interpret any of the rights and remedies of Interwoven under this Agreement, it being the intent of the parties that Interwoven's rights and remedies upon an Event of Default by Ariba shall be based on the express terms and conditions of this Agreement, as interpreted by applicable contract law without reference to the above-referenced sections of the Commercial Code. To the extent permitted by applicable law, Interwoven hereby waives any rights now or hereafter conferred by statute or otherwise which may require Ariba to sell, lease, or otherwise use any Furniture in mitigation of any damages resulting from an Event of Default by Interwoven as set forth in Section 16. Any action by Interwoven against Ariba for any Event of Default by Ariba under this Agreement shall be commenced within one year after any such cause of action accrues, unless Interwoven is legally prevented from commencing an action, in which event the one year period shall be extended by the period of time that Interwoven is unable to commence an action.

     20.  Miscellaneous.

          20.1 Notices and Consents. Except as otherwise provided herein, all notices required or permitted by this Agreement or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail or other nationally-recognized overnight courier, with postage prepaid and shall be deemed sufficiently given if served in a manner specified in this Paragraph
20.1. The addresses set forth below for each party shall be that party's address for delivery or mailing of notices. Either party may by written notice to the other specify a different address for notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. If notice is received after 5:00 p.m. Pacific Time on a business day or on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

         If to Ariba:                         Ariba, Inc.
                                              807 11/th/ Avenue
                                              Sunnyvale, CA 94089
                                              Attn:  Real Estate Manager
                                              Fax: (650) 390-1315

                  With a copy to:             Ariba, Inc.
                                              807 11/th/ Avenue
                                              Sunnyvale, CA 94089
                                              Attn: General Counsel

                                              Fax: (650) 390-1377


         If to Interwoven:                    Interwoven, Inc.
                                              1195 West Fremont Avenue
                                              Sunnyvale, CA 94087
                                              Attn:  Tom Smith
                                              Fax:   (408) 220-7558

                  With a copy to:             Silicon Valley Law Group
                                              Attn: Lucy Lofrumento, Esq.
                                              152 North Third Street, Ste. 900
                                              San Jose, CA 95112

          20.2 Incorporation of Prior Agreements. This Agreement is a complete integration and incorporates all agreements of Ariba and Interwoven with respect to the rental of the Furniture, and completely integrates and supersedes all prior agreements and understandings of the parties, whether oral or written, pertaining to the subject matter hereof.

          20.3 Modifications. This Agreement may be modified or amended only by an instrument in writing executed by Ariba and Interwoven, stating that such instrument is an amendment to this Agreement.

          20.4 Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any term or provision of this Agreement is found by a court of competent jurisdiction to be void or unenforceable, such term or provision shall be deemed severed from the remainder of the terms and provisions of this Agreement, and said remainder shall remain in full force and effect, according to its terms and provisions, to the extent permitted by law.

          20.5 Attorneys' Fees. In the event of any action at law or in equity (including but not limited to specific performance) between Ariba and Interwoven arising out of this Agreement or to enforce any of the provisions or rights hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs, including investigation costs and similar expenses and including attorneys' fees, incurred therein by such successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as part of such judgment. If either party to this Agreement becomes a party to any litigation concerning this Agreement or the Furniture by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party whose act or omission causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

          20.6 Successors and Assigns. The terms, covenants and conditions contained in this Agreement shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Agreement.

          20.7 Further Assurances. Each party, upon the request of the other party, will execute, acknowledge, record, or file, as the case may be, such further documents and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement.

          20.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument.

          20.9 Limitation on Damages. Interwoven and Ariba agree that neither party shall be liable for any indirect, consequential, incidental or special damages suffered or incurred by the other party or such party's lenders, partners, members, property management company, agents, directors, officers, employees, representatives, contractors, successors and assigns. The provisions of this Subparagraph 20.9 shall supercede any conflicting provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


ARIBA:

ARIBA, INC., a Delaware corporation

By:   /s/ Gabriel Sandoval
      ----------------------------------

Name: Gabriel Sandoval
      ----------------------------------

Its:  VP, General Counsel
      ----------------------------------


Interwoven:

INTERWOVEN INC., a Delaware corporation

By:   /s/ David M. Allen
      ----------------------------------

Name: David M. Allen
      ----------------------------------

Its:  Chief Executive Officer
      ----------------------------------

                                    EXHBIT A

                            DESCRIPTION OF FURNITURE

               [INSERT FURNITURE DIRECTORY BLDG. 4, FLOOR 3 HERE]

                      FURNITURE DIRECTORY BLDG. 4, FLOOR 3


(Table shows a list of furniture for Building 4, Floor 3 including the code, item description, manufacturer, room number and quantity of each furniture item.)

               [INSERT FURNITURE DIRECTORY BLDG. 4, FLOOR 4 HERE]

                      FURNITURE DIRECTORY BLDG. 4, FLOOR 4


(Table shows a list of furniture for Building 4, Floor 4 including the code, item description, manufacturer, room number and quantity of each furniture item.)

                                    EXHIBIT B

                            FORM OF LETTER OF CREDIT


                             WELLS FARGO BANK, N.A.
                  TRADE SERVICES DIVISION, NORTHERN CALIFORNIA
                          525 MARKET STREET, 25TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94105
                  Contact Phone: 1-800-798-2815 (Option No. 1)

                          IRREVOCABLE LETTER OF CREDIT

Ariba, Inc.                                        Letter of Credit No._________
807 Eleventh Avenue                                Date: August __, 2001
Sunnyvale, CA 94089
Attention: Treasury

Ladies and Gentlemen:

     At the request and for the account of Interwoven, Inc. (the "Applicant"), whose address is 1195 West Fremont Avenue, Sunnyvale, CA 94087, we hereby establish our Irrevocable Letter of Credit in favor of Ariba, Inc. in the amount of Two Hundred Thousand (US$200,000.00), available with us at our above-specified office by payment of Beneficiary's draft(s) drawn on us at sight, in the form of Exhibit A (which forms an integral part of this Irrevocable Letter of Credit) attached hereto, with the instructions in brackets therein complied with. "Beneficiary" as used in this Irrevocable Letter of Credit shall mean Ariba, Inc., or any person who becomes a beneficiary hereof pursuant to a transfer accomplished under the transfer provisions of this Irrevocable Letter of Credit.

     Each draft must be accompanied by (1) the original of this Letter of Credit for our endorsement on this Letter of Credit of any payment we make on such draft, and (2) a signed and dated statement worded as quoted in either I or II below:

     I.

     "I am an authorized officer or authorized representative of the Beneficiary of Wells Fargo Bank, N. A. Letter of Credit No. _________ ("Beneficiary"). Interwoven, Inc., as the lessee, and Ariba, Inc., as the lessor, entered into that certain Amended and Restated Furniture Rental Agreement dated June 28, 2001 (the "Agreement") with respect to certain personal property located at 809 Eleventh Avenue in the City of Sunnyvale, California that is more particularly described in the Agreement, as such Agreement may have been amended, restated or replaced from time to time. I hereby certify that: (i) Interwoven, Inc. has failed to timely perform or observe an obligation under the Agreement, and (ii)

     Beneficiary is now entitled to draw on Wells Fargo Bank, N. A. Letter of Credit No. _________."

                                       or
                                       --

II.

     "I am an authorized officer or authorized representative of the Beneficiary of Wells Fargo Bank, N. A. Letter of Credit No. _________ ("Beneficiary"). I hereby certify that (i) less than forty-five (45) days remains prior to the expiration of Wells Fargo Bank, N.A. Letter of Credit No. ____________ (the "Letter of Credit"), and (ii) Interwoven, Inc. has not provided Beneficiary with a substitute letter of credit or cash as permitted for a replacement of the Letter of Credit as provided for in that certain Amended and Restated Furniture Rental Agreement dated June 28, 2001 (the "Agreement") with respect to certain personal property located at 809 Eleventh Avenue in the City of Sunnyvale, California that is more particularly described in the Agreement, as such Agreement may have been amended, restated or replaced from time to time, and (iii) Beneficiary is now entitled to draw on Wells Fargo Bank, N. A. Letter of Credit No. _________."

                    We agree that we will not inquire as to the accuracy of any statement worded as quoted above presented to us under this Letter of Credit. We also agree that, with respect to our obligation to pay a drawing which conforms to the requirements of this Letter of Credit, such obligation will not, except to the extent that any such obligation may be altered by any law or regulation or court order, be affected by any dispute between the Applicant and the Beneficiary regarding the content or accuracy of any statement presented with such drawing.

     Partial and multiple drawings are permitted under this Letter of Credit.

     Each draft must be marked "Drawn under Wells Fargo Bank, N. A. Letter of Credit No. ______."

     Except as stated in this Letter of Credit, our undertaking in this Letter of Credit is not subject to any condition or qualification. Our obligation under this Letter of Credit will be our individual obligation in no way contingent upon reimbursement with respect thereto.

     If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

     This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit B (which forms an integral part of this Irrevocable Letter of Credit), together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All charges in connection with any transfer shall be for the account of Interwoven, Inc.

     This Letter of Credit expires at our above office on August 1 , 2002, but shall automatically be extended, without written amendment, to August 1 in each succeeding calendar year from August 1, 2003 to August 1, 2012, and then to, but not beyond February 23, 2013, unless we have sent written notice to Beneficiary at the address above (or at such other address specified in a duly executed instrument of transfer) by registered mail or express courier that we elect not to extend this Letter of Credit beyond the date specified in such notice (the "Expiration Date"), which Expiration Date will be August 1, 2002 or any subsequent August 1 occurring before February 23, 2013 and will be at least forty-five calendar days after the date we send Beneficiary such notice.

     This Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and engages us in accordance therewith.


                                              Very truly yours

                                              WELLS FARGO BANK, N. A.


                                              BY:  _____________________________
                                                      (AUTHORIZED SIGNATURE)

                                                       Exhibit A
                                                       Wells Fargo Bank, N.A.
                                                       Letter of Credit No.
===============================================================================



SAN FRANCISCO, CALIFORNIA   [insert date]
                             ----------------------------------

AT SIGHT PAY TO THE ORDER OF [insert Beneficiary name] US$ [insert amount in
                              -----------------------       ----------------
numbers]
-------
                   [insert amount in words]                    U.S. DOLLARS
--------------------------------------------------------------
DRAWN UNDER WELLS FARGO BANK, N. A. LETTER OF CREDIT NO. ___________


       THIS SIGHT DRAFT IS ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND WRITTEN CERTIFICATION OF AN AUTHORIZED OFFICER OR AUTHORIZED REPRESENTATIVE OF BENEFICIARY AS REQUIRED BY THE LETTER OF CREDIT.

TO:    WELLS FARGO BANK, N. A.                      [insert Beneficiary name]
                                                   ---------------------------

 ADDRESS:   TRADE SERVICES DIVISION, N. CALIFORNIA
         525 MARKET STREET, 25TH FLOOR
         SAN FRANCISCO, CA 94105                    [insert Beneficiary name]
                                                   ---------------------------
                                                      AUTHORIZED SIGNATURE

===============================================================================

[insert Beneficiary name and insert signature on the back of the draft as an endorsement]

                                                                Exhibit B
                                                          Wells Fargo Bank, N.A.
                                                          Letter of Credit No.
===============================================================================

                                                           Date: _____________

Wells Fargo Bank, N.A.
Trade Services Division, Northern California
525 Market Street, 25th Floor
San Francisco, California 94105

Subject: Your Letter of Credit No. _________

Ladies and Gentlemen:

     For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to the party set forth below ("Transferee"):

                 _____________________________
                 [insert name of transferee]

                 _____________________________

                 _____________________________
                [insert address]

     By this transfer, all of our rights in the Letter of Credit are transferred to the Transferee, and the Transferee shall have sole rights as Beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the Transferee without our consent or notice to us.

     Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the Transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the Transferee is so notified.

                                                   Very truly yours,

                                                   [insert name of transferor]

                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________
Signature of Transferor Authenticated
[insert name of bank]
By: ______________________________
 Name: __________________________
 Title: _______________________

================================================================================